UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)
Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

UNIVERSAL CORPORATION

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ANNUAL MEETING OF SHAREHOLDERS

July 1, 2024

Dear Universal Shareholders,

At Universal, we offer a unique value proposition and are a supplier of choice, providing high-quality, customizable, traceable, value-added agriproducts that are essential to meeting our customers’ needs in today’s dynamic markets. Our commitment to sustainability, cultivating long-term relationships with our customers and suppliers, investing in our people, and maintaining our financial strength have helped us endure for over 100 years through multiple economic cycles and build a broader agriproducts services platform.

Throughout fiscal year 2024, we demonstrated the strength of Universal’s operations and the resiliency of our business model in the face of ongoing industry and macro challenges. Looking ahead, we are positioned to build on our track record of operational excellence and advance our strategies to deliver value to our shareholders. I have a deep sense of appreciation for our incredible team at Universal and am humbled by the support of our customers, farmers, employees, and other partners, and of course our shareholders.

Maximizing Opportunities as the Leading Global Leaf Tobacco Supplier. Strengthening and investing for growth in our leaf tobacco business remains a top priority. We continue to pursue opportunities to expand the services we provide customers, drive further supply chain efficiencies and cost reductions, and increase our market share. In fiscal year 2024, we successfully met customer demand for leaf tobacco despite tight supply conditions, underscoring the depth of our operational expertise. In line with our commitment to responsibly source our products, we also continued to support a sustainable supply chain while protecting not only the farmers from whom we directly purchase tobacco, but also the broader communities in which we operate. As we look to the future, we will build on our long-standing relationships with our customers and suppliers to enable them to achieve their goals in the ever-evolving market.

Enhancing our Plant-Based Ingredients Platform. Since 2018 we have invested in developing Universal Ingredients, our plant-based ingredients platform, to support future growth and deliver new lines of revenue. Fiscal year 2024 was a significant building year for our Ingredients Operations. In addition to investing in Universal Ingredients’ commercial sales team and research and development function, we undertook a major expansion project at our manufacturing campus in Lancaster, Pennsylvania. We believe that this unique project will significantly expand our processing capabilities, including aseptic packaging, and enable us to considerably grow our product portfolio. We expect the expanded manufacturing facility to be fully operational in the second half of fiscal year 2025 and contribute meaningfully to the results of our Ingredients Operations segment in fiscal year 2026.

Pursuing Our Sustainability Goals to Benefit the Stakeholders We Serve. We have a responsibility to our stakeholders to set high standards of social and environmental performance, while promoting a sustainable supply chain. By continuing to integrate sustainability into our business strategy and supply chain operations, we aim to improve the livelihoods of our contracted farmers and the communities in which we operate.

In fiscal year 2024, we made progress against our sustainability goals and operational emissions targets in our global supply chain. The use of renewable energy has a significant role to play in our carbon emissions reduction strategy and our ability to meet the targets we have set. Therefore, we entered into a Virtual Power Purchase Agreement for renewable energy produced by a new solar power project in fiscal year 2024 that is expected to reduce our greenhouse gas emissions by approximately 15,000 metric tons per year, or 45% of Universal’s Scope 1 and Scope 2 emissions, in the United States beginning in 2026. We also entered into an emission reduction agreement for our tobacco growing areas in the Philippines, which is expected to offset a portion of our emissions in Asia beginning in 2025.

Our business relies on over 200,000 farmers with whom we contract directly across more than 20 countries. Their well-being is pivotal to the resiliency and profitability of our tobacco business, so we train all contracted farmers on our Good Agricultural Practices program, and the Agricultural Labor Practices program, which sets the standard for our human rights expectations on the farm. For the second year in a row, we substantially met our targets for personal protective equipment distribution, farm labor and workplace accommodations, child labor elimination, and farm labor payments for our contracted tobacco growers. To learn more about the important work we are doing, please visit our website to read our most recent annual Sustainability Report, published in December 2023.

Positioning the Company for Growth in the Future. As disciplined corporate stewards, we remain committed to reliable shareholder value creation to better position our company for the future. Looking at the year ahead, we intend to strengthen and invest in areas of growth for our tobacco business, as we have for over a century. We also intend to deliver on our vision for Universal Ingredients by growing our product portfolio and providing a complete, innovative suite of solutions for our ingredient customers. At Universal, we take great pride in our operating history of over 100 years. Across our business, we will continue to build strong relationships with our customers, employees, partners, growers, and the communities in which we operate, and will utilize our strengths to deliver long-term value for our shareholders.

I encourage you to read the pages that follow to inform your voting decisions as I ask for your voting support. On behalf of Universal Corporation, I thank you for your investment and trust in us as we continue to build on our proud history of more than 100 years.

Sincerely,

GEORGE C. FREEMAN, III
Chairman, President, and
Chief Executive Officer

Universal Corporation
P.O. Box 25099
Richmond, Virginia 23260

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
The Annual Meeting of Shareholders of Universal Corporation will be held at our headquarters located at 9201 Forest Hill Avenue, Stony Point II Building, Richmond, Virginia 23235, on Tuesday, August 6, 2024, at 11:00 a.m., Eastern Time, for the following purposes:
(1)to elect as directors the three nominees to the Board of Directors named in the accompanying Proxy Statement to serve three-year terms;
(2)to approve a non-binding advisory resolution approving the compensation of our named executive officers;
(3)to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2025; and
(4)to act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

Admission Pre-Registration Requirement. If you plan to attend the Annual Meeting in person, you must pre-register in advance. This will allow us to arrange the meeting space and expedite the admission process when attendees arrive. To pre-register, please follow the instructions on page 3 in the accompanying Proxy Statement. Although guests are welcome if they pre-register, only holders of record of shares of our Common Stock at the close of business on June 6, 2024, shall be entitled to vote at the Annual Meeting.
Vote Your Shares. Please note that brokers may not vote your shares on the election of directors or on the advisory vote on executive compensation in the absence of your specific instructions as to how to vote. Whether or not you expect to attend the Annual Meeting in person, it is important that your shares be represented and voted at the Annual Meeting. We urge you to vote over the Internet, by phone or complete, sign, date, and return the enclosed proxy card or voting instruction in the envelope provided. Beneficial owners of shares of our Common Stock held in street name through a bank or brokerage account should follow the enclosed instructions for voting their shares. We hope you are able to pre-register and attend the Annual Meeting, but even if you cannot attend please vote your shares as promptly as possible.

By Order of the Board of Directors,

CATHERINE H. CLAIBORNE
Secretary
July 1, 2024

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
OF UNIVERSAL CORPORATION
TO BE HELD AUGUST 6, 2024
APPROXIMATE DATE OF MAILING - July 1, 2024
This Proxy Statement sets forth certain information with respect to the accompanying proxy to be used at the 2024 Annual Meeting of Shareholders of Universal Corporation, which we refer to as the Annual Meeting, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors has designated our headquarters located at 9201 Forest Hill Avenue, Stony Point II Building, Richmond, Virginia 23235, as the place of the Annual Meeting. Although you are welcome to attend in person, we encourage you to vote your shares prior to the Annual Meeting. If you desire to attend the Annual Meeting, you must pre-register in advance as explained on page 3 of this Proxy Statement.
The Board of Directors solicits this proxy and urges you to vote immediately. Unless the context otherwise indicates, reference to “Universal,” “we,” “us,” “our,” or “the Company” means Universal Corporation.
Our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, which we refer to as the fiscal year 2024 Annual Report, is being mailed concurrently with this Proxy Statement to our shareholders. Unless otherwise specifically stated, our fiscal year 2024 Annual Report is not incorporated into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials.
QUESTIONS AND ANSWERS FOR ANNUAL MEETING
Q:Who is asking for my vote and why are you sending me this document?
A:The Board of Directors asks that you vote on the matters listed in the Notice of Annual Meeting of Shareholders, which are more fully described in this Proxy Statement. We are providing this Proxy Statement and related proxy card or voting instruction to our shareholders in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting. A proxy, if duly executed and not revoked, will be voted and if it contains any specific instructions, it will be voted in accordance with those instructions.
Q:Who is eligible to vote?
A:You may vote only if you owned shares of Universal Corporation common stock, which we refer to as Common Stock, at the close of business on June 6, 2024, the record date established by the Board of Directors under Virginia law for determining shareholders entitled to notice of and to vote at the Annual Meeting. We had outstanding as of the record date 24,651,855 shares of Common Stock, each of which is entitled to one vote per share.
Q:What is a proxy?
A:A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy or proxy holder in a written document, that document also is called a proxy or a proxy card. Mr. Johan C. Kroner and Mrs. Catherine H. Claiborne have been designated as proxies or proxy holders for the Annual Meeting. Proxies properly executed and received by our Secretary prior to the Annual Meeting and not revoked will be voted in accordance with the terms thereof.
Q:What is a voting instruction?
A:A voting instruction is the instruction form you receive from your bank, broker, or other nominee if you hold your shares of Common Stock in street name, which we refer to as broker shares. The instruction form instructs you how to direct your bank, broker, or other nominee, as record holder, to vote your shares of Common Stock.
Q:What am I voting on at the Annual Meeting?
A:You will be voting on the following matters:
•The election of the three nominees to the Board of Directors set forth in this Proxy Statement to serve three-year terms;
•The approval of a non-binding advisory resolution approving the compensation of our named executive officers;
•The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2025; and
•Any other business properly raised at the Annual Meeting or any adjournments or postponements thereof.

We are not aware of any matters that are to come before the Annual Meeting other than those described in this Proxy Statement. If other matters do properly come before the Annual Meeting, however, it is the intention of the persons named in the enclosed proxy card to exercise the discretionary authority conferred by the proxy to vote such proxy in accordance with their best judgment.
Q:What constitutes a quorum and how many votes must be present to hold the Annual Meeting?
A:In order for the Annual Meeting to be conducted, a majority of the shares entitled to vote (i.e., a majority of the outstanding shares of Common Stock as of the record date) must be present in person or represented by proxy at the Annual Meeting for the transaction of business at the Annual Meeting. This is referred to as a quorum. Abstentions, withheld votes, and broker shares that are voted on any matter are included in determining the number of votes present. Broker shares that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present. In the event that a quorum is not present at the Annual Meeting, it is expected that the Annual Meeting will be adjourned or postponed to solicit additional proxies. It is very important, therefore, that you vote your shares.
Q:What vote is needed to elect directors?
A:The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock voted in the election of directors.
Q:What vote is needed to approve the non-binding advisory resolution approving the compensation of our named executive officers?
A:The approval of the non-binding advisory resolution approving the compensation of our named executive officers requires that the votes cast in favor of the proposal exceed the number of votes cast against the proposal. The Board of Directors and the Compensation Committee value the opinions of our shareholders. To the extent that there is any significant vote against executive compensation, the Board of Directors and the Compensation Committee will consider shareholder concerns and evaluate whether any actions are necessary to address those concerns.
Q:    What vote is needed to ratify the appointment of Ernst & Young LLP?
A:The ratification of the appointment of Ernst & Young LLP requires the number of votes cast in favor of the ratification exceed the number of votes cast in opposition to the ratification.
Q:What are the voting recommendations of the Board of Directors?
A:The Board of Directors recommends that shareholders vote “FOR” each of the proposed nominees for director named in this Proxy Statement; “FOR” the approval of the non-binding resolution approving named executive officer compensation; and “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2025.
Q:How do I vote?
A:Registered shareholders (shareholders who hold Common Stock in certificated form as opposed to through a bank, broker, or other nominee) who are eligible to vote may vote in person at the Annual Meeting or by proxy. Registered shareholders have the following ways to vote by proxy:
•by mail - complete, sign, date, and return the enclosed proxy card or voting instruction; or
•over the Internet or by telephone - follow the instructions provided on the enclosed proxy card.
Registered shareholders are urged to deliver proxies by using the Internet, by calling the toll-free telephone number, or by completing and mailing the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their proxies, and to confirm that such instructions have been recorded properly. Instructions for voting over the Internet or by telephone are set forth on the enclosed proxy card. Registered shareholders may also send their proxies by completing, signing, and dating the enclosed proxy card and returning it as promptly as possible in the enclosed postage-paid envelope.
Shareholders who hold broker shares, which we refer to as street name shareholders, who wish to vote at the Annual Meeting should be provided voting instruction from the institution that holds their shares. If this has not occurred, please contact the institution that holds your shares. Street name shareholders may also be eligible to vote their shares electronically by following the voting instruction provided by the bank, broker, or other nominee that holds the shares, using either the Internet address or the toll-free telephone number provided on the voting instruction, or otherwise complete, date, and sign the voting instruction and return it promptly in the enclosed postage-paid envelope.
The deadline for voting electronically over the Internet or by telephone is 11:59 p.m., Eastern Time, on August 5, 2024.

Q:Can I attend the Annual Meeting?
A:The Annual Meeting is open to all holders of our Common Stock as of the close of business on the record date, June 6, 2024, as well as guests who pre-register in advance in accordance with the instructions below. We will not permit cameras, recording devices, or other electronic devices at the Annual Meeting. We encourage you to vote your shares by proxy, but you may also vote your shares in person by pre-registering and attending the Annual Meeting.
All shareholders and guests must pre-register in advance to attend the Annual Meeting. You may pre-register by email or by certified mail, following the instructions immediately below:
PRE-REGISTER BY EMAIL: If you choose to pre-register by email, please contact the Company no later than July 30, 2024 by email at annualmeeting@universalleaf.com, providing your name, address, telephone number, identifying whether you are a shareholder or a guest, and if you are a shareholder providing the control number on your proxy card and attaching a copy of your proof of share ownership. Requests delivered by email after July 30, 2024, will not be considered. The Secretary of the Company will respond to all timely received pre-registration requests.
PRE-REGISTER BY CERTIFIED MAIL: If you choose to pre-register by certified mail, please mail a written request including your name, address, telephone number, identifying whether you are a shareholder or a guest, and if you are a shareholder, providing the control number on your proxy card and enclosing a copy of your proof of share ownership, to the Secretary of the Company (Universal Corporation, P.O. Box 25099, Richmond, Virginia 23260, Attention: Secretary). All mailed requests must be sent by certified mail, return receipt requested, and received by the Company no later than July 30, 2024. Requests received by the Secretary of the Company after July 30, 2024, will not be considered. The Secretary of the Company will respond to all timely received pre-registration requests.
Regardless of whether or not you attend the Annual Meeting, we strongly encourage you to vote your shares by proxy via Internet, telephone, or mail prior to the Annual Meeting.
Q:What do I need to do in order to attend the Annual Meeting in person?
A:If you plan to attend the Annual Meeting in person, you must pre-register in advance no later than July 30, 2024, by following the instructions on page 3 of this Proxy Statement (see above “Can I attend the Annual Meeting?”). The Company will maintain a list of verified, pre-registered shareholders and guests at the Annual Meeting. To gain admission to the Annual Meeting, you must present government-issued photo identification, such as a driver’s license or passport, that matches the name on the pre-registration list.
Any shareholder as of the record date who pre-registers in advance may attend the Annual Meeting; however, a street name shareholder must have a legal proxy from his or her bank or broker and bring that proxy to the Annual Meeting to confirm you are the beneficial owner, and you must bring evidence of stock holdings, such as a recent brokerage account statement.
Q:How can I obtain directions to the Annual Meeting?
A:To obtain directions to attend the Annual Meeting and vote in person, please contact Investor Relations at (804) 254-3789.

Q:Can I withhold my vote?
A:You may withhold your vote with respect to the election of directors.
Q:Can I change or revoke my proxy?
A:Any shareholder who gives a proxy may change or revoke his or her proxy at any time before it is voted at the Annual Meeting. A shareholder may change or revoke his or her proxy by:
•giving written notice of revocation to our Secretary, whose address is on page 6 of this Proxy Statement;
•executing a proxy dated as of a later date; or
•voting in person at the Annual Meeting.
If you voted over the Internet or by telephone, you can also revoke your vote by any of these methods or you can change your vote by voting again over the Internet or by telephone prior to the stated deadline. If you decide to vote by completing, signing, dating, and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you decide later to change or revoke your proxy over the Internet or by telephone. Your attendance at the Annual Meeting will not itself revoke a proxy.
If you are a street name shareholder, you must follow the instructions found on the voting instruction card provided by the bank, broker, or other nominee, or contact your bank, broker, or other nominee in order to change or revoke your previously given proxy.
Q:How will my shares be voted if I sign, date, and return my proxy card or voting instruction card, but do not provide complete voting instructions with respect to each proposal?
A:Shareholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, it is intended that all proxies that are signed and returned will be voted “FOR” the election of each of the nominees for director named in this Proxy Statement, “FOR” the approval of the non-binding resolution approving named executive officer compensation, and “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2025.
As to any other business that may properly come before the Annual Meeting, the persons named in the enclosed proxy card or voting instruction will vote the shares of Common Stock represented by the proxy in the manner as the Board of Directors may recommend, or otherwise in the proxy holders’ discretion. The Board of Directors does not presently know of any other such business.
Q:Will my shares be voted if I do not provide my proxy or voting instructions?
A:It will depend on how your ownership of shares of Common Stock is registered. If you own your shares as a registered holder, which means that your shares of Common Stock are registered in your name with our transfer agent, and you do not mail your proxy, vote over the Internet or by phone in advance as described on page 2, or you do not vote in person at the Annual Meeting, your unvoted shares will not be voted at the Annual Meeting. They also will not count toward the quorum requirement, which is explained under “What constitutes a quorum and how many votes must be present to hold the Annual Meeting?” on page 2 of this Proxy Statement.
If you are a street name shareholder, which means that your shares are registered with our transfer agent in the name of your bank, broker or other nominee, then your bank, broker or other nominee may or may not vote your shares in its discretion if you have not provided voting instructions to the bank, broker or other nominee when permitted. Whether the bank, broker or other nominee may vote your shares depends on the proposals before the Annual Meeting. Brokers have the discretionary authority under the rules of the New York Stock Exchange, which we also refer to as the NYSE, to vote shares for which their clients do not provide voting instructions on certain “routine” matters.
The rules of the NYSE, however, do not permit your bank, broker or other nominee to vote your shares on proposals that are not considered “routine.” When a proposal is not a routine matter and your bank, broker or other nominee has not received your voting instructions with respect to such proposal, your bank, broker or other nominee cannot vote your shares on such proposal. Where brokers do not have discretion to vote or do not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote.” Under circumstances where a broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to us of such inability to vote, broker non-votes will not be counted as voting in favor of or against the particular matter. Please note that your bank, broker or other nominee may not vote your shares with respect to the following matters in the absence of your specific instructions as to how to vote with respect to such matters: (i) the election of the three nominees for director or (ii) the approval of the non-binding advisory resolution approving the compensation of our named executive officers. Under the rules of the NYSE, these matters are not considered “routine” matters. Based on NYSE rules, we believe that the ratification of the appointment of Ernst & Young LLP is a routine matter for which your bank, broker or other nominee may vote on behalf of their clients if no voting instructions are provided. Therefore, if you are a street name shareholder and you do not return your voting instruction card, your bank, broker or other nominee may vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. Please return your proxy card or voting instruction so your vote can be counted.
Q:How are withheld votes and broker non-votes counted with respect to the election of directors, and how are abstentions and broker non-votes counted with respect to the other proposals?
A:With respect to the election of directors, withheld votes and broker non-votes will not be included in the vote total for the proposal to elect the nominees for director named in this Proxy Statement and will not affect the outcome of the vote for that proposal.
With respect to the approval of the non-binding advisory resolution approving the compensation of our named executive officers, abstentions and broker non-votes will have no effect on the proposal and will not count either in favor of, or against, the non-binding proposal.
With respect to the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2025, abstentions and broker non-votes will have no effect on the proposal and will not count either in favor of, or against, the proposal.
Q:Where can I find the results of the Annual Meeting?
A:We expect to announce the preliminary voting results at the Annual Meeting, and we will disclose the final results in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting.
Q:Who pays for the solicitation of proxies?
A:We will pay all of the costs associated with this proxy solicitation. Proxies are being solicited by mail and may also be solicited in person or by telephone, facsimile, or other means of electronic transmission by our directors, officers, and employees. We will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of shares of Common Stock. It is contemplated that additional solicitation of proxies will be made by D.F. King & Co., Inc. (“D.F. King”), 48 Wall Street, 22nd Floor, New York, New York 10005, at an anticipated cost to us of approximately $8,500, plus reimbursement of out-of-pocket expenses for such items as mailing, copying, phone calls, faxes, and other related matters. In addition, we will indemnify D.F. King against any losses arising out of D.F. King’s proxy soliciting services on our behalf.
Q:Could other matters be decided at the Annual Meeting?
A:The Board of Directors does not know of any other business that may be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or at any adjournment or postponement thereof, it is the intention of the persons named in the enclosed proxy card to vote on such matters as they, in their discretion, may determine.

Q:Where can I find Universal Corporation’s corporate governance materials?
A:Our Corporate Governance Guidelines, including our independence standards for members of the Board of Directors, Code of Conduct, and the charters of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and all other standing committees, are available under the “Investors-Governance” section of our website at https://investor.universalcorp.com/governance/governance-documents/ and are available in print to any shareholder upon request by contacting us at the following address or phone number:
Universal Corporation
P.O. Box 25099
Richmond, Virginia 23260
Attention: Investor Relations
Telephone: (804) 254-3789
Q:What is Universal Corporation’s policy regarding Board member attendance at the Annual Meeting?
A:We expect and encourage each member of the Board of Directors to attend our Annual Meetings in person when it is reasonably practical for the director to do so. When a Board member’s attendance in person is not possible, he or she may attend the Annual Meeting by telephone or electronic means. All persons serving as Board members at the time, except one, attended the Company's 2023 Annual Meeting of Shareholders.
Q:How do I communicate with the Board of Directors?
A:Shareholders and other interested parties may at any time direct communications to the Board of Directors as a whole, to the director who presides at the executive sessions of the non-employee directors, to the non-management or independent directors as a group, or to any individual member of the Board of Directors, through our website or by contacting our Secretary. The “Investors-Governance-Contact the Board” section of our website at https://investor.universalcorp.com/governance/contact-the-board/default.aspx contains an e-mail address established for receipt of communications with directors, and communications can also be delivered by mail by sending requests to our Secretary at the following address:
Universal Corporation
P.O. Box 25099
Richmond, Virginia 23260
Attention: Secretary
Telephone: (804) 359-9311
Shareholders making such communications are encouraged to state that they are shareholders and provide the exact name in which their shares of Common Stock are held and the number of shares held. Each individual communicating with the Board of Directors will receive a written acknowledgment from or on behalf of our Secretary after receipt of the communication sent in the manner described above. After screening such communications for issues unrelated to the duties and responsibilities of the Board of Directors, our Secretary will distribute communications to the intended recipient(s) as appropriate. The process for such screening has been approved by our independent directors.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON AUGUST 6, 2024.
Our Proxy Statement and fiscal year 2024 Annual Report are both available free of charge under the “Investors-Financial Information” section of our website at https://investor.universalcorp.com/financials/sec-filings/default.aspx.
Our Annual Report to Shareholders, which includes a copy of our fiscal year 2024 Annual Report (excluding exhibits) as filed with the SEC, is being mailed to shareholders with this Proxy Statement.
We will provide additional copies of our fiscal year 2024 Annual Report, including the financial statements and financial statement schedules, without charge to any person to whom this Proxy Statement has been delivered if they so request. Requests should be directed to Investor Relations at the address or phone number provided on page 6 of this Proxy Statement.
We make available free of charge through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, which is referred to herein as the Exchange Act, as well as reports on Forms 3, 4 and 5 filed by our directors and executive officers pursuant to Section 16 of the Exchange Act, as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.
These Proxy materials were first sent or made available to shareholders on July 1, 2024.

PROPOSAL ONE
ELECTION OF DIRECTORS
In accordance with our Articles of Incorporation and Bylaws, the Board of Directors is divided into three classes. The term of office of one of the three classes of directors expires each year, and each class is elected for a three-year term.
Six members of our Board of Directors have previously been elected to terms expiring in 2025 or 2026, as indicated below. The Nominating and Corporate Governance Committee has recommended to our Board of Directors, and our Board of Directors has approved, the nomination of the three remaining nominees, Mrs. Diana F. Cantor, Mr. Robert C. Sledd and Mr. Thomas H. Tullidge, Jr. to be elected for three-year terms at the Annual Meeting.
The following pages set forth certain information for each nominee, as well as all other incumbent directors, as of March 31, 2024, except as otherwise noted. All of the nominees and incumbent directors listed below are directors previously elected by the shareholders. Each nominee has consented to being named in this Proxy Statement and to serve if elected.
The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. With a plurality vote, the nominees receiving the highest vote totals for the director positions up for election will be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Unless otherwise specified in the accompanying form of proxy, it is intended that votes will be cast for the election of all of the nominees as directors. If, at the time of the Annual Meeting, any nominee should be unavailable to serve as a director, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.
Set forth below is information concerning the age, principal occupation, employment and directorships during the past five years, positions with the Company of each nominee and director, the year in which he or she first became a director of the Company, and his or her term of office as a director. Also set forth below is a brief discussion of the specific experience, qualifications, attributes, and skills that led to the conclusion that each nominee and director should serve as a director as of the date of this Proxy Statement, in light of the Company’s business and structure.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” MRS. DIANA F. CANTOR, MR. ROBERT C. SLEDD, AND MR. THOMAS H. TULLIDGE, JR. TO BE ELECTED TO A THREE-YEAR TERM.

Director Skills and Experience
We seek directors whose collective qualities, skills and experience help ensure that our Board of Directors is well-positioned to effectively oversee our business, long-term strategy and risks. The Nominating and Corporate Governance Committee is responsible for reviewing with the Board of Directors the appropriate skills and characteristics required of directors.
The skills matrix below provides information regarding our directors’ and director nominees’ skills and experience that the Board of Directors believes are currently most essential to creating long-term shareholder value. The chart below includes experience obtained as a director of the Company, unless otherwise noted.

	Diana F. Cantor	George C. Freeman III	Lennart R. Freeman	Thomas H. Johnson	Michael T. Lawton	Arthur J. Schick, Jr.	Robert C. Sledd	Thomas H. Tullidge Jr.	Jacqueline T. Williams
Knowledge, Skills and Experience
Audit/Public Accounting	✓	✓	✓	✓	✓		✓	✓	✓
Commercial Banking	✓							✓
Environmental Sustainability	✓	✓	✓	✓	✓	✓	✓	✓	✓
Executive Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓
Finance	✓	✓	✓	✓	✓			✓	✓
Human Capital	✓	✓	✓	✓	✓	✓	✓	✓	✓
Industry Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓
International	✓	✓	✓	✓	✓	✓	✓	✓	✓
Investments/Capital Markets	✓		✓	✓	✓		✓	✓	✓
Legal/Regulatory	✓	✓	✓	✓		✓	✓	✓	✓
Marketing	✓		✓	✓	✓	✓	✓	✓	✓
Product Development	✓	✓	✓	✓	✓	✓	✓	✓	✓
Other Public Company Board Service	✓	✓		✓	✓		✓
Risk Oversight and Management	✓	✓	✓	✓	✓	✓	✓	✓	✓
Social Responsibility	✓	✓	✓	✓	✓	✓	✓	✓	✓
Strategic Planning/M&A	✓	✓	✓	✓	✓	✓	✓	✓	✓
Supply Chain/Distribution Chain	✓	✓	✓	✓	✓	✓	✓	✓	✓
Technology/Cyber	✓	✓	✓	✓	✓		✓	✓	✓

Board Profile and Diversity

We seek directors who have a breadth of experience, a wide range of complementary skills, and reflect diverse perspectives and backgrounds relevant to our industry and strategy. Below presents a snapshot of the expected composition of our Board of Directors immediately following the Annual Meeting.

	Diana F. Cantor	George C. Freeman III	Lennart R. Freeman	Thomas H. Johnson	Michael T. Lawton	Arthur J. Schick, Jr.	Robert C. Sledd	Thomas H. Tullidge Jr.	Jacqueline T. Williams
Gender
Male		✓	✓	✓	✓	✓	✓	✓
Female	✓								✓
Race/Ethnicity
African American/Black									✓
White	✓	✓	✓	✓	✓	✓	✓	✓
Age	66	61	72	74	65	68	71	67	71
Board Tenure	12	16	11	23	8	1	15	6	4

Incumbent Directors Whose Terms Expire in 2024 and are Nominated for Election to a Three-Year Term, Expiring 2027 (Class III Directors)

Diana F. Cantor
Partner, Alternative Investment Management, LLC

Age: 66
Independent Director since 2012
Chairman, Nominating and Corporate Governance Committee
Member, Compensation Committee
Member, Finance and Pension Investment Committee

DIANA F. CANTOR is currently a Partner at Alternative Investment Management, LLC, an independent, privately held investment management firm, a position she has held since January 2010. In that role, she provides executive oversight as a member of the Board of Managers and advises on strategic business development and investment activities. She also serves as a Managing Director with AKF Consulting Group, a strategic advisor to public administrators of state investment programs, focusing on the areas of governance, fiduciary duties and oversight of state-run investment programs. Mrs. Cantor is a past Chairman of the Board and served from 2010 through 2020 as a Trustee of the Virginia Retirement System, where she was responsible for the oversight and risk management of the Commonwealth of Virginia’s retirement system. Mrs. Cantor served as a Managing Director with New York Private Bank and Trust from January 2008 through December 2009, where she participated in the expansion of the Bank’s wealth management activities. She was the founder and Chief Executive Officer of the Virginia College Savings Plan, an independent agency of the Commonwealth of Virginia, a position she held from 1996 to 2007. In that role, she was responsible for the creation, implementation and investment management of a $27 billion program. Earlier in her career, she served as a Vice President of Richmond Resources, Ltd., a real estate development, construction and management company, and as a Vice President at Goldman, Sachs & Co., overseeing the firm’s leveraged buyout and internal investment funds and merchant banking operations.
Mrs. Cantor serves on the board of directors of VICI Properties Inc., an experiential-asset focused real estate investment trust, since 2018, and is both Chairman of its Audit Committee and a member of the Nominating and Governance Committee. She also serves as a director of Domino’s Pizza, Inc. (“Domino’s”), a global pizza restaurant chain and franchise pizza delivery company, since 2005, and is a member of its Nominating and Corporate Governance Committee and its Inclusion and Diversity Committee, and previously served as Chairman of its Audit Committee. Mrs. Cantor is a member of the VCU Health System Authority Board, serving as the Chair of the Investment and Debt Committee as well as a member of the Finance and Property Committee, Governance Committee, Quality, Safety and Service Committee and Executive Committee. Mrs. Cantor previously served as a director and member of the Audit Committee of Revlon, Inc., a global cosmetics company, from 2013 to 2015, as a director of The Edelman Financial Group, Inc., a provider of investment advice, from 2011 to 2012, and as a director and Chairman of the Audit Committee of Media General, Inc., a provider of news, information and entertainment from 2005 until its merger with Nexstar Broadcasting Group, Inc. to form Nexstar Media Group, Inc. in January 2017.
Mrs. Cantor possesses extensive investment, financial and legal experience, in addition to significant public company directorship and committee experience, all of which add important, multi-disciplinary financial, risk-management and strategic leadership and perspectives to the Board of Directors. Her service on the boards of public multinational corporations offers the Board of Directors valuable insights on governance best practices and executive leadership. Her board service on numerous public retail companies also adds important consumer product and marketing perspectives, as well as experience with strategic business development, to our Board of Directors.

Robert C. Sledd
Managing Partner, Sledd Properties, LLC

Age: 71
Independent Director since 2009
Chairman, Finance and Pension Investment Committee
Member, Compensation Committee
Member, Nominating and Corporate Governance Committee

ROBERT C. SLEDD is Managing Partner of Sledd Properties, LLC, an investment company, and has held that role since 2001. From January 2010 until January 2014, Mr. Sledd served as the Senior Economic Advisor to the former Governor of Virginia and was responsible for the development of Virginia’s strategic economic development plan and oversight in coordination with the Secretary of Commerce. In 1987, Mr. Sledd co-founded and served as Chief Executive Officer of Performance Food Group Company (“PFG”), a foodservice distribution company. During his tenure at PFG, Mr. Sledd oversaw the development and implementation of its strategic plan, becoming Chairman and Chief Executive Officer in 1995. Under his leadership, PFG became the third largest foodservice distributor in the U.S. and the largest produce processor and bagged salad supplier to both the retail and foodservice markets with approximately $7 billion in sales. Mr. Sledd remained Chairman until PFG was taken private in June 2008. Mr. Sledd also served as a director and a member of the Audit and Executive Committees of Owens & Minor, Inc., a distributor of national name-brand medical and surgical supplies and a healthcare supply chain management company, from 2007 to 2021 and served as Chairman of the Board from 2018 to 2020. Mr. Sledd served as the Interim President and Chief Executive Officer of Owens & Minor, Inc. from November 2018 to March 2019. From 1996 until his retirement in May 2024, Mr. Sledd served as a director on the board of Pool Corporation, a wholesale distributor of swimming pool supplies, equipment, and related leisure products, and was a member of its Audit and Compensation Committees. In that time, Pool Corporation was among the top performing companies on the Nasdaq.
Mr. Sledd’s multi-disciplinary expertise in agri-products distribution and economic and business development provides the Board of Directors with valuable strengths and insights. In addition, his strategic and operational experience in the food industry is an important addition to the Board’s skills and expertise and supports the Company in its execution of its strategies with respect to developing and growing its plant-based ingredients platform. Further, his public company experience in senior executive and director roles enhances the Board of Directors’ governance, strategic growth and financial expertise.

Thomas H. Tullidge, Jr.
Chief Strategy Officer, Legal and Finance, Managing Director and a Co-Founder of Cary Street Partners Financial LLC
Age: 67
Independent Director since 2018
Member, Audit Committee
Member, Finance and Pension Investment Committee
Member, Nominating and Corporate Governance Committee

THOMAS H. TULLIDGE, JR. is Chief Strategy Officer, Legal and Finance, Managing Director and a co-founder of Cary Street Partners Financial LLC (formerly Luxon Financial LLC), a wealth management, insurance, and asset management service provider that was founded in 2002. In that role, he is responsible for developing, communicating, executing, and sustaining corporate strategic initiatives. Previously, Mr. Tullidge held several senior level positions within the Mergers and Acquisitions Group of Wachovia Securities, formerly First Union Securities, including Head of the Technology Mergers and Acquisitions Group. During his tenure at Wachovia Securities, Mr. Tullidge also led the Healthcare Mergers and Acquisitions Group and executed transactions across a wide range of industries in addition to healthcare and technology, including Business Services, Media and Entertainment, and Restaurants. Prior to joining First Union, he was a partner at Jefferson Capital Partners, Ltd., a private equity firm, and before that he served as Vice President in Business Development and as Senior Vice President, General Counsel and Corporate Secretary with Trigon Blue Cross Blue Shield. Mr. Tullidge was also a Partner with the law firm of McGuireWoods LLP. He serves as a director and a member of the Executive and Grant Committees of Cary Street Partners Financial LLC. Mr. Tullidge also currently serves as a director and member of the Audit and Finance Committees of Carpenter Co., a privately-held company and one of the world’s largest producers of comfort cushioning products, as a director and member of the Executive, Audit and Compensation Committees of Gray Lumber Company, a privately held real estate investment firm.
Mr. Tullidge’s extensive experience in structuring, negotiating, and executing mergers and acquisitions, joint ventures, and other complex corporate finance transactions domestically and internationally provides the Board of Directors valuable executive leadership, financial and corporate strategy perspective. His investment, financial and legal experience, as well as his background in risk oversight, management and corporate governance, also add important, multi-disciplinary skills and perspectives to the Board of Directors.

Incumbent Directors Whose Terms Expire in 2025 (Class I Directors)

George C. Freeman, III
Chairman, President, and Chief Executive Officer Universal Corporation
Age: 61
Director since 2008
Chairman, Executive Committee
Member, Finance and Pension Investment Committee

GEORGE C. FREEMAN, III has been Universal’s Chief Executive Officer since April 2008, and President since December 2006. Previously, Mr. G. Freeman served as Universal’s General Counsel and Secretary from February 2001 until November 2005, and was elected Vice President in November 2005. Prior to joining Universal, Mr. G. Freeman served as a law clerk for the Honorable Richard S. Arnold, Circuit Judge, United States Court of Appeals for the Eighth Circuit; a law clerk for the Honorable Lewis F. Powell, Jr., Associate Justice, United States Supreme Court; and an associate with Hunton Andrews Kurth (formerly Hunton & Williams), an international law firm. Mr. G. Freeman has been a director of Tredegar Corporation, a manufacturer of plastic films and aluminum extrusions, since May 2011 and serves as Chair of its Nomination and Corporate Governance Committee. He is also a director of the Mutual Assurance Society of Virginia, a private mutual assessment property and casualty insurance investment company, since 2013 and serves as Chairman of the Board of Directors, Chair of the Executive Committee, and as a member of its Investment Committee and ESG Subcommittee. Additionally, Mr. G. Freeman has been a director of Carpenter Co., a privately-held company and one of the world’s largest producers of comfort cushioning products since January 2021. He has served as Chairman of the Board of Universal since his election in 2008.
Through his years of service with Universal and as Chairman of the Board, Mr. G. Freeman provides strong and thoughtful leadership to the Board of Directors, utilizing his extensive risk oversight, management and corporate governance experience. In addition, as President and Chief Executive Officer, Mr. G. Freeman is able to communicate with and inform the Board about our management team, day-to-day operations, customer relationships, important industry developments, and the execution of the Company’s strategic initiatives. The Board believes that Mr. G. Freeman’s deep industry knowledge, financial expertise and forward-looking thinking brings an invaluable perspective to our current operations and our ongoing relationships with customers and suppliers, providing great value to the Board of Directors.

Lennart R. Freeman
Former President and Chief Executive Officer, North American Division, Swedish Match AB
Age: 72
Independent Director since 2013
Member, Audit Committee
Member, Compensation Committee
Member, Executive Committee
*Mr. L. Freeman has no relation to Mr. G. Freeman

LENNART R. FREEMAN worked for Swedish Match AB, a Swedish producer and global distributor of smokeless tobacco products, cigars, matches and lighters (“Swedish Match”), for over 30 years, serving in various executive roles of increasing responsibility, including as Executive Vice President of Swedish Match, President and Chief Executive Officer of its North American Division and as President of its International Division. Under his leadership, the North American Division tripled its sales and operating income and the International Division successfully completed a major restructuring, resulting in the sale of the South African business to Philip Morris International in 2009 and the merger of the Cigar and Pipe Tobacco business with Scandinavian Tobacco Group in 2010, creating the second largest cigar company in the world. Earlier in his career at Swedish Match, he served as Managing Director, Cricket Lighters and as President for the Cigarette Division. Following his retirement from Swedish Match in 2011 and until December 2014, he served as a director of the board of Dometic Group AB, a privately-held global provider of comfort products for the recreational vehicle, automotive and marine markets.
Mr. L. Freeman is a well-recognized tobacco industry veteran, receiving the “Giant of the Industry Award” which was presented by the California Distributors Association in October 2005 and the “Captain of the Industry Award” which was presented by the Pennsylvania Distributors Association in October 2000.
Mr. L. Freeman’s extensive experience in the tobacco industry adds depth to the Board of Director’s ability to evaluate and develop industry opportunities and strategies and to support the Company’s execution of its strategies with respect to maximizing the performance of its core tobacco business. His senior leadership roles at Swedish Match provide the Board of Directors with valuable expertise regarding corporate leadership, governance and strategic planning. In addition, his years with Swedish Match, a multinational company, also adds a unique customer and international perspective to the Board of Directors.

Michael T. Lawton
Former Executive Vice President and Chief Financial Officer, Domino’s Pizza, Inc.
Age: 65
Independent Director since 2016
Chairman, Audit Committee
Member, Compensation Committee
Member, Executive Committee

MICHAEL T. LAWTON retired as Executive Vice President and Chief Financial Officer of Domino’s Pizza, Inc. (“Domino’s”), a global pizza restaurant chain and franchise pizza delivery company, in August 2015. In that position, Mr. Lawton oversaw all financial functions, including financial reporting, treasury, internal audit, tax, risk management, budgeting and analysis, as well as providing strategic oversight. Mr. Lawton previously served in numerous executive roles with Domino’s, including Interim Chief Information Officer, Executive Vice President of Supply Chain Services, in which he was responsible for North America supply chain operations, and Executive Vice President of International, during which he managed the international business during a period of rapid growth, which included entering 15 new markets. While in that role, he also led a cross-functional task force charged with evaluating the traffic decay in the U.S. business and identifying necessary strategic changes to reverse the trend. He began his tenure with Domino’s in 1999 as Vice President of International Finance, in which he worked with franchises across over 60 markets to identify opportunities for growth. From 1986 to 1999, Mr. Lawton held various financial and general management positions with Gerber Products Company, a subsidiary of Nestle, including serving as Senior Vice President and Chief Operating Officer. Earlier in his career, Mr. Lawton held several positions at Ernst & Whinney (now Ernst & Young LLP) ranging from staff auditor to audit manager, serving clients in manufacturing, health care and wholesale. Since 2013, Mr. Lawton has been a director of La-Z-Boy, Inc., a manufacturer, importer, distributor and retailer of upholstery furniture products, where he has served as the Chair of the Board since 2022. Mr. Lawton also serves as a member of the La-Z-Boy Audit Committee (serving previously as its Chair from 2015 to 2021) and the Compensation and Talent Oversight Committee.
Mr. Lawton’s significant experience as a senior executive of a public company and well-known consumer brand, as well as his public company board experience, is valuable to the Board of Directors with respect to key areas such as strategic planning, risk oversight, executive compensation and corporate governance. In addition, Mr. Lawton brings to the Board of Directors an exceptionally strong background in accounting and finance as well as extensive international management, commercial strategic development, and supply chain experience. In addition, his decades-long global background in various segments of the food industry provides the Board with a breadth and depth of experience that is important to the Company’s development and growth of its plant-based ingredients business.

Incumbent Directors Whose Terms Expire in 2026 (Class II Director)

Thomas H. Johnson
Chief Executive Officer, The Taffrail Group, LLC
Age: 74
Independent Director since 2001
Lead Independent Director since 2020
Chairman, Compensation Committee
Member, Executive Committee
Member, Nominating and Corporate Governance Committee

THOMAS H. JOHNSON serves as Chief Executive Officer of The Taffrail Group, LLC, an international strategic advisory firm, a position he has held since the firm’s founding in 2008. In addition, Mr. Johnson has served as Managing Partner of THJ Investments, L.P., a private investment firm, since November 2005. From 1997 to 2005, Mr. Johnson served as Chairman and Chief Executive Officer of Chesapeake Corporation, a global specialty packaging company, and then served as its Vice Chairman until April 2006. Prior to that, Mr. Johnson served as President and Chief Executive Officer of Riverwood International Corporation (and its predecessor company, Manville Forest Products Corporation). He previously held numerous management positions within Mead Corporation including President of its Paperboard Division and Director, Strategic Planning and Corporate Development. Among other accomplishments over the course of his 35-year career, Mr. Johnson established and managed subsidiaries and joint ventures in Asia-Pacific, South America and Europe, with operations in over 40 countries. Mr. Johnson has substantial board experience, including serving as an independent director of Coca-Cola Enterprises, Inc., a marketer, producer and distributor of Coca-Cola products, from 2007 until its merger with Coca-Cola European Partners in 2016. Following the merger, he continued to serve as a director of Coca-Cola European Partners. The company acquired Coca-Cola Amatil in 2021 and changed its name to Coca-Cola Europacific Partners, plc (“CCEP”). CCEP is listed on the London and Nasdaq stock exchanges. Mr. Johnson currently serves as CCEP’s Senior Independent Director, as Chairman of the Nomination Committee, and as a member of the Remuneration Committee. Previously, Mr. Johnson was a director, Chair of the Audit Committee, and member of the Compensation Committee of Tumi Holdings, Inc., a global retail and consumer products company offering travel and business products, until their merger with Samsonite International S.A. in 2016. Mr. Johnson has served on several other boards including Superior Essex, Inc., a manufacturer of wire and cable products, GenOn Corporation, an electricity producer, and its predecessor company, Mirant Corporation, until its merger with NRG Energy, Inc., and ModusLink Global Solutions, Inc., a supply chain business process management company.
Mr. Johnson’s global perspective and extensive executive management experience, including with strategy, investment, manufacturing, and distribution activities, combined with his extensive service on the boards of several multinational corporations, provides the Board of Directors a valuable perspective on governance best practices and executive leadership, including in international markets such as Europe and Asia. He is a proven leader who is well positioned to support the Company in its execution of its strategies with respect to maximizing the performance of its core tobacco business as well as developing and growing its plant-based ingredients platform. Mr. Johnson has been recognized for his work in support of U.S. trade and business development in China, receiving the Marco Polo Award from the State Bureau of Foreign Experts, Peoples Republic of China, in 1999.

Jacqueline T. Williams
Former Director, Ohio Department of Commerce
Age: 71
Independent Director since 2020
Member, Audit Committee
Member, Finance and Pension Investment Committee
Member, Nominating and Corporate Governance Committee

JACQUELINE T. WILLIAMS is an experienced executive with leadership in government, financial services and telecommunications. Most recently, Ms. Williams served as Director of the Ohio Department of Commerce. Appointed by Ohio’s Governor, Ms. Williams served in the Cabinet position from 2015 to 2019, providing enterprise leadership for the state’s principal business regulatory agency. Ms. Williams’ prior tenure includes serving as Ohio’s Chief of Minority Business Development and as Executive Director of the Ohio Liquor Control Commission. She worked as Director of College Savings for New America Foundation, a Washington D.C.-based think tank, and served for a decade as Executive Director of the Ohio Tuition Trust Authority which operates the state’s 529 college savings programs. Ms. Williams spent 15 years with AT&T, a telecommunications, technology, media and entertainment company. Ms. Williams has served on a number of public sector boards including the Ohio Housing Finance Agency, the Ohio Minority Development Finance Advisory Board and the Columbus Cancer Clinic. Ms. Williams also served as board chair for the Ohio Minority Business Advisory Council, the College Savings Plans Network and as president of the Columbus (Ohio) Board of Health. Ms. Williams provides deep expertise in public policy, economic development, marketing, public relations, business strategy and regulation.
Ms. Williams’ substantial financial, strategic and leadership experience across the public and private sectors enables her to offer the Board of Directors a broad perspective encompassing public policy, commercial integrity and regulation, diversity and inclusion, financial strategy and management, and economic development. Ms. Williams’ diverse experience adds important multi-disciplinary financial and strategic perspective to the Board of Directors. Her tenure as Director of the Ohio Department of Commerce lends valuable insights to the Board regarding public policy, governance best practices and executive leadership.

Arthur J. Schick, Jr.
President, Alpha Sierra Global LLC
Age: 68
Independent Director since 2023
Member, Audit Committee
Member, Finance and Pension Investment Committee
Member, Nominating and Corporate Governance Committee

ARTHUR J. SCHICK, JR. is a global consumer products executive with expertise in domestic and international strategic supplier development and procurement (ingredients and packaging), operations, supply chain management, and research and development. Mr. Schick is a 35-year veteran of Pepsico, Inc. (“PepsiCo”), a global food and beverage company. He retired as Vice President of Proprietary Flavors within the Beverage Concentrate Division of PepsiCo in 2020. During his 17 years in that position, Mr. Schick led PepsiCo’s organization that manufactured all proprietary flavors for the company’s global beverage brands and led the global sourcing strategies and supply chain management for the organization. From 1985 to 2003, Mr. Schick held other leadership roles in global procurement, operations, and supply chain management at PepsiCo, including Senior Director, Procurement in the Beverage Concentrate Division and Director, Global Procurement. Earlier in his career, Mr. Schick worked in the Research and Development Division of Procter & Gamble, a consumer products company. In addition, Mr. Schick served over ten years as a contributing board member for the Flavor Extract Manufacturers Association (“FEMA”), the premier national association of the U.S. flavor industry, serving as FEMA’s President in 2013. Since 2020, Mr. Schick has served as the President of Alpha Sierra Global LLC, a consulting company that provides strategic and operational consulting to firms that focus on consumer products, flavor compounding and ingredients.
Mr. Schick’s breadth of experience in the ingredients and value-added supplier space represents an invaluable addition to the Board. His extensive experience as a well-respected global consumer products executive with in-depth knowledge of the food and beverage industry, as well as his deep-rooted expertise and knowledge of the ingredients industry from the top down, broaden the Board’s skills and expertise related to the Company’s plant-based ingredients business and strategies. He also brings tremendous value to the Board of Directors with respect to both business segments of the Company, with over four decades of experience in strategic supplier development, procurement, operations, international supply chain management, and product research and development.

STOCK OWNERSHIP
Principal Shareholders
The following table sets forth as of the record date, June 6, 2024, certain information with respect to the beneficial ownership of shares of Common Stock by each person or group we know to beneficially own more than 5% of the outstanding shares of such stock.

Name and Address of Beneficial Owner	Number of Shares		Percent of Class(1)
	(#)		(%)
BlackRock, Inc.	3,974,202	(2)	16.1%
50 Hudson Yards
New York, New York 10001
The Vanguard Group	2,943,146	(3)	11.9%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Dimensional Fund Advisors LP	1,906,609	(4)	7.7%
6330 Bee Cave Road, Building One
Austin, Texas 78746
State Street Corporation	1,477,278	(5)	6.0%
State Street Financial Center
1 Congress Street, Suite 1
Boston, Massachusetts 02114
(1)The percentages shown in the table are based on 24,651,855 shares of Common Stock outstanding on June 6, 2024.
(2)An amended Schedule 13G/A filed with the SEC on January 22, 2024 indicates that BlackRock, Inc., acting as a parent holding company, reported that it has sole voting power over 3,911,543 shares of Common Stock, shared voting power over no shares of Common Stock, sole dispositive power over 3,974,202 shares of Common Stock and shared dispositive power over no shares of Common Stock.
(3)As reported on an amended Schedule 13G/A filed with the SEC on February 13, 2024. According to this filing, The Vanguard Group, acting as an investment adviser, possessed sole voting power over no shares of Common Stock, shared voting power over 18,749 shares of Common Stock, sole dispositive power over 2,901,414 shares of Common Stock, and shared dispositive power over 41,372 shares of Common Stock.
(4)As reported on an amended Schedule 13G/A filed with the SEC on February 9, 2024. The amended Schedule 13G indicates that Dimensional Fund Advisors LP, in its capacity as investment adviser, sub-advisor and/or investment manager to certain registered investment companies, commingled funds, group trusts and separate accounts (collectively, “Funds”), has the sole voting power over 1,880,765 shares of Common Stock, shared voting power over no shares of Common Stock, sole dispositive power over 1,906,609 shares of Common Stock and shared dispositive power over no shares of Common Stock that are owned by such Funds. According to its Schedule 13G/A, Dimensional Fund Advisors LP disclaims beneficial ownership of such shares.
(5)As reported on an amended Schedule 13G/A filed with the SEC on January 24, 2024. The amended Schedule 13G indicates that State Street Corporation, acting as a parent holding company, has the sole voting power over no shares of Common Stock, shared voting power over 1,455,500 shares of Common Stock, sole dispositive power over no shares of Common Stock, and shared dispositive power over 1,477,278 shares of Common Stock.

Directors and Executive Officers
The following table sets forth as of the record date, June 6, 2024, certain information with respect to the beneficial ownership of shares of Common Stock by (i) each director or nominee, (ii) each executive officer listed in the “Summary Compensation Table”, who we refer to as the “named executive officers”, and (iii) all current directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares(1)	Percent of Class(2)
	(#)	(%)
Diana F. Cantor	22,303	*
George C. Freeman, III(3)	352,398	1.4%
Lennart R. Freeman(4)	17,310	*
Airton L. Hentschke	113,289	*
Thomas H. Johnson	27,460	*
Johan C. Kroner	52,343	*
Michael T. Lawton(5)	17,266	*
J. Patrick O'Keefe	13,169	*
Arthur J. Schick, Jr.	3,501	*
Robert C. Sledd	15,156	*
Thomas H. Tullidge, Jr.	14,170	*
Preston D. Wigner	54,439	*
Jacqueline T. Williams	11,226	*
All current directors and all executive officers as a group (17 persons)	760,036	3.1%
*Percentage of ownership is less than 1% of the outstanding shares of Common Stock.
(1)No executive officers or directors have pledged shares of Common Stock as security.
(2)The percentages shown in the table are based on 24,651,855 shares of Common Stock outstanding on June 6, 2024.
(3)Amount includes 400 shares held by two of Mr. G. Freeman's children and 200 shares held by Mr. G. Freeman as custodian for another child.
(4)Amount includes 14,594 shares owned by the Lennart R. Freeman Revocable Trust.
(5)Amount includes 864 shares held by The Michael T. Lawton Trust.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and any persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during fiscal year 2024, its officers, directors and greater-than-10% beneficial owners timely filed all required reports, except that Mr. McKeen Starke's initial Form 3 filing was late due to an administrative error.

CORPORATE GOVERNANCE AND COMMITTEES
General
Our business and affairs are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and our Articles of Incorporation and Bylaws. Members of the Board of Directors are kept informed of our business through discussions with the Chairman, President, and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. The corporate governance practices we follow are summarized below.
Corporate Governance Guidelines
The Board of Directors has adopted written Corporate Governance Guidelines that set forth the practices of the Board of Directors with respect to the qualification and selection of directors, director orientation and continuing education, director responsibilities, Board of Directors composition and performance, director access to management and independent advisors, director compensation, management evaluation and succession, evaluation of the Board of Directors’ performance, and various other issues. The Corporate Governance Guidelines are available to shareholders and the public free of charge under the “Investors-Governance” section of our website at https://investor.universalcorp.com/governance/governance-documents/default.aspx. A printed copy is available to any shareholder free of charge upon written request directed to Investor Relations at the address provided on page 6 of this Proxy Statement.
Code of Conduct
The Board of Directors has adopted a written Code of Conduct applicable to our directors, officers, and employees, and the directors, officers, and employees of each of our subsidiaries and controlled affiliates. The Code of Conduct satisfies the NYSE requirements for a “Code of Business Conduct and Ethics” and the SEC definition of a “Code of Ethics for Senior Financial Officers.” The Code of Conduct addresses such topics as protection and proper use of company assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest, and insider trading. The Code of Conduct is available to shareholders and the public free of charge under the “Compliance” section of our website at http://www.universalcorp.com/Compliance. A printed copy is available to any shareholder free of charge upon written request directed to Investor Relations at the address provided on page 6 of this Proxy Statement.
Insider Trading Policy
The Board of Directors of the Company has adopted a Policy Relating to Insider Trading of Securities and Section 16 Reporting (the “Insider Trading Policy”) governing the purchase, sale and/or other dispositions of the Company’s securities by its directors, officers and employees, and the Company itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. The Insider Trading Policy applies to directors, officers, employees and consultants of the Company, its affiliates and its subsidiaries. Among other things, the Insider Trading Policy prohibits trading in the Company’s securities if a director, officer, employee or consultant is aware of material non-public information (except for transactions pursuant to a written plan that has been adopted in conformity with Rule 10b5-1 under the Exchange Act and pre-cleared with the Company). These individuals are also prohibited from disclosing material non-public information about the Company to any other persons. The Insider Trading Policy also sets forth information with respect to restricted trading periods, pre-clearance procedures and Section 16 compliance. It also contains prohibitions on specific types of trading in the Company’s securities, including short sales, publicly traded options and hedging transactions, that are designed to mitigate or avoid risks associated with long-term ownership of the Company’s securities, as well as holding shares in margin accounts or pledging shares. The Company’s Insider Trading Policy is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended March 31, 2024.

Director Independence
The Board of Directors, in its business judgment, has determined that each member of the Board of Directors, except Mr. G. Freeman, our Chairman, President, and Chief Executive Officer, is independent as defined by the NYSE listing standards and our Corporate Governance Guidelines. In reaching this conclusion and as set forth in the independence standards of our Corporate Governance Guidelines, the Board of Directors evaluated each director or nominee for director in light of the specified independence tests set forth in the NYSE listing standards. In addition, the Board of Directors considered whether we and our subsidiaries conduct business and have other relationships with organizations of which certain members of the Board of Directors or members of their immediate families are or were directors or officers. There has been no such business or relationships for the past three fiscal years.
Executive Sessions
The independent directors of the Board of Directors meet in executive session without management or employee directors present. Such executive sessions may be scheduled either before or after each regularly scheduled Board of Directors meeting. Although designated to meet at least annually, during fiscal year 2024 the independent directors met in executive session three times. The independent directors designate the Lead Independent Director, who is responsible for presiding over the executive sessions of the independent directors. The Lead Independent Director is responsible for advising the Chairman, President, and Chief Executive Officer of the outcome of any decisions reached or suggestions made at these sessions. As noted below, Mr. Johnson has served as Lead Independent Director for this year.
Communications with Directors
Interested parties may at any time direct communications to the Board of Directors as a whole, to the Lead Independent Director, to any individual member of the Board of Directors, or to the non-management or independent directors as a group through our website or by contacting our Secretary. The “Investors-Governance-Contact the Board” section of our website at https://investor.universalcorp.com/governance/contact-the-board/default.aspx contains an e-mail address established for submitting communications to directors. Communications can also be delivered by mail by sending requests to our Secretary, whose address is on page 6 of this Proxy Statement.
Shareholders making such communications are encouraged to state that they are shareholders and provide the exact name in which their shares of Common Stock are held and the number of shares held. Each individual communicating with the Board of Directors will receive a written acknowledgment from or on behalf of our Secretary after receipt of the communication sent in the manner described above. After screening such communications for issues unrelated to the duties and responsibilities of the Board of Directors, our Secretary will distribute communications to the intended recipient(s) as appropriate. The process for such screening has been approved by our independent directors.
Board and Committee Meeting Attendance
During fiscal year 2024, there were five meetings of the Board of Directors. Each director attended 75% or more of the total number of meetings of the Board of Directors and of the committees on which they served.

Board Leadership Structure and Role in Risk Oversight
Board Leadership Structure
The Board of Directors does not have a policy on whether or not the role of the Chief Executive Officer and Chairman should be separate or, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. In determining the appropriate Board leadership structure, the Board considers a number of factors, including the Company's strategic goals, the risks and opportunities the Company faces, the Company's business and operating environment, the experience and skills of the Company's directors and the interests of the Company's shareholders.
Currently, we have one individual, Mr. G. Freeman, serving as Chairman of the Board, President, and Chief Executive Officer. Mr. G. Freeman was elected by the Board of Directors as President on December 12, 2006, Chief Executive Officer on April 1, 2008, and Chairman of the Board on August 5, 2008. Prior to his election as our President and Chief Executive Officer, Mr. G. Freeman served as our General Counsel and Secretary from February 1, 2001, until November 2005, when he was elected Vice President. The Board of Directors believes that because Mr. G. Freeman has unique and extensive experience and understanding of our business, he is well situated to lead and execute strategy and business plans to maximize shareholder value by having a combined role of Chairman of the Board, President, and Chief Executive Officer.
The Company’s Corporate Governance Guidelines permit the individual who serves as Chief Executive Officer to serve as Chairman of the Board of Directors. In order to ensure that independent directors continue to play a leading role in our governance, however, the Board of Directors established the position of a Lead Independent Director in our Corporate Governance Guidelines.
The Lead Independent Director is elected annually by the independent directors and ensures that the Board of Directors operates independently of management, and directors and shareholders have an independent leadership contact.
The Lead Independent Director, who must satisfy our independence standards, is responsible for presiding over the executive sessions of the independent directors and performing such other duties as may be delegated to the position by the Board of Directors. The Lead Independent Director also has the following additional roles and responsibilities:
•serve as a liaison between the independent directors and the Chief Executive Officer and Chairman of the Board of Directors and senior management to report or raise matters;
•preside over meetings of the independent directors and, as appropriate, provide prompt feedback to the Chief Executive Officer and Chairman of the Board of Directors;
•call meetings and set agendas for executive sessions of the independent directors;
•serve as a “sounding board” and mentor to the Chief Executive Officer and Chairman of the Board of Directors;
•take a leading role in the Board’s evaluation of the Chief Executive Officer and succession planning;
•chair Board of Directors meetings when the Chairman of the Board of Directors is not present or when there is a potential conflict of interest; and
•perform such other duties and responsibilities as may be delegated to the Lead Independent Director by the Board of Directors from time to time.
Mr. Johnson currently serves as our Lead Independent Director. The Board of Directors historically has elected a Lead Independent Director each year for a one year term commencing at the conclusion of the applicable Annual Meeting. Mr. Johnson will serve as Lead Independent Director until the conclusion of the 2024 Annual Meeting.
The Board of Directors also has five standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Finance and Pension Investment Committee, and the Nominating and Corporate Governance Committee. Each committee has a separate chairman and each of the Audit, Compensation, and Nominating and Corporate Governance Committees are composed solely of independent directors.
Given our current circumstances, relative size and operating strategies, we believe having a combined Chairman of the Board of Directors and Chief Executive Officer, as well as having a Lead Independent Director and independent standing committees, is the most appropriate structure for us and our shareholders. We believe this structure demonstrates clear leadership to our employees, shareholders, and other interested parties and eliminates the potential for redundancies and confusion. The Lead Independent Director protects the role of the independent directors by providing leadership to the independent directors and working closely with the Chief Executive Officer and Chairman of the Board of Directors.
As part of the Board of Directors’ annual assessment process, the Board of Directors evaluates our board leadership structure to ensure that it remains appropriate for us. The Board of Directors recognizes that there may be circumstances in the future that would lead it to separate the roles of Chief Executive Officer and Chairman of the Board of Directors, but believes that the absence of a policy requiring either the separation or combination of the roles of Chairman and Chief Executive Officer provides the Board of Directors with the flexibility to determine the best leadership structure for us.

Board of Directors’ Role in Risk Oversight
The Board of Directors is responsible for our risk oversight. In carrying out its risk oversight function, each of the five standing committees of the Board of Directors is responsible for risk oversight within their area of responsibility and regularly reports to the Board of Directors. Management is responsible for our risk management, including providing oversight and monitoring to ensure our policies are carried out and processes are executed in accordance with our performance goals and risk tolerances. Management holds regular meetings in which they identify, discuss, and assess risks from current macro-economic, industry, and company-specific perspectives. The Company's Chief Compliance Officer reports to the Board of Directors at every regularly-scheduled meeting of the Board of Directors on compliance matters, including the Company's compliance program.
The Audit Committee is responsible for discussing with management, the independent registered public accounting firm and the internal auditors, our policies and procedures with respect to risk assessment and risk management related to accounting, auditing, and financial reporting. As part of its regular reporting process, management reports and reviews with the Audit Committee our material risks, including (i) proposed risk factors and other public disclosures, and (ii) mitigation strategies and our internal controls over financial reporting. The Audit Committee also engages in regular periodic discussions with the Chief Financial Officer, other members of management, and the Vice President of Internal Auditing regarding risks as appropriate. The Audit Committee has primary oversight responsibility for the Company's Information Security Program. The Audit Committee periodically reviews the program and information security, cybersecurity, and technology risks. At least quarterly, the Audit Committee reviews and discusses with management and the Company's senior information officers the Information Security Program, including any enhancements made to the program as a result of a maturity assessment or an identified security risk. The Audit Committee regularly briefs the Board on these discussions.
The Finance and Pension Investment Committee assists the Board of Directors in control of our financial policies and resources and monitors our financial strategic direction. As part of its responsibilities, the Finance and Pension Investment Committee oversees our financial policies, including financial risk management, and reviews and approves significant financial policies and transactions. It also has oversight of the investments in our ERISA-regulated pension and savings plans.
The Compensation Committee considers succession planning risks and compensation risks that may be a result of our executive compensation programs. The Compensation Committee has oversight responsibility for the Company’s review of compensation policies and procedures to determine whether they present significant risks.
The Nominating and Corporate Governance Committee considers risks related to corporate governance, environmental, and social responsibility issues, succession planning risk regarding the members of the Board of Directors and, jointly with the Compensation Committee, the Nominating and Corporate Governance Committee considers succession planning risk regarding our Chief Executive Officer.
The Nominating and Corporate Governance Committee also oversees the administration of the Company’s enterprise risk management (“ERM”) program. In March 2023 at the request of the Board of Directors and the Nominating and Corporate Governance Committee, in connection with the Company’s continued focus on risk management, the Company engaged an independent ERM expert to evaluate and assess the ongoing growth and maturity of the Company’s ERM program and to make recommendations for areas of additional enhancement by management. In fiscal year 2024, the maturity assessment of the Company's ERM program was completed. This assessment has assisted the Board of Directors and management in further developing the Company's program governance and strategies for assessing, monitoring and managing current and emerging risks. For additional information regarding this assessment, see “Committees of the Board-Nominating and Corporate Governance Committee” below.
We believe the current leadership structure of the Board of Directors supports the risk oversight functions described above by providing independent leadership at the committee level, with ultimate oversight by the full Board of Directors as led by the Chairman of the Board of Directors and Chief Executive Officer and the Lead Independent Director.

Compensation Risk Assessment
As part of its oversight of our executive compensation program, the Compensation Committee considers the impact of our executive compensation program, and the incentives created by the compensation awards that it administers, on our risk profile. The Compensation Committee believes that the design and features of the compensation program mitigate the risk of misconduct or imprudent risk-taking. In addition, we review all of our compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. At the Compensation Committee’s direction, our Senior Vice President and Chief Financial Officer and his staff, our Vice President, General Counsel, and Secretary, and our Vice President of Internal Auditing, conduct a risk review assessment of our compensation programs annually, and provides the report to the Compensation Committee for its review and consideration. The findings of this year’s assessment were (i) that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and (ii) that the balance of compensation elements discourages excessive risk taking and therefore the risks arising from our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on the Company. The risk assessment also concluded that the performance measures and performance targets do not encourage excessive or unnecessary risk-taking. The Compensation Committee considers the attributes of our programs which include:
•the balance between annual and longer-term performance opportunities;
•the balance between performance-based and non-performance-based pay;
•the alignment of our programs with business strategies focused on long-term growth and sustained shareholder value, ensuring the performance goals established for senior management reflect the objectives set by the Compensation Committee to increase focus on the achievement of the Company’s strategic plan;
•the alignment of our programs with our stakeholders including customers, suppliers, investors and employee communities by supporting a sustainable supply chain through our high environmental, social, corporate governance and ethical standards;
•the Company’s strong corporate values and ethical business practices and policies that include a code of conduct, a global compliance program, and programs that support supply chain integrity;
•the placement of an appropriate portion of our executive pay “at risk” and dependent upon the achievement of specific corporate and individual performance goals that are aligned with our strategic objectives and are objectively determined with verifiable results. These corporate goals have pre-established threshold, target and maximum award limits;
•the use of multiple performance metrics that are based on the general performance of the Company and the use of adjusted economic profit as a risk-adjusted metric;
•the use of rolling three-year performance share units to lengthen the overall measurement period;
•the Compensation Committee’s ability to exercise negative discretion and to consider non-financial and other qualitative performance factors in determining actual compensation payouts;
•stock ownership guidelines that are reasonable and align executives’ short- and long-term interests with those of our shareholders;
•the Universal Corporation Dodd-Frank Clawback Policy (the “Clawback Policy”). The Clawback Policy applies to our current and former executive officers and subjects incentive-based compensation received on or after October 2, 2023 to recovery if the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws;
•the clawback provision contained in our cash incentive awards and performance-based equity awards, which applies to the extent that such recovery would not duplicate recovery of the same portion of incentive-based compensation that is deemed to have been erroneously awarded under the Clawback Policy and authorizes the potential recovery or adjustment of awards when the performance measures on which such awards were based are restated in a manner that would have decreased the amount of the award had the restated performance measure been used to calculate the original award, or when the award is otherwise deemed inappropriate by the Compensation Committee due to the occurrence of certain stated events; and
•the policy prohibiting the use of hedging and derivatives trading by executives and directors.
In fiscal year 2024, the Company engaged PricewaterhouseCoopers (“PwC”), its independent compensation consultant, to review and establish a new peer group and assess executive compensation. Following their assessment of the Company's executive compensation, PwC affirmed the Compensation Committee's objective of setting total direct opportunity compensation for the Company's executives at levels competitive with the market median for executives in the Company's peer group, comparable positions at companies of comparable size, complexity, and operational characteristics.

Committees of the Board
Audit Committee
The Audit Committee provides independent, objective oversight of the Company’s financial reporting and internal control processes. The primary responsibilities of the Audit Committee include the review of the scope and the results of the work of the Company’s independent registered public accounting firm and internal auditors; the review of the adequacy of internal accounting controls; the selection, appointment, compensation, and oversight of our independent registered public accounting firm; and oversight of the Company’s information security risk management program. The Audit Committee operates under a written charter last amended by the Board of Directors on April 19, 2021. The Audit Committee’s charter is available under the “Investors-Governance” section of our website at https://investor.universalcorp.com/governance/governance-documents/.
The members of the Audit Committee are Messrs. Lawton (Chairman), L. Freeman, Tullidge, Schick and Ms. Williams. The Board of Directors has determined that each of the Audit Committee members is independent as defined under the applicable independence standards set forth in regulations of the SEC and the NYSE listing standards. The Board of Directors has also determined that all of the Audit Committee members are financially literate as defined by the NYSE listing standards. Finally, in accordance with the applicable regulations of the SEC, the Board of Directors has further determined that the Audit Committee contains at least one “audit committee financial expert” as defined by such regulations. That person is Mr. Lawton, the Chairman of the Audit Committee. The fact that the Board of Directors did not identify additional Audit Committee members as “audit committee financial experts” does not in any way imply that other members do not meet that definition.
The Audit Committee met six times during fiscal year 2024. Additional information with respect to the Audit Committee is discussed below in the section entitled “Audit Information” on page 83 of this Proxy Statement.
Compensation Committee
The current members of the Compensation Committee are Messrs. Johnson (Chairman), L. Freeman, Lawton, Sledd and Mrs. Cantor. The Compensation Committee performs the responsibilities of the Board of Directors relating to compensation of our executives, including establishing and maintaining a competitive compensation program for our directors and executives in order to attract, retain and motivate key contributors to our success. The Compensation Committee’s responsibilities include, among others, reviewing and setting or approving corporate goals and objectives relevant to compensation of the Chief Executive Officer and other executive officers, evaluating the performance of the Chief Executive Officer and our other executive officers in light of those goals and objectives, and determining and approving compensation levels for the Chief Executive Officer and our other executive officers based on this evaluation; making recommendations to the Board of Directors with respect to annual and long-term incentive compensation plans; evaluating the performance of, and determining the salaries, incentive compensation, and executive benefits for senior management; and administering our equity-based and other executive compensation plans. The Compensation Committee also has oversight over the Company’s benefits, retention and development processes, including the periodic review of the Company’s succession planning and leadership development program. The Compensation Committee may delegate any and all of its responsibilities to subcommittees composed entirely of independent directors of the Compensation Committee. Such subcommittees must have a published committee charter.
The Compensation Committee operates under the written charter last amended by the Board of Directors on November 1, 2023. The Compensation Committee's charter is available under the “Investors-Governance” section of our website at https://investor.universalcorp.com/governance/governance-documents/.
The Chairman of the Compensation Committee works with management to establish the agenda for Compensation Committee meetings. Data and materials are prepared for review by the Compensation Committee using market data from both broad-based and targeted national and regional compensation surveys. Competitive industry analysis is enhanced through review of peer company proxy data, professional research consortiums, and nationally recognized compensation databases provided by the Compensation Committee’s independent compensation consultant.
The Compensation Committee periodically meets with certain members of management in order to assess progress toward meeting long-term objectives approved by the Board of Directors. The Compensation Committee reviews the performance and compensation of the Chief Executive Officer with input from both the full Board of Directors and the Chief Executive Officer’s self-evaluation. The Compensation Committee approves the compensation of the other executive officers, based upon the evaluation and recommendation of the Chief Executive Officer. Where it deems appropriate, the Compensation Committee engages its independent compensation consultant or other appropriate advisors to analyze compensation trends and competitiveness of pay packages and to support the Compensation Committee’s duty to establish each of the executive officers’ targeted overall compensation levels.

The Compensation Committee reports regularly to the Board of Directors on matters relating to the Compensation Committee’s responsibilities. For additional information regarding the compensation-related activities of the Compensation Committee, see the sections entitled “Compensation Discussion and Analysis” and “Report of the Compensation Committee” on pages 34 and 53 of this Proxy Statement, respectively.
The Board of Directors has determined that the members of the Compensation Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act), “outside directors” (within the meaning of former Section 162(m) of the Internal Revenue Code) and “independent directors” (as defined under the applicable NYSE listing standards and our Corporate Governance Guidelines). In addition, no Compensation Committee member is a current or former employee of the Company or any of its subsidiaries. While the Compensation Committee’s charter does not specify qualifications required for members, Mr. Johnson has been a member of other public company boards of directors and is a former chief executive officer of public companies; Mr. L. Freeman has extensive experience as a former senior executive officer of a large international tobacco products manufacturer; Mrs. Cantor possesses extensive legal, investment, and financial skills as well as significant public company directorship experience; Mr. Sledd has had significant board member experience and served as chief executive officer of multiple corporations; and Mr. Lawton has had significant experience as a senior executive of a public company. The Compensation Committee met four times during fiscal year 2024.
In performing its responsibilities with respect to executive compensation decisions, the Compensation Committee receives information and support from our human resources department, and a nationally-recognized executive compensation consultant. PwC has served as the independent executive compensation consultant since March 2022. In fiscal year 2024, PwC had aggregate fees of $114,200 for their executive compensation services. PwC provides consulting and valuation services to our worldwide finance and accounting teams, which are approved by the Audit Committee, and, in fiscal year 2024, the cost of these services was $125,400 for a variety of tax analysis and support services. These services are managed by separate groups within PwC and have no reporting responsibility to the executive compensation group. For more information with respect to the Compensation Committee’s compensation consultant, see “Compensation Discussion and Analysis” beginning on page 34 of this Proxy Statement.
Executive Committee
The Executive Committee has the authority to act for the Board of Directors on most matters during the intervals between Board of Directors meetings. Their actions are subject to ratification by the Board of Directors at its next scheduled meeting. The members of the Executive Committee are Messrs. G. Freeman (Chairman), L. Freeman, Johnson and Lawton. The Executive Committee met three times during fiscal year 2024.
Finance and Pension Investment Committee
The Finance and Pension Investment Committee has the responsibility of establishing our financial policies and controlling our financial resources. In addition, it retains and monitors the performance of an investment manager and, with the assistance of the investment manager, establishes investment objectives and policies, and monitors the performance of investments, of the retirement plans and other qualified employee benefit plans of Universal Leaf Tobacco Company, Incorporated, which we refer to as Universal Leaf. The Finance and Pension Investment Committee operates under the written charter approved by the Board of Directors on April 9, 2019. The charter, as well as the Company’s amended Bylaws, are available under the “Investors-Governance” section of our website at https://investor.universalcorp.com/governance/governance-documents/.
The members of the Finance and Pension Investment Committee are Mr. Sledd (Chairman), Mrs. Cantor, Messrs. G. Freeman, Schick, Tullidge and Ms. Williams. The Finance and Pension Investment Committee met four times during fiscal year 2024.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee performs a two-fold function. First, the Nominating and Corporate Governance Committee is responsible, subject to approval of the Board of Directors, for determining and developing criteria for Board of Directors membership, for identifying specific individuals qualified to be members of the Board of Directors, and for making recommendations to the Board of Directors with respect to such nominations. Second, the Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company, overseeing the Company's environmental and social responsibility and sustainability programs and practices, and overseeing the evaluation of the Board of Directors and its acting committees. The Nominating and Corporate Governance Committee monitors developments in, and makes recommendations to the Board of Directors concerning, corporate governance practices, including following regulatory and legislative developments, and considers corporate governance best practices in performing its duties.
In addition, in relation to its responsibilities with respect to corporate governance, the Nominating and Corporate Governance Committee is responsible for overseeing the administration of the Company's enterprise risk management program. In March 2023, in connection with the Company’s continued focus on risk management, the Company engaged an independent enterprise risk management expert to evaluate the maturity of the Company’s ERM program. In fiscal year 2024, the maturity assessment of the Company’s ERM program was completed. This assessment has assisted the Nominating and Corporate Governance Committee in overseeing how the Company manages enterprise risk. It produced constructive recommendations to enhance the current program, have improved understanding of risks and interaction among the Board of Directors, executive management and business functions, and increase risk awareness. As a result, the Company has established an ERM Policy that outlines a more formalized governance structure to have clearly established responsibilities to identify risk, assess risk, report on, and monitor and manage current and emerging risks.
The Nominating and Corporate Governance Committee operates under the written charter last amended on April 18, 2023, to reflect the oversight role with respect to the administration of the Company’s enterprise risk management program. The charter, as well as the Company’s amended Bylaws, are available under the “Investors-Governance” section of our website at https://investor.universalcorp.com/governance/governance-documents/. The members of the Nominating and Corporate Governance Committee are Mrs. Cantor (Chairman), Messrs. Johnson, Schick, Sledd, Tullidge and Ms. Williams. The Nominating and Corporate Governance Committee met five times during fiscal year 2024.
The Nominating and Corporate Governance Committee periodically assesses whether any vacancies on the Board of Directors are expected due to retirement or otherwise, and whether any additional directors should be added in order to enhance or supplement any skills, expertise, background or other factors of the then-current Board of Directors. Assessing retirements is largely a function of identifying the age of existing directors and the years in which their terms will expire. Pursuant to our Corporate Governance Guidelines, a director who is 75 years or older at the time of the expiration of his or her term will not be nominated for reelection, except as otherwise recommended by the Nominating and Corporate Governance Committee and approved by the Board. Other vacancies, or the need to increase the size of the Board of Directors and nominate additional directors, are less predictable and require the Nominating and Corporate Governance Committee to maintain their vigilance throughout the year. When vacancies or additions are anticipated, the Nominating and Corporate Governance Committee employs several methods for identifying and evaluating director nominees. They consider candidates for Board of Directors membership suggested by its members, other Board of Directors members, by management, and they will also consider candidates suggested by our shareholders. The Nominating and Corporate Governance Committee also has the authority to retain a third-party search firm to identify candidates should the Nominating and Corporate Governance Committee deem it necessary based upon the director membership criteria described in the Corporate Governance Guidelines and the Nominating and Corporate Governance Committee’s own assessment of the perceived needs of the Board of Directors at that point in time. Shareholders entitled to vote for the election of directors may submit candidate recommendations for formal consideration by the Nominating and Corporate Governance Committee in connection with an Annual Meeting if we receive timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Nominating and Corporate Governance Committee. To be timely for the 2025 Annual Meeting, the notice must be received within the time frame set forth in the section entitled “Proposals for 2025 Annual Meeting” on page 86 of this Proxy Statement. To be in proper form, the notice must include each recommended nominee’s written consent to be named as a nominee and to serve if elected, and information about the shareholder making the recommendation and the person recommended as a director candidate. These requirements are more fully described in our Bylaws and Corporate Governance Guidelines.
The Nominating and Corporate Governance Committee evaluates all director candidates in accordance with the director membership criteria described in the Corporate Governance Guidelines. The Nominating and Corporate Governance Committee does not differentiate between Board of Directors candidates submitted by shareholders and candidates submitted by its members, other Board of Directors members or by management with respect to evaluating candidates. To facilitate the Nominating and Corporate Governance Committee’s assessment of identified candidates and the current skills and criteria of the Board of Directors, they use a skills matrix tool that incorporates the various criteria the Committee deems most relevant and applicable in the context of an assessment of the perceived needs of the Board of Directors at that point in time. The skills matrix tool can contain criteria such as broad-based business skills and experience, leadership experience, prior public or private company board experience, prominence and reputation in a relevant profession, global business and social perspective, concern for the long-term interests of the shareholders, knowledge of our industry or related industries, diversity, and personal and professional integrity, ethics, and judgment. The needs of the Board of Directors change from time to time. The Nominating and Corporate Governance Committee reviews and, if necessary, amends the skills matrix tool at least annually. The skills matrix is a helpful tool to facilitate discussion of existing Board members' respective skills and attributes, any perceived needs of the Board of Directors and the environment in which the Company operates. The skills matrix can help evaluate the totality of the merits of each prospective nominee that it may be considered. Due to the dynamic nature of the Nominating and Corporate Governance Committee’s evaluation and assessment process, as well as the evolving needs and strategies of the Company, we have not established specific minimum qualifications that must be met by potential new directors. The Board of Directors, however, believes that as a matter of policy there should be a substantial majority of independent directors on the Board of Directors. The Nominating and Corporate Governance Committee will also seek to ensure that the Board of Directors, and consequently the Audit Committee, have at least three independent members that satisfy the NYSE financial and accounting experience requirements and at least one member who qualifies as an audit committee financial expert.
It also is important to the Nominating and Corporate Governance Committee that the members of the Board of Directors work together in a cooperative fashion. When considering a director standing for re-election as a nominee, in addition to the assessment process described above, the Nominating and Corporate Governance Committee also considers that individual’s past contribution and future commitment.
After completing potential director nominees’ evaluations, the Nominating and Corporate Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.
Mrs. Diana F. Cantor, Mr. Robert C. Sledd, and Mr. Thomas H. Tullidge, Jr. were each recommended by the Nominating and Corporate Governance Committee for nomination for election at the Annual Meeting as Directors to serve a three-year term until their respective successors are elected and qualified, or until their earlier resignation or removal. The Nominating and Corporate Governance Committee did not receive any Board of Director recommendations from any shareholder in connection with the Annual Meeting.

Annual Meeting Attendance
We expect and encourage each member of the Board of Directors to attend our Annual Meetings in person when it is reasonably practical for the director to do so. When a Board member’s attendance in person is not possible, he or she may attend the Annual Meeting by telephone or electronic means. All persons serving as Board members at the time, except one, attended the Company's 2023 Annual Meeting of Shareholders.
Board’s Role in Environmental, Social and Governance (ESG) Matters: Sustainability
Corporate responsibility is an important priority for the Board of Directors and the Company. We have a long history of strong commitment to being an ethical and responsible company acting with integrity and respect for each other, the communities in which we operate and the environment. As part of that commitment, we have a fundamental responsibility to our stakeholders to set high standards of social and environmental performance to support a sustainable supply chain and operations. The Company’s Board of Directors and executive leadership review, approve and implement our strategy and goals associated with ESG and the Company’s sustainability practices, and we believe these practices help us perform successfully in our industry. Universal is proud of the commitment we made to stakeholders in 2019 to report annually on sustainability topics that impact our business so stakeholders could better understand how we meet the high standards we set. Our Nominating and Corporate Governance Committee is responsible for overseeing ESG programs and practices, including considering potential long and short-term trends and impacts that environmental, social, and sustainability issues may have related to the Company's business
The Nominating and Corporate Governance Committee is also responsible for overseeing the Company’s public reporting on ESG programs and practices. The Board of Directors believes reporting and engaging on our ESG programs and practices is important to our stakeholders’ understanding of our commitment and dedication. The Company’s current programs and practices are discussed on our website in our “Practices” section at http://www.universalcorp.com/Practices and our “Impact” section at http://www.universalcorp.com/Impact, and in our publicly released annual Sustainability Reports. Our annual Sustainability Reports build upon our existing communications with metrics, facts, targets and figures that represent our business throughout the world, and touch on such important issues as supply chain integrity, environmental impacts, social impacts and good agricultural practices. Our 2023 Sustainability Report is our most current report, having been publicly released in December 2023, and we encourage you to read it. Data disclosed in the 2023 Sustainability Report reflects activities that occurred during fiscal year 2023 and was prepared in accordance with the GRI Standards and the SASB Agricultural Products standard. We intend to publicly release our 2024 Sustainability Report in December 2024, which will build on the disclosures, metrics and targets included in our 2023 Sustainability Report.
In addition to the 2023 Sustainability Report, the Company has implemented other ESG policies and procedures, including our Environmental Policy, our Water Stewardship Policy, our Human Rights Policy and our Health and Safety Policy. Our Board of Directors and Nominating and Corporate Governance Committee approve our policies and Sustainability Reports, which can be found on our website in our “Practices-Environmental Performance,” “Practices-Social Responsibility” and “Practices-Health & Safety” sections at http://www.universalcorp.com/Practices/EnvironmentalPerformance, http://www.universalcorp.com/Practices/SocialResponsibility and https://www.universalcorp.com/Practices/HealthSafety.

Human Capital Management
Workforce Overview

Our employees are among our most important resources, and we rely on them to execute our business plan with integrity and efficiency. Investing in human capital is critical to our continued success. Our employees enable us to be a leading global supplier of leaf tobacco and other agriproducts. We strive to foster a diverse and inclusive workplace; attract, retain, and develop talented personnel; and keep our employees safe and healthy.
As of March 31, 2024, we employed more than 27,000 employees, operating in over 30 different countries across five continents. Approximately 60% of our employees are seasonal and approximately 40% are full-time employees. Almost 50% of our employees are female and more than 20% of our managers are female. Globally, Universal has twelve collective bargaining agreements in place, covering approximately 52% of our workforce. The sizeable seasonal nature of our global workforce makes these numbers fluctuate throughout the year. The above percentages reflect our workforce on March 31, 2024.
We are a multinational and multicultural organization, with employees and operations located around the world, and we are committed to maintaining a diverse and inclusive workplace. Only around 5% of our employees are located in the United States. Almost all of our employees are from the same country in which our operations are located. Our expatriate hires represent less than 0.4% of our workforce, and they are hired due to their essential professional knowledge necessary for the operation of our business.
Universal Corporation’s Board of Directors’ Role in Human Capital Management
Our Board of Directors believes that human capital management is an important component of our continued growth and success and is essential to our ability to attract, retain, and develop talented and skilled employees. We pride ourselves on a culture that respects co-workers and values concern for others.
Our Nominating and Corporate Governance Committee and our Compensation Committee both have important roles with respect to human capital management. The Nominating and Corporate Governance Committee oversees and reviews our ESG programs, which include important policies and practices related to human rights, diversity and inclusion, prohibitions against discrimination, employee health and safety, and other policies related to our workforce. The Compensation Committee has oversight of compensation, benefits, and retention and development processes of senior management, including an annual review of the Company's succession planning and leadership development program.
We are committed to protecting the human rights of our employees and have policies in place to support this effort, including those relating to whistleblowing, harassment, equal employment and compliance with local labor laws. Our Board of Directors also adopted our Code of Conduct and Anti-Corruption Compliance Manual to promote ethical behavior throughout the Company and address violations of ethical standards. The Code and Manual have been translated into 16 languages and apply directly to all officers, directors and non-seasonal employees in the Universal family of companies. The Board of Directors also adopted our Human Rights Policy, which defines the high ethical and social standards we implement across our global operations. We support these rights and programs through compliance communications, face-to-face and online training, and an anonymous compliance hotline that we maintain globally. Our compliance hotline is available to all our employees and any other interested parties 24 hours a day, 7 days a week, by Internet or phone. The Board of Directors oversees our global compliance program and receives reports from our Chief Compliance Officer at each scheduled Board of Directors meeting.
Employee Compensation and Benefits
We offer our employees competitive base salaries and wages, and we have a salary administration process where we regularly review and adjust our employees’ total compensation and benefits when warranted to ensure they are competitive in our industry and are aligned with our performance. In addition, we believe employee benefits are an essential component of our total compensation package. Each of our global operations provides benefits that are designed to attract and retain our employees. These benefits vary depending on the location, seniority and employment status of our employees, and can include medical insurance, long-term disability insurance, retirement benefits, and similar programs.
In the United States, benefits to our employees include medical, dental, disability and life insurance, flexible spending accounts, and a 401(k) Savings Plan with a 5% match and immediate vesting. We provide a health care advocacy service to assist our employees with various medical needs as they make these decisions, and we provide a mental health and financial counseling program for our employees and their families. We also offer other benefits which may vary by location, but which include performance, holiday, attendance and other bonus opportunities, a tuition assistance program (offering assistance up to 75%) as well as a 501(c)(3) matching gift program to benefit communities in which our employees work and reside.

We support our employees outside of work through a variety of initiatives and strongly believe that our success relies on the prosperity of the communities in which we operate. We fund various programs that enhance local communities, economies and cultures. For example, in numerous locations we support projects designed to impact our employees and their families such as establishing health clinics and wellness programs to assist our employees, administering after school care for schoolchildren, or funding local cultural events. Ultimately, we recognize our impact extends beyond the workplace and are proud to engage as both active corporate citizens and leaders in our neighborhoods, communities, and countries. We publicly disclose additional information about our community support activities each year in our Sustainability Report.
Talent Development and Training
Employee training and development of both technical and leadership skills are integral aspects of our human capital strategy. We provide employees with a range of development opportunities that vary by location and seniority of employees, such as online training and live classes. These programs often include safety and technical job skill training as well as soft-skill programs focused on communication and change management. Development of leadership skills is also a priority and is specialized for different levels of employees. For example, members of management in our global operations participate in our succession planning programs, which include the identification of employees who are offered development opportunities for career advancement. To further develop leadership skills, we also maintain some specific leadership programs for aspiring leaders and new supervisors, managers and directors.
Health and Safety
The health and safety of our employees is at the forefront of our business efforts. We are committed to the prevention of injury and illness in the workplace through strong health and safety management, employee empowerment and accountability, and strict compliance with applicable health and safety regulations. Our programs are designed to influence our Company’s culture through employee engagement and leadership behavior. We pair our health and safety management system with a strong database reporting tool to allow all Universal facilities to track their local occupational health and safety performance and that of the entire company. These reports allow our global teams to analyze the insights collected from our health and safety system immediately to support compliance and promote continuous improvement.
Additionally, we utilize other health and safety initiatives to ensure our facilities remain safe for our employees. We established health and safety Key Performance Indicators (“KPIs”) across our tobacco factory and agronomy operations. Each factory carries out an in-depth data analysis of prior data and implements KPIs for improvement and monitoring. By giving employees a goal to achieve and monitor, they will be more engaged in what they do and better able to help us succeed. Our “fresh eyes” approach to workplace safety involves inviting colleagues from different facilities to share in cross-auditing tasks. In addition to corporate audits, we encourage this regional cross-auditing to promote a collaborative framework and drive our employee safety programs forward.
Legal compliance is a fundamental aspect of our health and safety practices. Universal companies fully comply with applicable health and safety laws and regulations and cooperate with local authorities to maintain strong health and safety programs. As part of our commitment to a robust supply chain, we encourage our suppliers and partners to uphold healthy and safe work environments in compliance with all applicable regulations.

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal Year 2024 Compensation Discussion and Analysis
This Compensation Discussion and Analysis and the executive compensation tables that follow describe the compensation of the Company’s named executive officers:
•George C. Freeman, III, Chairman, President and Chief Executive Officer;
•Airton L. Hentschke, Senior Vice President and Chief Operating Officer;
•Johan C. Kroner, Senior Vice President and Chief Financial Officer;
•Preston D. Wigner, Senior Vice President (former Vice President, General Counsel and Secretary until April 1, 2024); and
•J. Patrick O'Keefe, Senior Vice President, Universal Global Ventures, Inc.
We refer to these five executives as our named executive officers. Information about named executive officers’ salaries and any changes thereto in fiscal year 2024 can be found under “Base Salaries” on page 46. Information about annual cash incentive targets and awards appears under “Annual Cash Incentive Awards” beginning on page 47. Information about long-term targets and awards appears under “Long-Term Equity Participation” beginning on page 49.
Executive Summary
Guiding Philosophy
Universal Corporation is a global business-to-business agriproducts company with over 100 years of experience supplying products and innovative solutions to meet our customers’ evolving needs. With operations in over 30 countries on five continents, we are uniquely positioned to leverage our worldwide network to access a diverse, reliable supply of plant-based materials. This presence, combined with our supply chain expertise, integrated processing capabilities, and commitment to sustainability, enables us to deliver high-quality, customizable, and traceable value-added agriproducts essential to our customers’ success. We have two operating segments: Tobacco Operations and Ingredients Operations. Our Tobacco Operations segment involves procuring and processing flue-cured, burley, dark air-cured, and oriental leaf tobacco for manufacturers of consumer tobacco products and performing related services. We are the leading global leaf tobacco supplier. Through our Ingredients Operations segment, we procure raw materials globally and process the raw materials through a variety of value-added manufacturing processes to produce high-quality, innovative, specialty plant-based ingredients, including fruits, vegetables, botanical extracts, and flavorings for consumer-packaged goods manufacturers, retailers, and food and beverage companies. We do not sell any direct-to-consumer products. Rather, we support consumer product manufacturers by selling them transformed agriproducts and performing related services for them. Our executive compensation program reflects a strong tie of pay to performance in order to link the interests of executive officers to the interests of shareholders and promote the creation of long-term shareholder value.

The goal of our executive compensation and benefits program is to attract, motivate, reward, and retain the management talent required to achieve our business objectives, at compensation levels that are fair, equitable and competitive with those of comparable companies. This goal is furthered by the Compensation Committee’s policy of linking compensation to individual and corporate performance and by encouraging significant stock ownership by senior management in order to support our business strategy and align the financial interests of management with those of the shareholders.
The following objectives serve as guiding principles for our compensation decisions:
•compensation should be set based on the responsibilities, skills, experience and achievements of each executive officer, taking into account competitive market rates;
•compensation should be linked to strategic objectives and to individual and corporate performance by aligning our incentive programs to operational and financial performance, which we define in terms of economic performance and increases in shareholder value;
•there should be an appropriate mix and weighting among base salary, cash incentives and equity awards, such that an adequate amount of each executive officer’s total compensation is performance-based or “at risk.” Further, as an executive’s responsibilities increase, the portion of “at risk” compensation for the executive should increase as a percentage of total compensation;
•strong emphasis should be placed on equity-based compensation and equity ownership in order to align the financial interests of management with those of the shareholders and to ensure the proper focus on long-term business strategies;
•compensation should avoid any arrangements that pay for failure;
•compensation programs should be designed to provide appropriate performance incentives without encouraging executives to take excessive risks in managing the business and which emphasize our commitment to our core values;
•strong emphasis on equity compensation also reinforces other long-term business goals including our commitment to our employees, customers, investors, farmers, suppliers, and local communities, through our high ethical, social and environmental standards and other ESG objectives in supporting our sustainable operations and supply chain as publicly disclosed in our 2023 Sustainability Report; and
•compensation goals and objectives should be transparent and easy to communicate, both internally and externally. Shareholders should be supplied with clear, comprehensive compensation disclosure.

Company Performance
Fiscal year 2024 was highlighted by strong operating results for our Tobacco Operations segment and significant building for our Ingredients Operations segment, as we made important progress with our state-of-the-art expansion project at our Shank's facility in Lancaster, PA and continued to invest in our commercial sales team and research and development function. Consolidated revenues increased by $178.7 million (7%) over the prior fiscal year, as revenues from our Tobacco Operations segment increased $180.5 million, offset by a $1.8 million decrease in sales for our Ingredients Operations segment.
Fiscal year 2024
Net income attributable to Universal Corporation for the fiscal year ended March 31, 2024, was $119.6 million, or $4.78 per diluted share, compared with $124.1 million, or $4.97 per diluted share, for the prior fiscal year. The results for the fiscal year ended March 31, 2024 included:
•$3.4 million of restructuring and impairment costs, primarily related to our Global Laboratory Services, Inc. operations;
•$5.0 million charge related to a voluntary government-sponsored value-added tax program in Brazil to settle a previously contested assessment;
Combined, these items decreased diluted earnings per share by $0.30 for the fiscal year ended March 31, 2024.
Fiscal year 2023
Net income attributable to Universal Corporation for the fiscal year ended March 31, 2023, was $124.1 million, or $4.97 per diluted share, compared with $86.6 million, or $3.47 per diluted share, for the prior fiscal year. The results for the fiscal year ended March 31, 2023 included:
•$5.0 million of interest income associated with a favorable final tax ruling in Brazil;
•$1.8 million interest expense reversal related to an uncertain tax position that was resolved with sale of the idled tobacco operations in Tanzania;
•$24.3 million income tax benefit associated with a favorable final tax ruling in Brazil; and
•$1.2 million of income taxes related to the sale of the idled tobacco operations in Tanzania.
Combined, these items increased diluted earnings per share by $1.20 for the fiscal year ended March 31, 2023.
Consolidated operating income was $222.0 million for fiscal year 2024, an increase of $40.9 million compared to the prior fiscal year.
The combined Tobacco and Ingredients Operations reportable segments operating income, which includes equity in pretax earnings (loss) of unconsolidated affiliates and excludes restructuring and impairment costs, was $226.3 million for the fiscal year ended March 31, 2024, an increase of $42.8 million from the prior fiscal year. See Note 17 in Item 8 of our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 for discussion of this non-GAAP financial measure, as well as a reconciliation of this non-GAAP financial measure to the most comparable GAAP measure.
The following charts show a five-year history of our diluted earnings per share and our operating income:

Diluted Earnings per Share
(in dollars)
$2.86
$3.53
$3.47
$4.97
$4.78
2020
2021
2022
2023
2024

Operating Income
(in millions of dollars)
$126.4
$147.8
$160.3
$181.1
$222.0
2020
2021
2022
2023
2024

•During fiscal year 2024, we utilized $74.6 million in net cash flows from our operations and returned $83.1 million to shareholders through dividends and share repurchases.
•Over the last three fiscal years, we have returned approximately $243.5 million to shareholders through a combination of dividends and share repurchases.
•Net debt as a percentage of net capitalization was approximately 41% at March 31, 2024, up from 35% at March 31, 2023, primarily reflecting lower cash balances and higher borrowings to fund increased working capital requirements. Our net debt as a percentage of total capitalization remains at a manageable level.
The following charts show a five-year history of our net cash flow from operations, our funds returned to shareholders, and our net debt as a percentage of net capitalization.

Net Cash Flow from Operations
(in millions of dollars)
$10.9
$220.4
$44.9
($10.6)
($74.6)
2020
2021
2022
2023
2024

Funds Returned to Shareholders
(in millions of dollars)
$108.8
$75.2
$79.5
$80.8
$83.1
2020
2021
2022
2023
2024

Net Debt as a Percentage of Net Capitalization
(percentage)
22%
25%
32%
35%
41%
2020
2021
2022
2023
2024

•Based on the March 31, 2024 closing price of our Common Stock, as quoted on the NYSE, our dividend yield was 6.37%. In May 2024, we announced our 54th consecutive annual dividend increase, increasing our annual Common Stock per share dividend to $3.24.
The following charts show a five-year history of our dividends declared per share of Common Stock and the market price of our Common Stock on the last business day of each fiscal year:

Dividends Declared per Share
(in dollars)
$3.04
$3.08
$3.12
$3.16
$3.20
2020
2021
2022
2023
2024

Market Price of Common Stock
(in dollars)
$44.21
$58.99
$58.07
$52.89
$51.72
2020
2021
2022
2023
2024

•We continued to advance our goal of providing compliant leaf produced in a sustainable and competitive manner for our customers, and we maintained our position as the leading global leaf tobacco supplier. We have also been positioning our company for the future by investing in and strengthening our plant-based agriproducts services platform.

Cumulative TSR of the Company and Cumulative TSR of the Peer Index
We believe our compensation philosophy is appropriate and aligned with the interests of our shareholders, as demonstrated by our Common Stock performance. The following performance graph compares the cumulative total shareholder return on our Common Stock for the last four fiscal years with the cumulative total return for the same period of the Standard & Poor’s Smallcap 600 Index (the “Peer Index”). The graph assumes that $100 was invested in Universal Corporation’s Common Stock at the end of the Company’s 2020 fiscal year, and in each of the comparative indices, in each case with dividends reinvested.

Executive Compensation
The Compensation Committee, Board of Directors and management of the Company take pride in our compensation program that attracts and retains top management talent, reinforces ownership, and is designed to drive company performance as a basis for compensation. Our executive compensation program primarily consists of moderate base salary and variable at-risk annual cash and equity incentive awards that are benchmarked to the 50th percentile of the peer group market. While the Compensation Committee utilizes market data and other statistical information on executive compensation, it recognizes its responsibility to avoid the tendency to permit benchmarking to be a contributor to escalating executive compensation. Over the last five years, the base salary of our Chief Executive Officer has increased by an average of 3.36% per year. For fiscal year 2025, increases in the total direct opportunity compensation of our Chief Executive Officer and our named executive officers are 3.8%.
The following charts show the relative components of total compensation for our Chief Executive Officer and our other named executive officers for fiscal year 2024 in terms of Base Salary, Short-Term Performance Pay, and Long-Term Performance Pay:

Chief Executive Officer (1)
Base Salary
Short-Term Performance Pay
Long-Term Performance Pay
22%
37%
41%

Other Named Executive Officers (1) (2)
Base Salary
Short-Term Performance Pay
Long-Term Performance Pay
33%
29%
38%

(1)Base Salary is the actual amount paid in fiscal year 2024. Short-Term Performance Pay is the actual amount earned in fiscal year 2024 based on performance. Long-Term Performance Pay is the value on the grant date of restricted stock units and performance share units awards granted in fiscal year 2024. See Summary Compensation Table for the amounts of all elements of reportable compensation described in this section.
(2)This chart excludes the Chief Executive Officer.
No one form of compensation will perfectly align the financial interests of senior management with those of the shareholders, but we believe our long-and short-term incentive programs play a significant role in striving to achieve the appropriate balance. Our annual cash incentive payments under the Annual Incentive Plan (i.e., our Short-Term Performance Pay) are based on the Company’s achievement against pre-established performance goals for adjusted earnings per share, which for purposes of this Compensation Discussion and Analysis is defined as the diluted earnings per share of Common Stock, adjusted to exclude restructuring and impairment, annual cash incentive award accruals under the Annual Incentive Plan and certain other items as approved by the Compensation Committee and adjusted economic profit, which is described as consolidated earnings before interest and taxes after certain adjustments, minus a capital charge equal to our weighted average cost of capital times average adjusted funds employed, and adjusted to exclude certain other items as approved by the Compensation Committee. We believe adjusted earnings per share and adjusted economic profit are representative of our overall performance. Stock ownership, supported by our equity awards program (i.e., our Long-Term Performance Pay), is the most effective way to ensure that management is properly motivated to create long-term shareholder value. To that end, we maintain robust stock ownership guidelines applicable to all named executive officers and other executive officers. Information with respect to the named executive officer stock ownership guidelines is set forth in “Stock Ownership Guidelines” on page 42 of this Proxy Statement. As of the record date, June 6, 2024, our current named executive officers collectively hold beneficial ownership of approximately 2.4% of our Common Stock. Our named executive officers in the aggregate beneficially own as of the record date approximately $27.6 million of Common Stock equating to almost nine times their combined base salaries. As significant long-term shareholders, our executives are exposed to the same risks as are our investors.
We have been positioning our company for the future by investing in and growing Universal Ingredients, our plant-based ingredients platform, while leveraging our position as a leading global leaf tobacco supplier to maximize opportunities in the leaf tobacco business. We will continue to make disciplined investments to take advantage of growth opportunities in tobacco and in our ingredients business. Through these actions, we believe we will be able to deliver enhanced shareholder value through earnings growth and the generation of free cash flow despite operating in a mature tobacco industry. As we look ahead, we will continue to evaluate opportunities to return capital to shareholders. Our capital allocation strategy focuses on our four strategic priorities: strengthening and investing for growth in our leaf tobacco business; increasing our strong dividend; exploring growth opportunities for our plant-based ingredients platform and returning excess capital through share repurchases.

Fiscal year 2024 was an exceptional year for our tobacco business, as a favorable product mix, strong customer demand, and the sale of larger crops in Africa, compared to fiscal year 2023, drove our strong operating results. Fiscal year 2024 was also a significant building year for our ingredients business. We made important progress with our state-of-the-art expansion project, and we continued to invest in Universal Ingredients’ commercial sales team and research and development function. This performance corresponded overall to a weighted payout of 165.2% of an executive’s individual target cash bonus opportunity based upon the pre-approved percent-of-target performance tables.
We do not use, offer, or provide our executives with many of the types of perquisites that other companies offer their executives, such as:

•personal use of corporate aircraft;	•company cars or vehicle allowances;
•membership dues in social organizations;	•employment, severance or retention agreements; or
•excise tax gross-ups;	•other tax reimbursements.
•any other tax gross-ups;
We have a Change of Control Policy applicable to senior management. Please see the section “Change of Control Policy” on page 52 of this Proxy Statement for further information.
We have a Clawback Policy that applies to our current and former executive officers, including our named executive officers, and subjects incentive-based compensation received on or after October 2, 2023 to recovery if the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Additionally, we have a “clawback” provision applicable to cash-incentive awards and performance-based equity awards, which applies to the extent that it would not duplicate recovery required by the Clawback Policy. Please see the section “Clawback in the Event of Restatements or Ethical Misconduct” on page 43 of this Proxy Statement for further information about our Clawback Policy.
We maintain a policy prohibiting hedging and derivatives trading in our Common Stock. Please see the section “Prohibitions on Hedging” on page 44 of this Proxy Statement for further information about hedges and speculative trading.
At the 2023 Annual Meeting of Shareholders, approximately_97.5% of the votes cast supported our executive compensation policies and procedures for our named executive officers. Given the high level of support from our shareholders, as demonstrated by the results of their vote, we did not make any significant changes in our policies or programs in response to their vote.
Compensation Committee Activities in Fiscal Year 2024
In fiscal year 2024, the Compensation Committee reviewed the existing mix, form and calibration of the executive compensation programs. Some of the significant actions the Compensation Committee undertook in fiscal year 2024 included:
•engaged PwC to review and establish a new peer group;
•engaged PwC to assess executive compensation and affirmed the Compensation Committee’s objective of setting total direct opportunity compensation for our executives at levels competitive with the market median for executives in our peer group, comparable positions at companies of comparable size, complexity, and operational characteristics;
•evaluated and reviewed compensation tally sheets of all the named executive officers providing a concise breakdown of the various components of executive compensation;
•evaluated the mix of pay to ensure that the appropriate balance among base salary, annual cash incentive, and long-term performance-based award opportunities is maintained and consistent with our peer group;
•evaluated performance metrics used by the Company and its peers and reaffirmed the use of adjusted earnings per share and adjusted economic profit as performance goals in the Annual Incentive Plan and the 3-year average adjusted earnings per share as a performance goal in the long-term performance award program;
•reviewed and approved the performance targets and calibration ranges for adjusted earnings per share and adjusted economic profit to reflect current and anticipated business conditions and adjusted the targets and calibration ranges to ensure adequate performance stretch in the annual incentive plan and performance-based stock unit goals;
•reaffirmed that restricted stock units and performance-based stock units are appropriate forms of long-term incentive awards;
•reaffirmed the stock ownership guidelines for all of our directors, named executive officers, and other executive officers and directors of our operating subsidiary, and monitored compliance with the guidelines;
•reviewed the Company’s succession planning and leadership development program to ensure continuity and development of Company leadership;

•reaffirmed the equity award program for other senior leaders;
•provided oversight and guidance of the Company’s compensation risk analysis regarding the Company’s assessment of potential risks arising from our compensation policies and programs;
•amended the Compensation Committee Charter to provide for administration of the Clawback Policy which had been adopted by the Board of Directors;
•reaffirmed the “clawback” provision in our performance-based awards; and
•reaffirmed a commitment to provide very limited perquisites to executives.
Retaining Experts to Aid in Discharge of Duties
The Compensation Committee has sole authority to retain experts, consultants and other advisors to aid in the discharge of its duties. The Compensation Committee meets with its independent outside advisor from time to time to discuss developments and best practices and conduct assessments of executive compensation matters. All work completed by the outside advisor, whether for the Compensation Committee or management, is subject to the approval of the Compensation Committee. The Compensation Committee does not delegate authority to its outside advisor. PwC served as the Compensation Committee’s independent consultant in fiscal year 2024. PwC had aggregate fees of approximately $114,200 for executive compensation services in fiscal year 2024. PwC provides consulting and valuation services to our worldwide finance and accounting teams, which are approved by the Audit Committee, and, in fiscal year 2024, the cost of these services was $125,400 for a variety of tax analysis and support services. The Compensation Committee assessed the independence of PwC pursuant to Item 407(e)(3)(iv) of Regulation S-K and concluded that no conflict of interest exists that would prohibit PwC from independently representing the Compensation Committee in fiscal year 2024.
Peer Group Analysis
On an annual basis, the Compensation Committee determines the total compensation target for each of our executive officers. The Compensation Committee then sets the mix of the different components of compensation desired to achieve the total compensation target. The Compensation Committee periodically requests that its outside advisor benchmark the component totals to confirm that such amounts are within reason of our peer group. The Compensation Committee, generally, targets the 50th percentile in measuring competitiveness.
During fiscal year 2024, the Compensation Committee requested that PwC review and, if necessary, update our peer group list. PwC evaluated the peer group list in order to discover relevant comparator companies not within our peer group and potentially to identify companies included in our peer group that may no longer be considered comparable. Characteristics considered in this evaluation included business sector, with a focus on companies in tobacco, packaged foods and meats and agricultural products, as well as revenue, assets, market capitalization and operational complexity. PwC recommended a change to the peer group to better align that list with the Company in terms of the overall characteristics considered. Although the leaf tobacco industry is highly competitive, Universal and Pyxus International, Inc. are the only global, independent, publicly traded competitors. In fiscal year 2024, we adopted the peer group below:

Pyxus International, Inc.	Flowers Foods, Inc.	Hain Celestial Group, Inc.

J&J SnackFoods Corp.	Fresh Del Monte Produce Inc.	Seneca Foods Corporation

B&G Foods, Inc.	John B. Sanfilippo & Son, Inc.	Darling Ingredients, Inc.

Cal-Maine Foods, Inc.	Lancaster Colony Corporation	TreeHouse Foods, Inc.

Stock Ownership Guidelines
The Compensation Committee believes that it is important to align the interests of members of senior management with those of our shareholders. While the Compensation Committee considers this principle when determining the appropriate mix of base salary, annual cash incentive awards, and long-term equity awards, the Compensation Committee also established stock ownership guidelines that encourage the accumulation and retention of Common Stock.
Our current stock ownership guidelines for executive management are expressed as a multiple of base salary, ranging from 2.5 to 6.0 times base salary. The Compensation Committee believes this methodology provides for greater individualization of ownership guidelines. The guidelines work in concert with the long-term incentive plan and are intended to foster strong executive ownership of our Common Stock. The Compensation Committee believes that it is important to achieve and maintain these guideline amounts as minimum target levels of ownership. The Compensation Committee reviews compliance with our stock ownership guidelines on an annual basis.
Under our stock ownership guidelines, executives are expected to achieve their ownership guideline target within five years from the date of the executive’s appointment to a qualifying position, and certain executives are provided additional time when they receive promotions that result in higher ownership targets. The guidelines apply to our named executive officers in the following manner:

Ownership Guideline Target
George C. Freeman, III	6.0 times base salary
Airton L. Hentschke	5.0 times base salary
Johan C. Kroner	5.0 times base salary
Preston D. Wigner	4.0 times base salary
J. Patrick O'Keefe	3.5 times base salary
Only shares beneficially owned (as defined by the SEC’s rules and regulations) by our executive officers, excluding such executives’ performance share units but including the executive officers’ restricted stock unit awards (and corresponding dividend equivalent rights), are counted in determining compliance with the guidelines. The table below sets forth each of our named executive officers’ stock holdings and value on the record date, June 6, 2024, and the ownership multiple as it pertains to the ownership guidelines.

	Shares held as of June 6, 2024	Value of Shares held as of June 6, 2024(1)	Ownership Guideline as a Multiple of Base Salary	Actual Ownership as a Multiple of Base Salary
	(#)	($)
George C. Freeman, III	352,398	16,590,898	6.0	14.9
Airton L. Hentschke	113,289	5,333,646	5.0	7.6
Johan C. Kroner (2)	52,343	2,464,308	5.0	4.6
Preston D. Wigner	54,439	2,562,988	4.0	5.2
J. Patrick O'Keefe (3)	13,169	619,997	3.5	1.5
(1)Based on $47.08 per share, the closing price of a share of our Common Stock as quoted on the NYSE on the record date, June 6, 2024.
(2)Mr. Kroner has held all shares and restricted stock units granted to him since his appointment in 2018, other than shares used to pay taxes upon vesting of restricted stock units, and will continue to hold these and future shares in order to satisfy his guideline.
(3)Mr. O'Keefe became a named executive officer as of May 23, 2023. His ownership guideline is 3.5 times base salary, and he continues to have additional time to achieve his target. Mr. O'Keefe has held all shares and restricted stock units granted to him since his date of hire, other than shares used to pay taxes upon vesting of restricted stock units, and will continue to hold these and future shares in order to satisfy his guideline.
All of our named executive officers, except for Mr. O'Keefe who became a named executive officer as of May 23, 2023, and Mr. Kroner, who has held all shares since his appointment in 2018 other than shares used to pay taxes upon vesting of restricted stock units, are in compliance with our stock ownership guidelines at the present time. As of the record date, June 6, 2024, our named executive officers own approximately 2.4% of the outstanding Common Stock. We believe significant stock ownership is the most important factor in aligning the interests of management with those of our shareholders.
In addition, the Compensation Committee maintains stock ownership guidelines applicable to the non-employee directors. Information with respect to the non-employee directors’ stock ownership guidelines is set forth in “Non-Employee Director Stock Ownership Guidelines” on page 80 of this Proxy Statement.

Limitations on Deductibility of Compensation
Section 162(m) of the Internal Revenue Code (the “Code”) generally precludes a tax deduction by any publicly-held company for compensation paid to any “covered employee” to the extent the compensation paid to such covered employee exceeds $1 million during any taxable year of the Company. The Tax Cuts and Jobs Act was enacted in the United States in December 2017 and included changes to Section 162(m) of the Code effective in 2018. Prior to 2018, “covered employees” included the Chief Executive Officer of the Company and the three other highest paid officers of the Company (other than the Chief Financial Officer). For 2018 and later years, “covered employees” will include the Chief Executive Officer of the Company, the Chief Financial Officer of the Company, the three other highest paid officers of the Company and any employee who qualified as a “covered person” for any tax year beginning after 2017. For years beginning prior to January 1, 2018, the $1 million deduction limit did not apply to “qualified performance-based compensation” that is based on the attainment of pre-established, objective performance goals established under a stockholder-approved plan. Effective for the years beginning on or after January 1, 2018, there is no exception for “qualified performance-based compensation” from the Section 162(m) limitation. A number of requirements must be met under Section 162(m) of the Code in order for particular compensation to qualify for the exception such that there can be no assurance that “qualified performance-based compensation” will be fully deductible under all circumstances. We believe that it is important to preserve flexibility in administering compensation programs to promote various corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) of the Code. Amounts paid under our compensation programs may not be deductible as the result of Section 162(m). While our policy is generally to preserve corporate tax deductions, it may be concluded that certain compensation arrangements are in our best interests and the best interests of our shareholders despite the fact that such arrangements might not, in whole or part, qualify for tax deductibility. We intend to design our executive compensation arrangements to be consistent with our best interests and the interests of our shareholders.
Clawback in the Event of Restatements or Ethical Misconduct
In November 2023, the Board of Directors approved the Universal Corporation Dodd-Frank Clawback Policy, effective as of October 2, 2023 (“Clawback Policy”) consistent with the SEC rules and NYSE listing standards. The Clawback Policy applies to our current and former executive officers, including our named executive officers, and subjects incentive-based compensation received on or after October 2, 2023 to recovery if the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. In the event of a required accounting restatement, the Clawback Policy requires the Company to recover the portion of incentive-based compensation that is deemed to have been erroneously awarded, unless the Compensation Committee determines that recovery would be impracticable and that one or more of the limited impracticability exceptions under SEC rules is met. Recovery under the Clawback Policy is required regardless of whether the executive officer engaged in misconduct or otherwise caused or contributed to the requirement for the accounting restatement.
The Clawback Policy operates in addition to a clawback provision already contained in our cash incentive awards, as well as performance-based equity awards. This clawback provision operates to the extent that it would not duplicate recovery of the same portion of incentive-based compensation that is deemed to have been erroneously awarded under the Clawback Policy. The purpose of this clawback provision is to authorize the potential recovery or adjustment of awards when the performance measures on which such awards were based are restated in a manner that would have decreased the amount of the award had the restated performance measure been used to calculate the original award, or when the award is otherwise deemed inappropriate by the Compensation Committee due to the occurrence of certain stated events. The clawback provision applied to all cash incentive and equity awards made during fiscal year 2024.
Management has also implemented additional effective controls to minimize potential unintended or willful reporting errors. In addition, the Compensation Committee has the discretion to reduce or eliminate an executive’s incentive compensation and equity awards or seek recovery of the same, in the event of ethical misconduct. The Compensation Committee reviews cash incentive payments, performance-based equity awards, and other performance-based awards that are made to all current and former officers on the basis of having met or exceeded performance goals. Appropriate action will be taken after considering all factors and circumstances.
Our Benefit Restoration Plan also includes a forfeiture provision whereby a participant will forfeit all rights in and to any benefits payable under the Benefit Restoration Plan, if we terminate the participant’s employment as a result of a participant’s fraud, dishonesty, or embezzlement where the participant has been materially, unjustly enriched by such conduct.

Prohibitions on Hedging
The Company prohibits all directors, officers and employees from engaging in speculative trading and hedging shares of Company securities, including Common Stock. This includes prohibitions against short-selling Company securities and transactions in any derivative of Company securities, including publicly traded options for hedging and similar transactions. Directors, executive officers and employees are prohibited from writing call or put options relative to the Company’s securities. Further, directors, officers and employees are restricted from holding Company securities in a margin account or pledging Company securities as collateral for a loan. An exception to this restriction may be granted where a director, officer or employee wishes to pledge Company securities as collateral for a loan (not including margin debt), clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities, and notifies the Company’s General Counsel prior to the proposed execution.
2023 Stock Incentive Plan
The Universal Corporation 2023 Stock Incentive Plan was approved by the Compensation Committee and subsequently our shareholders at our 2023 Annual Meeting. This plan replaced our 2017 Stock Incentive Plan. The 2023 Stock Incentive Plan serves as the core program for the performance-based compensation components of our named executive officers’ total compensation. The 2023 Stock Incentive Plan defines the incentive arrangements for eligible participants and:
•authorizes the granting of annual cash incentive awards, stock options, stock appreciation rights, performance share units, restricted stock, restricted stock units and other incentive awards, all of which may be made subject to the attainment of performance goals approved by the Compensation Committee;
•provides for the enumeration of the business criteria on which an individual’s performance goals may be based;
•establishes the maximum share grants or awards that can be paid to a participant in the 2023 Stock Incentive Plan; and
•prohibits repricing or the exchange of options or stock appreciation rights without the approval of shareholders.
The Compensation Committee will continue to administer awards previously granted under the 2007 Stock Incentive Plan and the 2017 Stock Incentive Plan.
Components of Executive Compensation
The Compensation Committee targets a specific mix of compensation components, with the intent to make each component of total direct opportunity compensation competitive with other companies of similar size and operational characteristics, while also linking compensation to individual and corporate performance and encouraging stock ownership by senior management. In fiscal year 2024, the Compensation Committee engaged its independent compensation consultant to assess the market alignment and competitiveness of the Company’s executive compensation program with the objective of maintaining our compensation philosophy to attract, motivate and retain the management talent required to achieve our business objectives. This assessment included a peer group review and a compensation comparison review of the Company’s executive compensation programs. The Compensation Committee believes that the various elements of our compensation program are fair, equitable and competitive with comparable companies, while effectively achieving the objective of aligning compensation with financial performance measures that are directly related to our goal to drive organizational performance and create shareholder value, and without encouraging executives to take unnecessary and excessive risks.
Total Direct Opportunity Compensation
•Base salary. Base salary is intended to reflect the market value of an executive officer’s role and responsibility, with differentiation for individual capabilities and experience in their positions.
•Annual cash incentive awards. Annual cash incentive awards in the form of market competitive, performance-based, cash bonuses are designed to focus our executives on pre-set goals each year and to drive profitability, growth, and shareholder value.
•Long-term equity participation. Long-term equity participation is designed to recognize executives for their contributions to the Company, to highlight the strategic importance of each executive’s role, to promote retention, and to align the interests of management and shareholders in long-term growth and stock performance by rewarding executives for the creation of shareholder value.

Total Indirect Compensation
•Other benefits. We believe that providing competitive health and welfare benefits at a reasonable cost is an important part of any employee’s compensation package and promotes employee health. Our named executive officers participate in the same health and welfare benefits as our salaried employees. These health and welfare benefits for fiscal year 2024 included health, dental, vision, life insurance, accidental death and dismemberment insurance, and disability benefits. These benefits, including plan design and cost, are analyzed annually.
•Retirement and other post-termination compensation. Please see “Retirement and Post-Termination Compensation” on page 52 of this Proxy Statement.
In determining executive compensation, the Compensation Committee reviews all components of the Chief Executive Officer’s and each other named executive officer’s total compensation, including retirement benefits and the costs of all perquisites received to ensure such compensation meets the goals of the program. As a part of this review, the Compensation Committee considers corporate performance information, compensation survey data, the advice of its independent compensation consultant, and the recommendations of management. The Compensation Committee also takes into consideration individual and overall company operating performance to ensure executive compensation reflects past performance as well as future potential and adequately differentiates between employees, based on the scope and complexity of the employee’s job position, market comparisons, individual performance and experience, and our ability to pay. The Chief Executive Officer’s performance is reviewed annually by the Compensation Committee with respect to considering changes in compensation. The Chief Executive Officer’s performance is evaluated in light of company performance, as described in greater detail below, and non-financial goals and strategic objectives selected by the Compensation Committee. Based on its review, the Compensation Committee believes total compensation for each of the named executive officers is reasonable and not excessive.
In addition, the Compensation Committee evaluates the amount of compensation apportioned to base salary, annual cash incentive awards, and long-term equity participation, which we refer to as total direct opportunity compensation. The Compensation Committee sets target levels for each component of total direct opportunity compensation based on its desire to link compensation to individual and corporate performance and to ensure that a sufficient amount of compensation is performance-based or “at risk.” The Compensation Committee set the following fiscal year 2025 target percentages, which remain the same as in fiscal year 2024, for the components of our named executive officers’ total direct opportunity compensation:

	Base Salary	Target Cash Incentive Award	Target Long-Term Equity Award	Target Total
George C. Freeman, III	25.0%	25.0%	50.0%	100%
Airton L. Hentschke	30.0%	25.0%	45.0%	100%
Johan C. Kroner	32.5%	25.0%	42.5%	100%
Preston D. Wigner	37.5%	25.0%	37.5%	100%
J. Patrick O'Keefe	40.0%	25.0%	35.0%	100%

1.     Base Salaries
The Compensation Committee approved the following base salaries for fiscal years 2023, 2024 and 2025 for our named executive officers, which became effective April 1, 2022, 2023, and 2024 respectively:

	Fiscal Year 2023	Fiscal Year 2024	Percentage Increase	Fiscal Year 2025	Percentage Increase
	($)	($)	(%)	($)	(%)
George C. Freeman, III	1,027,800	1,074,000	4.5%	1,114,800	3.8%
Airton L. Hentschke	649,700	679,000	4.5%	704,800	3.8%
Johan C. Kroner	494,000	516,200	4.5%	535,800	3.8%
Preston D. Wigner	455,000	475,500	4.5%	493,600	3.8%
J. Patrick O'Keefe	373,000	389,800	4.5%	404,600	3.8%
The Compensation Committee regularly evaluates executive compensation based upon the periodic assessments conducted by its independent compensation consultant, which review the competitiveness of the executives’ salary with salaries of executives in our peer group. In addition to this market data, the Committee considers the responsibilities, skills and experience of each executive, personal performance of the executive in light of individual levels of responsibility and Company performance. While the Compensation Committee considered each of these factors and their totality, the Compensation Committee did not assign a specific value to each factor. In March 2023, the Committee approved a 4.5% base salary increase, and in March of 2024, the Committee approved a 3.8% increase for fiscal years 2024 and 2025, respectively.
As part of the compensation setting process for fiscal years 2024 and 2025, the Compensation Committee met periodically with Mr. G. Freeman, our Chairman, President and Chief Executive Officer, reviewing his performance and the Company’s performance taking into consideration the Compensation Committee's guiding philosophy. The Compensation Committee also evaluated Mr. G. Freeman’s compensation level, considering the average base salaries of the chief executive officers at the companies included in the peer group. The Compensation Committee believed the new base amount was appropriate and not excessive when viewed in context with chief executive officer compensation for the peer group. The Committee also considered affordability within the Company’s business plans as well as management’s recommendation based upon annual compensation surveys and published statistical reports as well as consultation from its independent compensation consultant. Mr. G. Freeman’s total direct opportunity compensation was increased for fiscal year 2024 by 4.5%, or $184,800. This total increase was apportioned $46,200 to base salary, $46,200 to the target annual cash incentive award and $92,400 to the target annual long-term incentive award. For fiscal year 2025, Mr. G. Freeman’s total direct opportunity compensation was increased by 3.8% or $163,200. This total increase was apportioned $40,800 to base salary, $40,800 to target annual cash incentive award and $81,600 to the target annual long term incentive award.

2.     Annual Cash Incentive Awards
The Annual Incentive Plan provides that participants in the plan include persons who are executive officers of the Company or any subsidiary (as defined in the Annual Incentive Plan) for purposes of the Exchange Act, selected from time to time by the Compensation Committee to participate in the Annual Incentive Plan. These executive officers, which include our named executive officers, may receive annual cash incentive awards that vary from year to year based upon corporate and individual performance. We believe annual cash incentive awards align the interests of our key employees to our shareholders and provide a means for recognizing individual contribution to our overall results. The total cash incentive awards earned for fiscal year 2024 by our named executive officers were approved by the Compensation Committee on May 30, 2024, and are set forth in the Column, “Non-Equity Incentive Plan Compensation,” in the “Summary Compensation Table” on page 54 of this Proxy Statement.
Annual cash incentive payments under the Annual Incentive Plan are paid based on the Company’s achievements against pre-established performance metrics as set by the Compensation Committee. The annual cash incentive awards to our named executive officers (except for Mr. O'Keefe) in fiscal year 2024 were based 50% on the generation of adjusted economic profit, a metric very similar to economic value added, and 50% on the generation of adjusted earnings per share. We use adjusted economic profit and adjusted earnings per share, as these performance measures strongly encourage capital discipline and better investment decisions and lead to enhanced cash flow. The Compensation Committee also believes that these measures are representative of our overall performance, and they provide transparency to investors and enable period-to-period comparability of financial performance. For purposes of the Annual Incentive Plan, adjusted economic profit is described as consolidated earnings before interest and taxes after certain adjustments, minus a capital charge equal to our weighted average cost of capital times average adjusted funds employed, and adjusted to exclude certain other items as approved by the Compensation Committee, and we define adjusted earnings per share as the diluted earnings per share of Common Stock, adjusted to exclude restructuring and impairment, annual cash incentive award accruals under the Annual Incentive Plan and certain other items as approved by the Compensation Committee. Adjusted economic profit and adjusted earnings per share should not be considered as alternatives to net income or diluted earnings per share determined in accordance with generally accepted accounting principles in the United States.
Mr. O’Keefe’s annual cash incentive award in fiscal year 2024 was based on a hybrid model. Fifty percent was based on the matrix described above and 50% was based on the Ingredients Operations segment financial results.

During fiscal year 2024, the Compensation Committee reviewed and reaffirmed the performance metrics and performance goals under the programs including the use of adjusted earnings per share as a performance goal in the annual incentive and long-term performance award program. The Company is focused on sustainable shareholder value and continuing our more than 50-year history of dividend increases. Adjusted earnings per share. is a performance measure that is directly related to our financial goals and is an important driver of shareholder value. The Compensation Committee recognizes that the short and long-term incentive arrangements are based on similar metrics, but it considers profitability as our key driver of financial health and performance. The Company does not provide forward earnings guidance and is not required to do so. As such, we do not disclose performance targets applicable to our Annual Incentive Plan or our performance share units until after they are earned. We also believe that such disclosure would result in competitive harm to the Company.
Participants in the Annual Incentive Plan are eligible to receive an annual cash incentive award equal to a percentage of their base salary in the event certain threshold levels are met for adjusted economic profit and adjusted earnings per share. The following table sets forth the threshold, target and maximum levels for the adjusted economic profit and adjusted earnings per share metrics that were applicable for fiscal year 2024 awards under the Annual Incentive Plan:

	Threshold Level	Target Level	Maximum Level	FY 2024 Results
Adjusted Economic Profit	$(9.2) million	$25.8 million	$60.8 million	$47.8 million

Adjusted Earnings Per Share	$3.15 per share	$4.15 per share	$5.15 per share	$5.06 per share
Based on the definition of adjusted earnings per share provided above, a reconciliation of the adjusted earnings per share of $5.06 achieved for fiscal year 2024 to our reported diluted earnings per share of $4.78 is as follows:

Adjusted Earnings Per Share	$5.06

Per share effect of annual cash incentive award accrual excluded from adjusted earnings per share	(0.16)
Per share effect of restructuring and impairment	(0.12)
Reported Diluted Earnings Per Share	$4.78
In fiscal year 2024, our diluted earnings per share decreased compared to fiscal year 2023, due to a favorable final income tax ruling in Brazil that was recognized in the prior fiscal year, but was offset by better results for our Tobacco Operations segment. Our Tobacco Operations segment benefited from a favorable product mix, strong customer demand, and the sale of larger crops in Africa in fiscal year 2024. Interest expense increased as a result of higher short-term and long-term debt levels to fund working capital requirements and increased interest rates. On June 1, 2023, the Compensation Committee established the fiscal year 2024 performance targets to ensure performance stretch in the fiscal year 2024 Annual Incentive Plan goals. The performance targets for adjusted earnings per share set for the last three fiscal years were $4.15, $4.00 and $4.08 for fiscal years 2024, 2023, and 2022 respectively. In addition, the performance target for adjusted economic profit was set at $25.8 million in fiscal year 2024.
Each executive officer participating in the Annual Incentive Plan is eligible to receive an annual cash incentive award based on a percentage of his or her base salary, which we call the target bonus opportunity percentage. The target bonus opportunity percentage for each executive officer, except the Chief Executive Officer, is initially set by our Chief Executive Officer and is based on the executive officer’s experience in his or her present position and job responsibilities. Our Chief Executive Officer submits the recommended target bonus opportunity percentages to the Compensation Committee for its review and approval each year. For our Chief Executive Officer, the Compensation Committee determines the target bonus opportunity percentage. In addition, the Compensation Committee reviewed the information provided by the Committee’s independent compensation consultant regarding its pay mix comparison to our peer group.
Each year, the Compensation Committee approves percent-of-target performance tables for each performance measure. As the Company performance deviates from targeted performance, the percentages in the tables increase or decrease at an accelerated rate. Once the adjusted economic profit, adjusted earnings per share and ingredients operating segment's financial results (with respect to Mr. O'Keefe's annual cash incentive award) performance measures have been calculated for the applicable fiscal year, the Compensation Committee compares the calculated performance to the preapproved tables to determine the percentage to apply to the executives’ target bonus opportunity amounts. The Compensation Committee applies the resulting percentage to the target bonus opportunity amount to determine the annual cash incentive award each executive is eligible to receive. Annual cash incentive awards are capped at two times the target bonus opportunity percentage for each criterion, regardless of how much the Company’s performance exceeded the target level for either criteria. In addition, the Compensation Committee reserves the right to exercise negative discretion in adjusting any incentive awards, but the Compensation Committee has no discretion to increase the awards. The Compensation Committee does not award any discretionary, non-performance based annual cash incentive awards if the performance goals are not achieved.
Using Mr. G. Freeman as an example, the Company generated adjusted economic profit and adjusted earnings per share above the target level for fiscal year 2024, with adjusted earnings per share and adjusted economic profit substantially exceeding the targets. The adjusted economic profit and adjusted earnings per share performance measures for the year corresponded to 165.2% achievement of the target levels on the Compensation Committee’s pre-approved tables. Consequently, for fiscal year 2024, Mr. G. Freeman’s award amount was $1,774,200.
The following table lists the target bonus opportunity percentages, the target bonus opportunity amounts, the maximum bonus opportunity amounts, and the actual cash incentive awards for fiscal year 2024 for our named executive officers:

	Target Bonus Opportunity Percentage	Target Bonus Opportunity Amount	Maximum Bonus Opportunity Amount	Actual Percentage Bonus Payout	Actual 2024 Bonus Paid
	(%)	($)	($)	(%)	($)
George C. Freeman, III	100%	1,074,000	2,148,000	165.2%	1,774,200
Airton L. Hentschke	83%	565,800	1,131,600	165.2%	934,700
Johan C. Kroner	77%	397,100	794,200	165.2%	656,000
Preston D. Wigner	67%	317,000	634,000	165.2%	523,700
J. Patrick O'Keefe	63%	243,600	487,200	102.3%	249,200
On May 30, 2024, the Compensation Committee established the performance measures applicable for the annual cash incentive awards to be awarded for fiscal year 2025.
3.    Long-Term Equity Participation
The Compensation Committee administers the 2023 Stock Incentive Plan, the 2017 Stock Incentive Plan and the 2007 Stock Incentive Plan, as amended and restated, pursuant to which the Compensation Committee grants to key executive officers restricted stock units and performance share units based upon a determination of competitive aggregate compensation levels. The Compensation Committee believes that significant ownership of Common Stock by senior management is the optimal method to align the interests of management to our shareholders and to ensure the proper focus on long-term business strategies. The long-term equity awards deliver value based on shareholder return and reinforce other long-term business objectives such as the Company’s fundamental responsibility to our stakeholders to maintain high ethical, social and environmental standards in support of a sustainable supply chain. Our compensation structure is designed to deliver a significant portion of total direct opportunity compensation in the form of long-term equity awards with 35% to 50% for named executive officers. In addition, long term equity awards encourage significant ownership which provide long-term financial incentives and promote retention of management.
With the exception of new hires or promotions, long-term incentives are awarded annually, within twelve business days following the public release of our annual earnings. The Compensation Committee selected this timing, because it enables us to consider the prior year performance of the Company and the participants and our expectations for the next performance period, while also making the annual awards after we publicly disclose our performance for the year. The awards also are made as early as practicable in our fiscal year in order to maximize the time period for the incentives associated with the awards. The Compensation Committee’s schedule is determined between six and twelve months in advance, though changes may occur, and the proximity of any awards to market events other than earnings announcements is coincidental.
We currently use restricted stock units and performance share units as the preferred forms of long-term equity participation. Restricted stock units are used as a cost-effective addition to the compensation mix because such awards do not require the issuance of Common Stock until vesting. Our use of performance share units as a long-term equity award places greater emphasis on our long-term financial performance and subjects a higher percentage of the long-term incentive awards to risk based on such performance. Performance share units focus greater attention and rewards on the key underlying drivers of shareholder value, and are granted annually, with overlapping multi-year performance cycles. Performance share units are earned on the last day of the performance period selected by the Compensation Committee and vest and are paid out subject to the Compensation Committee’s approval of the Company’s achievement of the performance measures previously selected by the Compensation Committee. Performance share units do not carry any dividend rights. Similar to annual cash incentive awards under the Annual Incentive Plan, as the actual performance exceeds the performance measure threshold selected by the Compensation Committee, the amount of performance share units payout increases, with 100% payout occurring if performance reaches a target level set by the Compensation Committee. Payout can exceed 100% if the performance exceeds the target level, but it is capped at a maximum of 150%. Conversely, the payout is reduced if actual performance falls short of the selected performance measure target. At the time of vesting, the vested performance share units are payable in shares of Common Stock.
For awards granted in fiscal years 2022, 2023, and 2024 the Compensation Committee selected average adjusted earnings per share as the appropriate criterion for use with performance share units and set the performance period at three fiscal years, which began April 1 of each fiscal year. Adjusted earnings per share is calculated in the same manner as it is with Annual Incentive Plan awards. The threshold levels for adjusted earnings per share performance were set based on levels of performance that were believed to be achievable. The target levels for adjusted earnings per share performance were set based on levels of performance that were believed to be aggressive, but obtainable. Given the cyclical nature of our core business and its maturity, it is difficult to set multiple year performance targets. The maximum levels for adjusted earnings per share performance were set based on levels of performance that were believed to be realizable only with exceptional performance. As previously mentioned, we do not disclose performance targets at the time of awards as we believe that to do so would prove detrimental to our business.
For the fiscal year 2024 long-term equity awards awarded in June 2023, the Compensation Committee determined that one-half should consist of three-year performance share units and the remaining one-half should consist of three-year restricted stock units. The Compensation Committee used an equal mix of performance share units and restricted stock units because it believes that such mix represents the appropriate balance for our Company in rewarding stock appreciation and relative shareholder return, while also placing sufficient emphasis on our overall financial performance. The same structure was approved by the Compensation Committee for fiscal year 2025. In addition, effective in fiscal year 2022, the Compensation Committee adopted the use of three-year cliff vesting restricted stock units rather than five-year cliff vesting. This change was recommended by the Compensation Committee’s independent compensation consultant and was consistent with our peer group and current market practice. Past restricted stock units were awarded with five-year cliff vesting. Restricted stock units earn dividend equivalent units during the respective vesting periods. These dividend equivalent units only vest when the underlying award of restricted stock units vest. In addition, our named executive officers have additional vesting restrictions or holding period requirements on their restricted stock unit awards in accordance with Section 409(a) of the Internal Revenue Code.
On May 28, 2020, we awarded performance share units for the three-year performance period from April 1, 2020 through March 31, 2023. Those awards vested on March 31, 2023 and the payout was approved by the Compensation Committee on June 1, 2023. The performance measure was the three-year average of the adjusted earnings per share with earnings per share calculated in the same manner as it is with the Annual Incentive Plan awards. We generated average adjusted earnings per share for the performance period covering fiscal years 2021 through 2023 that were above the target levels. The following table sets forth the threshold, target and maximum levels for the adjusted earnings per share metrics applicable to the performance share units awarded in fiscal year 2021:

	Threshold Level	Target Level	Maximum Level	Average 2021-2023 Result
Average Adjusted Earnings per Share	$2.53	$4.10	$4.96	$4.45
A reconciliation of average adjusted earnings per share of $4.45 for the performance period covering fiscal years 2021 through 2023 is as follows:

Fiscal Year 2021	$4.36
Fiscal Year 2022	3.88
Fiscal Year 2023	5.10
3-year Average Adjusted Earnings Per Share	$4.45
The average adjusted earnings per share performance measure for the performance period exceeded the threshold level and target level on the Compensation Committee’s pre-approved percent-of-target performance table. The payouts of the fiscal year 2021 performance share units awards were, therefore, made at 117.5% of the target award levels.

The following table lists the target Performance Share opportunities, the maximum Performance Share opportunities and the actual number of shares of Common Stock paid out:

	Actual Payout as a % of Target	Target Award at Grant (Shares)	Maximum Award at Grant (Shares)	Actual Award (Shares)	Target Award Value at Grant(1)	Actual Award Value(2)
George C. Freeman, III	117.5%	21,525	32,288	25,291	$738,953	$1,315,638
Airton L. Hentschke	117.5%	10,200	15,300	11,985	$350,166	$623,460
Johan C. Kroner	117.5%	6,775	10,163	7,960	$232,586	$414,079
Preston D. Wigner	117.5%	4,775	7,163	5,610	$163,926	$291,832
J. Patrick O'Keefe	117.5%	1,400	2,100	1,645	$48,062	$85,573
(1)This column represents grant date fair value determined in accordance with FASB ASC Topic 718. Due to the lack of dividend rights, amounts for performance share units were determined assuming a price per share of $34.33 which represents a discount to the closing price of $43.66 for the shares granted May 28, 2020.
(2)This column represents market value based on the June 1, 2023 stock price of $52.02.
In fiscal year 2024, the Compensation Committee granted performance share units and restricted stock units to key executives pursuant to the 2017 Stock Incentive Plan. The Compensation Committee granted a total of 54,700 performance share units and 71,750 restricted stock units to 34 executives. The number of performance share units and restricted stock units granted to our named executive officers in fiscal year 2024, were as follows:

	Performance Shares	Restricted Stock Units
George C. Freeman, III	20,500	20,500
Airton L. Hentschke	9,725	9,725
Johan C. Kroner	6,450	6,450
Preston D. Wigner	4,550	4,550
J. Patrick O'Keefe	3,250	3,250
Additional details regarding the fiscal year 2024 equity participation awards for each of our named executive officers is set forth in the “Grants of Plan-Based Awards” table on page 56 of this Proxy Statement.
4.     Other Benefits
The Compensation Committee believes employee benefits are an essential component of our competitive total compensation package. These benefits are designed to attract and retain our employees. The named executive officers may participate in the same benefit plans as our salaried employees, which include health, dental, vision and life insurance, disability benefits, and our Universal Leaf Tobacco Company, Inc. 401(k) Savings Plan. Our 401(k) Savings Plan includes a defined company match component, and we have disclosed all company matches for our named executive officers in Column (i), “All Other Compensation” in the “Summary Compensation Table”, and separately disclosed each amount in Footnote 5 to that table on pages 54 and 55 of this Proxy Statement.
In addition, we provide certain other benefits to our executives, including our named executive officers. The Compensation Committee believes these other benefits provide security for current and future needs of the executives and their families and therefore assist in attracting and retaining them. These other benefits are structured to be within the competitive range relative to our peer group. In general, we do not provide our executives with many of the types of perquisites that other companies offer their executives, such as the personal use of a corporate aircraft, car allowances, social memberships or club dues, or preventative health evaluations. We also do not utilize tax gross-ups. The Compensation Committee re-evaluates and has approved the very limited types of perquisites that we offer on a regular basis. The additional benefits we provide or have provided to some of our executives during fiscal year 2024 consist of financial planning and tax preparation services and matching gifts from the Company’s charitable foundation and are included in the amounts set forth in Column (i) “All Other Compensation”, in the “Summary Compensation Table”, and separately disclosed in Footnote 5 to that table on pages 54 and 55 of this Proxy Statement.

5.    Retirement and Post-Termination Compensation
Our named executive officers are covered by a defined benefit retirement plan, supplemental retirement plan, deferred income plans, and the Universal Leaf Tobacco Company, Inc. 401(k) Savings Plan. Our named executive officers are also covered by the Change of Control Policy. Additional details and all amounts earned by our named executive officers or contributed by us to our named executive officers through those benefits are disclosed in this Proxy Statement where noted below.
A. Defined Benefit Retirement Plan
Our named executive officers participate in a defined benefit retirement plan, the Employees’ Retirement Plan of Universal Leaf Tobacco Company, Incorporated and Designated Affiliated Companies, which we refer to as the Pension Plan. Further details regarding the Pension Plan and disclosure of the estimated value of pension benefits for our named executive officers are set forth in the “Pension Benefits” table and related footnotes beginning on page 60 of this Proxy Statement.
B. Benefit Restoration Plan
To the extent benefits payable to our employees at retirement pursuant to the Pension Plan exceed amounts that may be payable under applicable provisions of the Internal Revenue Code, such benefits will be paid under our supplemental retirement plan called the Universal Leaf Tobacco Company, Incorporated 1996 Benefit Restoration Plan, which we refer to as the Benefit Restoration Plan. Further information about the Benefit Restoration Plan is set forth in the “Pension Benefits” table and related footnotes beginning on page 60 of this Proxy Statement.
C. Deferred Income Plans
We offer our employees at all our U.S. locations the opportunity to participate in the Universal Leaf Tobacco Company, Inc. 401(k) Savings Plans in which we match up to 5% of employee deferrals. We also have a non-qualified deferred plan available to certain executives. Further information about the 401(k) Savings Plan and the non-qualified deferred plan is set forth under “Non-Qualified Deferred Compensation” beginning on page 62 of this Proxy Statement.
D. Change of Control Policy
We do not offer severance agreements to our named executive officers, nor do we offer them agreements for employment or retention with our company. However, to ensure that we have the continued dedicated service of certain executive officers notwithstanding the possibility, threat, or occurrence of a change of control, in May 2020 the Compensation Committee reviewed and proposed for adoption by the Company the “double-trigger” Change of Control Policy. This Change of Control Policy provides eligible executives with the opportunity to receive severance benefits if a Change in Control of the Company occurs in combination with other specified events, a change recommended by the Compensation Committee’s independent compensation consultant to align with market practices. The purpose and intent of this Policy is to attract and retain key executives and to improve productivity by reducing distractions resulting from a potential Change in Control situation, all of which are in the best interest of the Company and its shareholders.
The Compensation Committee believes that this Policy serves the best interests of the Company and our shareholders by ensuring that if a hostile or friendly change of control is ever under consideration, our executives are able to perform their duties and responsibilities and advise the Board of Directors about whether the potential transaction is in the best interests of shareholders, without being unduly influenced by the distracting uncertainty and risk associated with a change of control, such as fear of the economic consequences of losing their jobs as a result of a change of control. The terms and conditions of the Policy are described under “Summary of Termination Payments and Benefits” beginning on page 64 of this Proxy Statement.

Advisory Votes on Executive Compensation
At the 2023 Annual Meeting of Shareholders, a large majority of our shareholders approved, on a non-binding basis, the holding of the non-binding vote on the compensation of our named executive officers on an annual basis. We are including the non-binding advisory resolution approving the compensation of our named executive officers in this Proxy Statement. See “Proposal Two” on page 82 of this Proxy Statement.
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the subsequent rules and regulations promulgated by the SEC, including Section 14A of the Exchange Act, require a non-binding advisory resolution approving the compensation of our named executive officers, which we have implemented on an annual basis. The vote on this proposal is non-binding, and will not be construed as overruling a decision by the Company or the Board of Directors. This vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board of Directors. However, the Board of Directors values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making future decisions on named executive officer compensation as it deems appropriate. We anticipate that the next non-binding vote on the compensation of our named executive officers will occur at the 2025 Annual Meeting of Shareholders.
At the 2023 Annual Meeting of Shareholders, approximately 97.5% of the shares cast on the proposal were voted for the non-binding advisory resolution approving the compensation of our named executive officers. The Board of Directors believes that the voting results indicate our shareholders’ approval of our named executive officer compensation objectives, program and rationale. Based on the voting results, the Board of Directors implemented the same objectives, program and rationale for the compensation of our named executive officers in fiscal year 2024, as disclosed in the “Compensation Discussion and Analysis”, the compensation tables and the accompanying narrative on pages 34 through 70 in this Proxy Statement.
REPORT OF THE COMPENSATION COMMITTEE
We have reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with management. Based on that review and discussion, we have recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

COMPENSATION COMMITTEE

Thomas H. Johnson, Chairman
Diana F. Cantor
Lennart R. Freeman
Michael T. Lawton
Robert C. Sledd
Richmond, Virginia
May 30, 2024
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Compensation Committee (Messrs. Johnson, L. Freeman, Lawton, Sledd and Mrs. Cantor), during fiscal year 2024 or as of the date of this Proxy Statement is or has been a Universal officer or employee, and none of our executive officers served on the compensation committee or board of any company that employed any member of our Compensation Committee or Board of Directors.

EXECUTIVE COMPENSATION
The individuals named below include the Chairman, President and Chief Executive Officer, the Chief Financial Officer, and the other named executive officers as of March 31, 2024. Information relating to total compensation is provided, where applicable, for the fiscal years ended March 31, 2022, 2023 and 2024.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
		($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
George C. Freeman, III	2024	1,074,000	1,948,115	—	1,774,200	454,283	24,478	5,275,076
Chairman, President and Chief Executive Officer	2023	1,027,800	2,117,839	—	1,658,900	—	27,535	4,832,074
	2022	978,900	1,809,558	—	928,000	—	19,126	3,735,584

Airton L. Hentschke	2024	679,000	924,167	—	934,700	129,970	16,866	2,684,703
Senior Vice President and Chief Operating Officer	2023	649,700	1,004,275	—	873,800	—	15,636	2,543,411
	2022	618,800	858,685	—	488,800	—	16,462	1,982,747

Johan C. Kroner	2024	516,200	612,944	—	656,000	167,427	24,328	1,976,899
Senior Vice President and Chief Financial Officer	2023	494,000	664,594	—	613,300	—	22,834	1,794,728
	2022	470,500	568,944	—	343,100	56,270	21,888	1,460,702

Preston D. Wigner	2024	475,500	432,387	—	523,700	101,590	21,586	1,554,763
Senior Vice President(6)	2023	455,000	469,647	—	489,500	—	20,520	1,434,667
	2022	433,400	400,368	—	273,800	—	17,081	1,124,649

J. Patrick O'Keefe	2024	389,800	308,848	—	249,200	75,702	16,710	1,040,260
Senior Vice President, Universal Global Ventures, Inc.
(1)Salary amounts include cash compensation earned by each named executive officer during fiscal years 2022, 2023 and 2024, where applicable, as well as any amounts earned in such fiscal years, but contributed into the Universal Leaf Tobacco Company, Inc. 401(k) Savings Plan and/or deferred at the election of the named executive officer into our deferred compensation program. For a discussion of the deferred compensation program and amounts deferred by the named executive officers in fiscal year 2024, including earnings on amounts deferred, see “Non-Qualified Deferred Compensation” beginning on page 62 of this Proxy Statement.
(2)The amount represents the aggregate grant date fair value of stock or options awarded in the applicable fiscal year in accordance with FASB ASC Topic 718. This amount does not reflect our accounting expense for these award(s) during the year and does not correspond to the actual cash value that will be recognized by the named executive officer when received. Performance share awards do not have dividend rights and therefore reflect a lower grant date fair value than the closing price of our Common Stock on the date of grant. For fiscal years 2022, 2023 and 2024 performance share awards, the grant date value per share was $47.95, $54.46, and $43.01, respectively. Amounts for fiscal years 2022, 2023 and 2024 include performance share awards calculated at target levels. If these performance share awards paid at maximum (150% of target), the aggregate grant date fair value of all stock awards for each of the named executive officers would have been at the time of the grant: for fiscal year 2022, Mr. G. Freeman: $2,221,329; Mr. Hentschke: $1,054,081; Mr. Kroner: $698,409; and Mr. Wigner: $491,473; for fiscal year 2023, Mr. G. Freeman: $2,605,936; Mr. Hentschke: $1,235,730; Mr. Kroner: $817,762; and Mr. Wigner: $577,886; for fiscal year 2024, Mr. G. Freeman: $2,388,968; Mr. Hentschke: $1,133,303; Mr. Kroner: $751,651; Mr. Wigner: $530,234; and Mr. O'Keefe: $378,739. Assumptions used in the calculation of these award amounts are included in Notes 1 and 15 to the consolidated financial statements, included in our Annual Report on Form 10-K for the year ended March 31, 2022, in Notes 1 and 15 to the consolidated financial statements, included in our Annual Report on Form 10-K for the year ended March 31, 2023, in Notes 1 and 15 to the consolidated financial statements, included in our Annual Report on Form 10-K for the year ended March 31, 2024, and incorporated by reference into this Proxy Statement. Beginning in fiscal year 2007, fair value expense for stock-based compensation was recognized ratably over the period from grant date to the earlier of (a) the vesting date of the award, or (b) the date the grantee is eligible to retire without forfeiting the award. For employees who are already eligible to retire at the date an award is granted, the total fair value of the award is recognized as expense at the date of grant. Information on individual equity awards granted to the named executive officers in fiscal year 2024 is set forth in the section entitled “Grants of Plan-Based Awards” on page 56 of this Proxy Statement.
(3)The amounts represent cash awards to the named executive officers under our performance-based annual cash incentive plan for fiscal years 2022, 2023 and 2024, where applicable, which is discussed in the section entitled “Annual Cash Incentive Awards” beginning on page 47 of this Proxy Statement. While such amounts were earned for fiscal years 2022, 2023 and 2024 performance, they were not paid to the named executive officers until June 13, 2022, June 12, 2023 and June 12, 2024 respectively.
(4)The amounts represent the actuarial change in the present values of the named executive officers’ benefits under our pension plans during fiscal years 2022, 2023 and 2024, as applicable, determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. For all named executive officers the amounts only reflect changes in pension value because they had no above market interest earnings for fiscal years 2022, 2023, and 2024. In accordance with SEC rules, no amounts are shown for fiscal years 2022 and 2023 for Messrs. G. Freeman, Hentschke and Wigner and for fiscal year 2023 for Mr. Kroner because their respective changes in pension value during those years was a negative amount. For Mr. G. Freeman the decrease was equal to $(873,623) and $(288,619), respectively; for Mr. Hentschke the decrease was equal to $(66,070) and $(51,531), respectively; for Mr. Wigner the decrease was equal to $(182,030) and $(177,262), respectively; and for Mr. Kroner the decrease was equal to $(72,783). For additional information on our pension plans, see the section entitled “Retirement and Post-Termination Compensation” on page 52 of this Proxy Statement and the tables entitled “Pension Benefits” on page 60 of this Proxy Statement and “Non-Qualified Deferred Compensation” on page 62 of this Proxy Statement. For a full description of the pension plan assumptions used by us for financial reporting purposes for fiscal years 2022, 2023 and 2024 see Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2024, and incorporated by reference into this Proxy Statement.
(5)The table below reflects the types and dollar amounts of perquisites, additional compensation, and other personal benefits provided to the named executive officers during fiscal year 2024. For purposes of computing the dollar amounts of the items listed below, we used the actual out-of-pocket costs to us of providing the perquisite or other personal benefit to the named executive officer. The named executive officers paid any taxes associated with these benefits without reimbursement from us. Each perquisite and personal benefit included in the table below is described in more detail in the narratives immediately following the table:

Column (i) Components	G.C. Freeman, III	A.L. Hentschke	J.C. Kroner	P.D. Wigner	J.P. O'Keefe
	($)	($)	($)	($)	($)
Financial Planning and Tax Preparation Services (a)	3,815	—	2,550	—	—
401(k) Company Match (b)	15,663	16,866	16,778	16,756	16,710
Matching Gifts (c)	5,000	—	5,000	4,830	—
Home Leave - Expatriates (d)	—	—	—	—	—
TOTALS	24,478	16,866	24,328	21,586	16,710
(a)Financial Planning and Tax Preparation Services. Only Mr. G. Freeman and Mr. Kroner are eligible to be reimbursed for financial planning and tax preparation services they incur during the fiscal year, subject to an annual cap of $15,000. All reimbursed amounts paid to these named executive officers during fiscal year 2024 pursuant to our financial planning and tax preparation policy are individually disclosed in the perquisites table above.
(b)401(k) Company Match. Each named executive officer is eligible to participate in the Universal Leaf Tobacco Company, Inc. 401(k) Savings Plan, which offers them an opportunity to defer income and receive matching contributions from us subject to certain limits. Company contributions made to the named executive officers during fiscal year 2024 are set forth in the table above. Information about the 401(k) Savings Plan is set forth in the section entitled “Deferred Income Plans” beginning on page 52 of this Proxy Statement.
(c)Matching Gifts. Each named executive officer is eligible to participate in our matching gifts program in which our charitable foundation matches employees’ contributions to charities. The maximum amount applicable to all participants that can be matched in any fiscal year of our foundation is $5,000 per participant. The named executive officers participated in the matching gifts program in amounts set forth above.
(d)Home Leave - Expatriates. Mr. Hentschke is a Brazilian expatriate working in our Richmond, Virginia headquarters and is entitled to one round-trip, economy class airline ticket per year for himself and his dependents.
(6)Mr. Wigner was appointed Senior Vice President of the Company effective April 1, 2024. At that time, Mr. Wigner left his prior position as Vice President, General Counsel and Secretary.

GRANTS OF PLAN-BASED AWARDS FISCAL YEAR 2024
The following table presents information regarding grants of plan-based awards to the named executive officers during the fiscal year ended March 31, 2024.

Name and Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Market Price of Option Awards on Grant Date	Grant Date Fair Value of Stock and Option Awards(4)
	Threshold	Target	Max.	Threshold	Target	Max.
	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($/Sh)	($)
(a & b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)

George C. Freeman, III
6/1/2023	0	1,074,000	2,148,000
6/1/2023				0	20,500	30,750				52.02	881,705
6/1/2023							20,500			52.02	1,066,410
Airton L. Hentschke
6/1/2023	0	565,800	1,131,600
6/1/2023				0	9,725	14,588				52.02	418,272
6/1/2023							9,725			52.02	505,895
Johan C. Kroner
6/1/2023	0	397,100	794,200
6/1/2023				0	6,450	9,675				52.02	277,415
6/1/2023							6,450			52.02	335,529
Preston D. Wigner
6/1/2023	0	317,000	634,000
6/1/2023				0	4,550	6,825				52.02	195,696
6/1/2023							4,550			52.02	236,691
J. Patrick O'Keefe
6/1/2023	0	243,600	487,200
6/1/2023				0	3,250	4,875				52.02	139,783
6/1/2023							3,250			52.02	169,065
(1)Amounts represent potential annual cash incentive awards for fiscal year 2024. The actual amount of the annual cash incentive award earned by each named executive officer for fiscal year 2024 is reported in Column (g), “Non-Equity Incentive Plan Compensation,” in the “Summary Compensation Table” on page 54 of this Proxy Statement. For additional information with respect to the annual cash incentive awards under the Incentive Plan, see the section entitled “Annual Cash Incentive Awards” beginning on page 47 of this Proxy Statement.
(2)Amounts represent potential vesting of performance share units granted during fiscal year 2024. Performance share units vest in the event the three-year performance measures corresponding to the performance share units are met or exceeded. For additional information with respect to performance share units granted pursuant to our Stock Incentive Plan, see the section entitled “Long-Term Equity Participation” beginning on page 49 of this Proxy Statement and in Column (g) in the table entitled “Outstanding Equity Awards at Fiscal Year End” on page 57 of this Proxy Statement.
(3)Amounts represent the award of restricted stock units. Each restricted stock unit will convert one-for-one into shares of Common Stock upon vesting. Additional information with respect to restricted stock unit awards is set forth in the section entitled “Long-Term Equity Participation” beginning on page 49 of this Proxy Statement, and in Column (i) in the table entitled “Outstanding Equity Awards at Fiscal Year End” on page 57 of this Proxy Statement.
(4)Represents the grant date fair value of the award determined in accordance with FASB ASC Topic 718. The full grant date fair value of the performance share units is calculated at the target performance level and will vest, if at all, at the end of a three-year measurement period, if certain performance targets are met. Amounts for performance share awards are determined assuming a price per share of $43.01 as of June 1, 2023, which represents a discount to the closing price of Common Stock as of the date of grant due to the lack of dividend rights. Each performance share will convert one-for-one into a share of Common Stock upon vesting if the performance target is met. Grant date fair value for the restricted stock unit awards is based on the grant date fair value of the underlying shares of Common Stock. The assumptions used in determining the grant date fair values of these awards are set forth in Note 15 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2024, and incorporated by reference into this Proxy Statement.

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR END
The following table presents information concerning the number and value of outstanding restricted stock units and performance share units held by the named executive officers as of March 31, 2024.

	Option Awards				Stock Awards
Name and Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	PSA’s Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)
	(#)	(#)	($)		(#)	($)	(#)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
George C. Freeman, III
May 24, 2019							22,035	1,139,650
May 28, 2020							27,066	1,399,854
May 27, 2021							20,202	1,044,847
June 2, 2022							19,857	1,027,004
June 1, 2023							21,450	1,109,394
May 27, 2021					17,175	888,291
June 2, 2022					17,925	927,081
June 1, 2023					20,500	1,060,260

Airton L. Hentschke
May 24, 2019							10,453	540,629
May 28, 2020							12,825	663,309
May 27, 2021							9,587	495,840
June 2, 2022							9,416	486,996
June 1, 2023							10,175	526,251
May 27, 2021					8,150	421,518
June 2, 2022					8,500	439,620
June 1, 2023					9,725	502,977

Johan C. Kroner
May 24, 2019							5,389	278,719
May 28, 2020							8,520	440,654
May 27, 2021							6,352	328,525
June 2, 2022							6,232	322,319
June 1, 2023							6,749	349,058
May 27, 2021					5,400	279,288
June 2, 2022					5,625	290,925
June 1, 2023					6,450	333,594

	Option Awards				Stock Awards
Name and Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)
	(#)	(#)	($)		(#)	($)	(#)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Preston D. Wigner
May 24, 2019							4,858	251,256
May 28, 2020							6,005	310,579
May 27, 2021							4,472	231,292
June 2, 2022							4,403	227,723
June 1, 2023							4,761	246,239
May 27, 2021					3,800	196,536
June 2, 2022					3,975	205,587
June 1, 2023					4,550	235,326

J. Patrick O'Keefe
May 28, 2020							1,761	91,079
May 27, 2021							1,325	68,529
June 2, 2022							1,800	93,096
June 1, 2023							3,400	175,848
May 27, 2021					1,125	58,185
June 2, 2022					1,625	84,045
June 1, 2023					3,250	168,090
(1)Amounts in Column (g) represent performance share units. Performance share units vest at the end of their corresponding three-year performance period if certain performance targets are met or exceeded. Amounts in Column (g) assume 100% vesting of the award, which represents the target amount payable. Each performance share converts one-for-one into a share of Common Stock upon vesting if the performance target is met. See “Compensation Discussion and Analysis” beginning on page 34 of this Proxy Statement. Amounts in Column (i) represent unvested restricted stock units and accumulated dividend equivalent rights. Restricted stock units awarded before fiscal year 2021 have five-year cliff vesting, meaning all restricted stock units vest on the fifth anniversary of the date they are granted. Restricted stock units awarded fiscal year 2021 and after, have three-year cliff vesting. At the time of vesting, restricted stock units are automatically converted into an equal number of shares of Common Stock. Restricted stock unit awards accumulate dividend equivalent rights, which track actual dividend amounts and are added to the total number of restricted stock units to be converted into shares of Common Stock at the time of vesting. These dividend equivalent units only vest when the underlying restricted stock units vest.
(2)Based on the closing price of $51.72 for our Common Stock, as quoted on the NYSE on March 28, 2024, the last trading day of fiscal year 2024.

OPTION EXERCISES AND STOCK VESTED FISCAL YEAR 2024
The following table presents information concerning the vesting of stock awards for the named executive officers during the fiscal year ended March 31, 2024. There were no other exercises of options, stock appreciation rights, or similar instruments for the named executive officers during the fiscal year ended March 31, 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)
(a)	(b)	(c)
George C. Freeman, III(1)	50,410	2,663,775
Airton L. Hentschke(1)	23,876	1,261,650
Johan. C. Kroner(1)	11,684	613,946
Preston D. Wigner(1)	11,156	589,486
J. Patrick O'Keefe(1)	1,645	85,573
(1)Amounts represent the number of shares of Common Stock underlying stock awards that vested in fiscal year 2024. The amounts in Column (b) represent the vesting of restricted stock awards that were granted in fiscal year 2019 and the vesting of performance share units that were granted in fiscal year 2021. There have been no outstanding options since fiscal year 2018. As such, the columns relating to option exercises have been omitted.

PENSION BENEFITS FISCAL YEAR 2024
The following table shows the actuarial present value of accumulated benefits as of March 31, 2024, under each of our defined benefit plans, which are our only defined benefit plans that provide for payments or other benefits to the named executive officers at, following, or in connection with retirement.

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
		(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
George C. Freeman, III	Pension Plan	26.75	1,051,027	—
	Benefit Restoration Plan	26.75	8,371,704	—
Airton L. Hentschke	Pension Plan	11.25	348,675	—
	Benefit Restoration Plan	11.25	1,123,387	—
Johan. C. Kroner	Pension Plan	30.75	753,975	—
	Benefit Restoration Plan	30.75	427,693	—
Preston D. Wigner	Pension Plan	21	627,880	—
	Benefit Restoration Plan	21	1,173,551	—
J. Patrick O'Keefe	Pension Plan	4	143,970	—
	Benefit Restoration Plan	4	115,377	—
(1)We have not granted, and we do not have a policy with respect to granting, extra years of service to named executive officers under the Pension Plan or the Benefit Restoration Plan. Additional information with respect to the Pension Plan and the Benefit Restoration Plan is set forth in the section entitled “Retirement and Post-Termination Compensation” beginning on page 52 of this Proxy Statement.
(2)Present value was determined assuming retirement at age 65 for the Pension Plan and Benefit Restoration Plan. The present value calculation used an interest rate consistent with assumptions used for our financial reporting under FASB ASC Topic 715 and a postretirement mortality assumption table that is based on recent mortality data and closely tracks the actual mortality experience of our plans. Other assumptions made in the valuation are discussed in our Annual Report on Form 10-K for the year ended March 31, 2024, in the section entitled “Pension and Other Postretirement Benefit Plans,” the section entitled “Critical Accounting Estimates and Assumptions,” and in Note 13 to the consolidated financial statements, and are incorporated by reference into this Proxy Statement.
Retirement Benefits
Our named executive officers are covered by the Pension Plan, the Benefit Restoration Plan, deferred income plans, and the Universal Leaf Tobacco Company, Inc. 401(k) Savings Plan. Our named executive officers are also covered by a Change of Control Policy addressing a change of control in our company. Additional details, and all amounts earned by our named executive officers or contributed by the Company to our named executive officers through those plans, are disclosed in this Proxy Statement.
Defined Benefit Retirement Plan. Our salaried employees, including our named executive officers, participate in the Pension Plan, which is a defined benefit retirement plan. The Pension Plan is a company-funded, qualified plan under the Internal Revenue Code, with the purpose of providing a fixed benefit for the life of the participant (and/or the spouse if the joint and survivor option is elected) beginning at the time of the participant’s retirement or termination. The Pension Plan also has survivor benefits for the participant’s spouse.
Effective January 1, 2014, the Pension Plan was changed to implement a new benefit formula for credited service accrued beginning January 1, 2014. The revised benefit formula is based on a compensation average for all compensation earned (often referred to as a Career Average) on or after January 1, 2014 multiplied by a designated percentage. The Excess Benefit portion of the formula was eliminated. The normal retirement benefit under the Pension Plan for service accrued beginning January 1, 2014 is calculated as follows:

Benefit:	Designated Percentage of Average Compensation for All Years	Multiplied by	Years of service beginning January 1, 2014

The Pension Plan benefit for credited service accrued through December 31, 2013 is a percentage of the participant’s average compensation, multiplied by the participant’s credited years of service under the Pension Plan prior to the change described above. Average compensation is calculated by taking the highest average of annual salary and annual cash incentive awards for any three consecutive calendar-year periods during the participant’s participation in the Pension Plan. The normal retirement benefit under the Pension Plan for service accrued through December 31, 2013 is calculated as follows:

Base Benefit:	Designated Percentage of Average Compensation	Multiplied by	All years of service through December 31, 2013
PLUS
Excess Benefit:	Designated Percentage of Average Compensation less Covered Compensation	Multiplied by	Participant’s first 35 years of service through December 31, 2013
Covered compensation, for purposes of the excess benefit, is defined as the average of the Social Security Taxable Wage Base for the 35 calendar-year period ending December 31, 2013.
Benefits are paid as a straight life annuity for the participant’s lifetime for a single participant, or a 50% joint and survivor annuity, if elected, for married participants for their joint lifetime. Benefits are normally payable when the participant reaches age 65; however, participants may begin receiving early retirement benefits when they reach age 55 and elect to retire with at least five years of service. If benefits are paid prior to age 65, the benefit is reduced based on the participant’s age. Prior to 2014, the benefit reduction for early retirement was based on the participant’s age and years of service. This was changed as of January 1, 2014 to a more standard reduction schedule that is based only on age.
Benefit Restoration Plan. To the extent benefits payable to our employees at retirement pursuant to the Pension Plan exceed amounts that may be payable under applicable provisions of the Internal Revenue Code, such benefits will be paid under our supplemental retirement plan called the Universal Leaf Tobacco Company, Incorporated 1996 Benefit Restoration Plan, which we refer to as the Benefit Restoration Plan. The Benefit Restoration Plan is a non-qualified defined benefit pension plan that provides eligible individuals the difference between the benefits they would actually accrue under the Pension Plan, but for the maximum benefit limitations and the limitation on compensation pursuant to the Internal Revenue Code that may be recognized under the Pension Plan and deferrals of their compensation under our two non-qualified deferred income plans, which are defined and discussed below. Benefits under the Benefit Restoration Plan are paid in one lump sum payment at retirement and benefits under the Deferred Income Plans are paid out at or after retirement in accordance with the election option chosen by a participant prior to deferral except where Section 409A restrictions apply. The purpose of the Benefit Restoration Plan is not to provide employees with additional benefits but to ensure that our employees who earn more than the amounts set forth in the Internal Revenue Code for maximum benefit limitations receive a retirement benefit that is proportionately equivalent to the benefit provided to our other salaried employees participating in the Pension Plan. We maintain the Pension Plan and Benefit Restoration Plan to ensure an overall competitive compensation and benefits offering and to attract and retain top talent. Our Compensation Committee believes it is essential that our overall compensation and benefits, including retirement benefits, be competitive in the market.
Retirement benefits under the Benefit Restoration Plan mirror those of the Pension Plan and as such, identical changes to the Pension Plan described in the previous section were implemented to this plan effective January 1, 2014. The Compensation Committee approved all changes to both the Pension Plan and the Benefit Restoration Plan after completing their evaluation and ensuring that the reduction in retirement benefits were consistently applied to all participants, inclusive of our named executive officers.
The retirement benefit under the Benefit Restoration Plan is paid in a lump sum. Like the Pension Plan, the benefit payable under the Benefit Restoration Plan normally is distributed when the participant reaches age 65. Participants may receive an early distribution of their retirement benefit when they reach age 55 and elect to retire with at least five years of service, but such early retirement benefit is reduced based on the participant’s age. Prior to 2014, the benefit reduction for early retirement was based on the participant’s age and years of service. This was changed as of January 1, 2014 to a more standard reduction schedule that is based only on age.

NON-QUALIFIED DEFERRED COMPENSATION
We offer all our U.S. employees, the opportunity to participate in a qualified deferred compensation plan, the Universal Leaf Tobacco Company, Inc. 401(k) Savings Plan. Participants can contribute percentages and a flat dollar amount on a monthly basis up to 100% of their base salary, subject to the 2023 and 2024 statutory calendar year contribution limits of $22,500 and $23,000 respectively and the additional age 50 and over statutory “catch-up” contributions. The Company matches 100% of the first 5% a participant contributes, subject to statutory limits. All of our named executive officers participated in the 401(k) Savings Plan in fiscal year 2024.
In addition to our 401(k) Savings Plan, we have a non-qualified deferred income plan available to certain executives: The Universal Leaf Tobacco Company, Incorporated Deferred Income Plan, which replaced a predecessor plan frozen prior to January 1, 2005 to comply with Section 409A of the Internal Revenue Code (together the DIP Plan). The DIP Plan is designed to permit participants to accumulate additional income for retirement and other personal financial goals through the deferral of their annual cash incentive award and portions of their salary. Deferred compensation arrangements are common executive programs and we believe that these arrangements help us in the recruitment and retention of executive talent for which we are competing.
The DIP Plan is a non-qualified savings plan, with eligibility based on a participant’s position in the Company and certain of its subsidiaries. Participants elect to make contributions through the deferral of up to 50% of their salary, and up to 100% of their annual incentive award. The Company does not provide any contribution or match to the DIP Plan. The DIP Plan is unfunded and unsecured by us and provides the participants a variety of investment options from which to choose. No named executive officers deferred income in the DIP Plan in fiscal years 2024, 2023, or 2022.
The following table presents information concerning our deferred compensation plans that provide for the deferral of compensation of the named executive officers on a basis that is not tax qualified.
NONQUALIFIED DEFERRED COMPENSATION FISCAL YEAR 2024

Name	Executive Contributions in FY 2024(1)	Registrant Contributions in FY 2024(2)	Aggregate Earnings in FY 2024(3)	Aggregate Withdrawals/ Distributions(4)	Aggregate Balance at FYE 2024(5)
	($)	($)	($)	($)	($)
George C. Freeman, III	—	—	201,979	—	1,537,951
Airton L. Hentschke	—	—	61,272	—	379,719
Johan C. Kroner	—	—	—	—	—
Preston D. Wigner	—	—	3,485	—	27,703
J. Patrick O'Keefe	—	—	—	—	—
(1)Amounts represent a portion of base salary and annual incentive awards deferred into the DIP Plan.
(2)The DIP Plan does not provide for company matches or contributions.
(3)Amounts represent earnings on funds held for named executive officers in the DIP Plan except for Mr. Hentschke, Mr. Kroner and Mr. O'Keefe. Mr. Hentschke, Mr. Kroner and Mr. O'Keefe have not elected to defer income under the DIP Plan. The amount shown for Mr. Hentschke represents the estimated earnings and foreign exchange impact on his vested balance in the Company’s Brazil Previleaf Pension Plan (PPP). The PPP is a defined contribution plan established by the Company for eligible employees of one of our Brazilian subsidiaries. Mr. Hentschke has not been an active member of the PPP since his transfer to the United States in January 2013, and therefore no longer receives Company contributions to the PPP.
(4)The DIP Plan permits withdrawals under certain circumstances, including hardship, and participants may elect to have annual deferrals distributed from the DIP Plan upon retirement or after a specified number of years after the compensation is deferred.
(5)Amounts represent the balances at the end of fiscal year 2024 in the DIP Plan for named executive officers. The fair market value of Mr. Hentschke’s vested balance in the Company’s Brazil PPP is included, and reflects also a foreign exchange impact. Any executive contributions would be included in the aggregate balance that is reported as compensation to the named executive officers in the “Summary Compensation Table”. In our 2023 Proxy Statement and 2022 Proxy Statement our executive contributions were as follows: Mr. G. Freeman: $0 (2023) and $0 (2022), Mr. Hentschke: $0 (2023) and $0 (2022), Mr. Kroner: $0 (2023) and $0 (2022), Mr. Wigner: $0 (2023) and $0 (2022), and Mr. O'Keefe: $0 (2023).

In addition to our qualified and non-qualified deferred compensation plans, the Company took the appropriate actions to potentially maximize the deductibility of its compensation and benefit programs and avoid the limitations on deductibility under Section 162(m) of the Internal Revenue Code. The Tax Cut and Jobs Act was enacted in the United States in December 2017 and included changes to Section 162(m). Additional information about Section 162(m) is set forth in the section entitled “Limitations on Deductibility of Compensation” on page 43 of this Proxy Statement.
The vesting of certain restricted stock units awards to Mr. G. Freeman was subject to Code Section 162(m) and certain payments have been deferred until Mr. G. Freeman retires. The following table presents information concerning those deferrals.

Name	Executive Contributions in FY 2024	Registrant Contributions in FY 2024	Aggregate Earnings in FY 2024(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at FYE 2024(2)
	($)	($)	($)	($)	($)
George C. Freeman, III	—	—	80,507	—	2,199,704
(1)Amount represents earnings and change in market value during fiscal year 2024.
(2)Amount represents market value of the restricted stock units based on the March 28, 2024 closing price of stock on the NYSE of $51.72.

SUMMARY OF TERMINATION PAYMENTS AND BENEFITS
Potential Payments Upon Termination or Change of Control
In May 2020, the Board approved and adopted the Change of Control Policy. Participants in the Change of Control Policy (“Participants”) are selected by the Compensation Committee, from time to time, from among the officers and other key employees of the Company and any company controlled by, controlling or under common control of the Company (“Affiliated Companies”) and shall be designated as “Category 1” Participants, “Category 2” Participants, or “Category 3” Participants. The terms and conditions in the Change of Control Policy depend on the designation of the Participant.
Currently, Mr. George C. Freeman III, the Company’s Chairman, President, and Chief Executive Officer, is designated as a Category 1 Participant. The other named executive officers are designated as Category 2 Participants, and certain other executive officers are designated as Category 2 or 3 Participants.
A “change of control” is defined in the Change of Control Policy, and is generally deemed to have occurred if:
•any individual, entity, or group acquires 20% or more of either the outstanding shares of Common Stock or the combined voting power of our outstanding voting securities;
•a majority of our directors are replaced;
•we reorganize, merge, consolidate, or sell all or substantially all of our assets except for certain situations in which control of outstanding shares of Common Stock or outstanding voting securities is maintained; or
•our shareholders approve a complete liquidation or dissolution of the Company.
The Change of Control Policy:
•does not contain any obligation to gross-up severance payments for potential excise taxes incurred by the Participant;
•contains a “double trigger” instead of a “single trigger,” meaning that payments are not made until there is a change of control and the Participant is terminated within three years of the change of control or, in limited circumstances, within thirty days prior to a change in control; and
•contains certain administrative elements intended to address the requirements of Section 409A of the Internal Revenue Code applicable to deferred compensation.
The Change of Control Policy provides that if the Participant is terminated other than for “cause”, death, or disability within three years of the change in control or, in limited circumstances, within thirty days prior to a change in control, or if the Participant terminates his employment for good reason within such three-year period, the Participant is entitled to receive certain severance benefits, generally as follows:
A cash severance payment based on the Participant’s designated category:
•Category 1 Participants receive 2.5 times the sum of their then-current annual base salary and most recent targeted annual bonus.
•Category 2 Participants receive 2.0 times the sum of their then-current annual base salary and most recent targeted annual bonus.
•Category 3 Participants receive 1.0 times the sum of their then-current annual base salary and most recent targeted annual bonus.
A cash payment equal to twelve times one month of COBRA (the Consolidated Omnibus Budget Reconciliation Act of
1985) premiums for continued group medical, vision, and dental coverage.
In each case, receipt of any compensation or benefits under the Change of Control Policy is subject to the Participant’s execution of a severance agreement, which contains a release of claims and restrictive covenants (including non-compete, non-solicitation, and confidentiality provisions). If the Participant does not execute the severance agreement, the Participant will receive their previously accrued and vested benefits, and a pro-rated current year bonus (based on actual performance and paid when other executives are paid).

Severance and Change of Control Benefits for the Named Executive Officers
The following tables summarize the value of the termination payments and benefits that each of our named executive officers would receive if their employment had terminated on March 31, 2024, under the circumstances shown. The tables exclude amounts accrued through March 31, 2024, that would be paid in the normal course of continued employment, such as accrued but unpaid salary and earned annual cash incentive award for the fiscal year ended March 31, 2024.
Under our benefit programs, an individual is eligible for retirement after reaching age 55, with at least five years of service. The amounts in the tables for “Retirement” assume that all of our named executive officers have reached age 55 by March 31, 2024, even though that was not the case for Messrs. Hentschke and O'Keefe.

Summary of Termination Payment and Benefits: George C. Freeman, III

Benefit	Retirement	Death	Disability	Termination by Executive Other Than Retirement, Death or Disability	For Cause Termination by Company Other Than Retirement, Death or Disability	Involuntary Termination Following a Change in Control
	($)	($)	($)	($)	($)	($)
	(a)	(b)	(c)	(d)	(e)	(f)
Change of Control(1)	—	—	—	—	—	5,370,000

Acceleration of Equity Awards
Restricted Stock Units(2)	5,720,749	5,720,749	5,720,749	—	—	5,720,749
Performance Share Units(2)	2,875,632	2,875,632	2,875,632	—	—	2,875,632

Qualified Retirement Benefits
Pension Plan(3)	84,864	42,822	107,651	84,864	84,864	84,864
The Universal Leaf Tobacco Company, Inc. 401(k) Savings Plan(4)	1,418,787	1,418,787	1,418,787	1,418,787	1,418,787	1,418,787

Non-Qualified Retirement Benefits
Benefit Restoration Plan(5)	9,312,776	4,493,049	9,312,776	9,312,776	9,312,776	9,312,776
Deferred Income Plan (DIP)(6)	96,282	1,537,951	1,537,951	1,537,951	1,537,951	1,537,951
Deferred Payment of Restricted Stock(7)	2,199,704	2,199,704	2,199,704	2,199,704	2,199,704	2,199,704

Other Benefits
Health and Welfare Plans(8)	—	3,100,000	—	—	—	—
Long-Term Disability Plan(9)	—	—	644,400	—	—	—

Total	21,708,794	21,388,694	23,817,650	14,554,082	14,554,082	28,520,463
(1)Amount represents cash payment due pursuant to the change in control double trigger (change in control and involuntary termination) provided in the Change of Control Policy. The payments do not include any form of tax gross-up amount because the Change of Control Policy does not provide for such payments.
(2)Restricted stock units and the corresponding dividend equivalent rights automatically vest and are paid in shares of Common Stock at the time of the events specified in the table for which amounts are shown. Amounts for restricted stock units represent the value of Common Stock as of March 28, 2024. Performance share units vest on the last day of the performance period and are earned and paid out based on the degree to which our financial performance exceeds a threshold level. Participants remain entitled to previously awarded performance share units if they retire, die or become disabled during the performance period. Amounts for performance share units are based on the market value of the underlying shares of Common Stock as of March 28, 2024 and assuming a payout equating to the target level of performance.
(3)For all columns except Column (b), amounts represent an annual payment to the executive at March 31, 2024, payable for the life of the executive, assuming with respect to Columns (a), (d), (e), and (f), the executive elects the 50% joint and survivor annuity option, which is the default option under the Pension Plan. For Column (c), the annual payment assumes the executive elects the straight life annuity option. For Column (b), the amount represents an annual payment to the executive’s survivor at March 31, 2024, payable for the life of the survivor.
(4)Amounts represent a lump sum distribution at March 31, 2024 from the 401(k) Savings Plan.
(5)Amounts represent a lump sum payment at March 31, 2024 including the balance from the terminated individual trust agreement maintained through the Benefit Restoration Plan. A participant will forfeit all rights in and to any benefits payable under the Benefit Restoration Plan if the Company terminates the participant’s employment as a result of a participant’s fraud, dishonesty or embezzlement where the participant has been materially, unjustly enriched by such conduct.
(6)Amount in Column (a) represents a first payment of annual payments for retirement as elected in the executive’s DIP Plan agreements. Amounts in Columns (b) through (f) represent a lump-sum payment for all remaining circumstances as elected in the executive’s DIP Plan agreements.
(7)Amounts represent the value of restricted stock units that vested, but payment was deferred until termination of employment in order to preserve the Section 162(m) deduction. More information regarding these restricted stock units is discussed in the section entitled “Non-Qualified Deferred Compensation” on page 62 of this Proxy Statement. More information on Section 162(m) is discussed in the section entitled “Limitations on Deductibility of Compensation” on page 43 of this Proxy Statement.
(8)Amounts represent payment due under the standard Group Term Life Insurance Program, which is the death benefit amount on March 31, 2024. In case of accidental death, the benefit amount would increase by $5,600,000 (includes AD&D and Business Travel Accident Insurance).
(9)Amounts represent 60% of annual base salary as of March 31, 2024, which is payable from three different sources: the Pension Plan, Social Security, and a company supplement. Payments under the long-term disability plan continue until the recipient reaches age 65.

Summary of Termination Payment and Benefits: Airton L. Hentschke

Benefit	Retirement	Death	Disability	Termination by Executive Other Than Retirement, Death, or Disability	For Cause Termination by Company Other Than Retirement, Death or Disability	Involuntary Termination Following a Change in Control
	($)	($)	($)	($)	($)	($)
	(a)	(b)	(c)	(d)	(e)	(f)
Change of Control(1)	—	—	—	—	—	2,489,600

Acceleration of Equity Awards
Restricted Stock Units(2)	2,713,025	2,713,025	2,713,025	—	—	2,713,025
Performance Share Units(2)	1,364,115	1,364,115	1,364,115	—	—	1,364,115

Qualified Retirement Benefits
Pension Plan(3)	25,029	18,374	48,682	25,029	25,029	25,029
The Universal Leaf Company, Inc. 401(k) Savings Plan(4)	592,195	592,195	592,195	592,195	592,195	592,195

Non-Qualified Retirement Benefits
Benefit Restoration Plan(5)	1,203,530	569,800	1,203,530	1,203,530	1,203,530	1,203,530
Deferred Income Plan (DIP)(6)	379,719	379,719	379,719	379,719	379,719	379,719

Other Benefits
Health and Welfare Plans(7)	—	1,600,000	—	—	—	—
Long-Term Disability Plan(8)	—	—	407,400	—	—	—

Total	6,277,613	7,237,228	6,708,666	2,200,473	2,200,473	8,767,213
(1)Amount represents cash payment due pursuant to the change in control double trigger (change in control and involuntary termination) provided in the Change of Control Policy. The payments do not include any form of tax gross-up amount because the Change of Control Policy does not provide for such payments.
(2)Restricted stock units and the corresponding dividend equivalent rights automatically vest and are paid in shares of Common Stock at the time of the events specified in the table for which amounts are shown. Amounts for restricted stock units represent the value of Common Stock as of March 28, 2024. Performance share units vest on the last day of the performance period and are earned and paid out based on the degree to which our financial performance exceeds a threshold level. Participants remain entitled to previously awarded performance share units if they retire, die or become disabled during the performance period. Amounts for performance share units are based on the market value of the underlying shares of Common Stock as of March 28, 2024 and assuming a payout equating to the target level of performance.
(3)For all columns except Column (b), amounts represent an annual payment to the executive at March 31, 2024, payable for the life of the executive, assuming with respect to Columns (a), (d), (e), and (f), the executive elects the straight life option, which is the default option under the Pension Plan. For Column (c), the annual payment assumes the executive elects the straight life annuity option. For Column (b), the amount represents an annual payment to the executive’s survivor at March 31, 2024, payable for the life of the survivor.
(4)Amounts represent a lump sum distribution at March 31, 2024 from the 401(k) Savings Plan.
(5)Amounts represent a lump sum payment at March 31, 2024 from the Benefit Restoration Plan. A participant will forfeit all rights in and to any benefits payable under the Benefit Restoration Plan if the Company terminates the participant’s employment as a result of a participant’s fraud, dishonesty or embezzlement where the participant has been materially, unjustly enriched by such conduct.
(6)Amount in Column (a) represents a first payment of annual payments for retirement as elected in the executive’s DIP Plan agreements. Amounts in Columns (b) through (f) represent a lump-sum payment for all remaining circumstances as elected in the executive’s DIP Plan agreements. In Mr. Hentschke’s case, the amounts include his vested account balance in the Company’s Brazil Previleaf Pension Plan.
(7)Amounts represent payment due under the standard Group Term Life Insurance Program, which is the death benefit amount on March 31, 2024. In case of accidental death, the benefit amount would increase by $5,600,000 (includes AD&D and Business Travel Accident Insurance).
(8)Amounts represent 60% of annual base salary as of March 31, 2024, which is payable from three different sources: the Pension Plan, Social Security, and a company supplement. Payments under the long-term disability plan continue until the recipient reaches age 65.

Summary of Termination Payment and Benefits: Johan C. Kroner

Benefit	Retirement	Death	Disability	Termination by Executive Other Than Retirement, Death or Disability	For Cause Termination by Company Other Than Retirement, Death or Disability	Involuntary Termination Following a Change in Control
	($)	($)	($)	($)	($)	($)
	(a)	(b)	(c)	(d)	(e)	(f)
Change of Control(1)	—	—	—	—	—	1,826,600

Acceleration of Equity Awards
Restricted Stock Units(2)	1,719,276	1,719,276	1,719,276	—	—	1,719,276
Performance Share Units(2)	903,807	903,807	903,807	—	—	903,807

Qualified Retirement Benefits
Pension Plan(3)	63,899	37,906	96,032	63,899	63,899	63,899
The Universal Leaf Company, Inc. 401(k) Savings Plan(4)	1,354,342	1,354,342	1,354,342	1,354,342	1,354,342	1,354,342

Non-Qualified Retirement Benefits
Benefit Restoration Plan(5)	427,988	209,477	427,988	427,988	427,988	427,988
Deferred Income Plan (DIP)(6)	—	—	—	—	—	—

Other Benefits
Health and Welfare Plans(7)	—	1,600,000	—	—	—	—
Long-Term Disability Plan(8)	—	—	309,720	—	—	—

Total	4,469,312	5,824,808	4,811,165	1,846,229	1,846,229	6,295,912

(1)Amount represents cash payment due pursuant to the change in control double trigger (change in control and involuntary termination) provided in the Change of Control Policy. The payments do not include any form of tax gross-up amount because the Change of Control Policy does not provide for such payments.
(2)Restricted stock units and the corresponding dividend equivalent rights automatically vest and are paid in shares of Common Stock at the time of the events specified in the table for which amounts are shown. Amounts for restricted stock units represent the value of Common Stock as of March 28, 2024. Performance share units vest on the last day of the performance period and are earned and paid out based on the degree to which our financial performance exceeds a threshold level. Participants remain entitled to previously awarded performance share units if they retire, die or become disabled during the performance period. Amounts for performance share units are based on the market value of the underlying shares of Common Stock as of March 28, 2024 and assuming a payout equating to the target level of performance.
(3)For all columns except Column (b), amounts represent an annual payment to the executive at March 31, 2024, payable for the life of the executive, assuming with respect to Columns (a), (d), (e), and (f), the executive elects the straight life option, which is the default option under the Pension Plan. For Column (c), the annual payment assumes the executive elects the straight life annuity option. For Column (b), the amount represents an annual payment to the executive’s survivor at March 31, 2024, payable for the life of the survivor.
(4)Amounts represent a lump sum distribution at March 31, 2024 from the 401(k) Savings Plan.
(5)Amounts represent a lump sum payment at March 31, 2024 from the Benefit Restoration Plan. A participant will forfeit all rights in and to any benefits payable under the Benefit Restoration Plan if the Company terminates the participant’s employment as a result of a participant’s fraud, dishonesty or embezzlement where the participant has been materially, unjustly enriched by such conduct.
(6)Amount in Column (a) represents a first payment of annual payments for retirement as elected in the executive’s DIP Plan agreements. Amounts in Columns (b) through (f) represent a lump-sum payment for all remaining circumstances as elected in the executive’s DIP Plan agreements.
(7)Amounts represent payment due under the standard Group Term Life Insurance Program, which is the death benefit amount on March 31, 2024. In case of accidental death, the benefit amount would increase by $6,240,000 (includes AD&D, voluntary AD&D, and Business Travel Accident Insurance).
(8)Amounts represent 60% of annual base salary as of March 31, 2024, which is payable from three different sources: the Pension Plan, Social Security, and a company supplement. Payments under the long-term disability plan continue until the recipient reaches age 65.

Summary of Termination Payment and Benefits: Preston D. Wigner

Benefit	Retirement	Death	Disability	Termination by Executive Other Than Retirement, Death or Disability	For Cause Termination by Company Other Than Retirement, Death or Disability	Involuntary Termination Following a Change in Control
	($)	($)	($)	($)	($)	($)
	(a)	(b)	(c)	(d)	(e)	(f)
Change of Control(1)	—	—	—	—	—	1,585,000

Acceleration of Equity Awards
Restricted Stock Units(2)	1,267,089	1,267,089	1,267,089	—	—	1,267,089
Performance Share Units(2)	637,449	637,449	637,449	—	—	637,449

Qualified Retirement Benefits
Pension Plan(3)	47,736	32,597	83,643	47,736	47,736	47,736
The Universal Leaf Company, Inc. 401(k) Savings Plan(4)	1,160,202	1,160,202	1,160,202	1,160,202	1,160,202	1,160,202

Non-Qualified Retirement Benefits
Benefit Restoration Plan(5)	1,349,540	691,806	1,349,540	1,349,540	1,349,540	1,349,540
Deferred Income Plan (DIP)(6)	27,073	27,703	27,703	27,703	27,703	27,703

Other Benefits
Health and Welfare Plans(7)	—	1,585,000	—	—	—	—
Long-Term Disability Plan(8)	—	—	285,300	—	—	—

Total	4,489,089	5,401,846	4,810,926	2,585,181	2,585,181	6,074,719
(1)Amount represents cash payment due pursuant to the change in control double trigger (change in control and involuntary termination) provided in the Change of Control Policy. The payments do not include any form of tax gross-up amount because the Change of Control Policy does not provide for such payments.
(2)Restricted stock units and the corresponding dividend equivalent rights automatically vest and are paid in shares of Common Stock at the time of the events specified in the table for which amounts are shown. Amounts for restricted stock units represent the value of Common Stock as of March 28, 2024. Performance share units vest on the last day of the performance period and are earned and paid out based on the degree to which our financial performance exceeds a threshold level. Participants remain entitled to previously awarded performance share units if they retire, die or become disabled during the performance period. Amounts for performance share units are based on the market value of the underlying shares of Common Stock as of March 28, 2024 and assuming a payout equating to the target level of performance.
(3)For all columns except Column (b), amounts represent an annual payment to the executive at March 31, 2024, payable for the life of the executive, assuming with respect to Columns (a), (d), (e), and (f), the executive elects the 50% joint and survivor annuity option, which is the default option under the Pension Plan. For Column (c), the annual payment assumes the executive elects the straight life annuity option. For Column (b), the amount represents an annual payment to the executive’s survivor at March 31, 2024, payable for the life of the survivor.
(4)Amounts represents a lump sum distribution at March 28, 2024 from the 401(k) Savings Plan.
(5)Amounts represent a lump sum payment at March 31, 2024 from the Benefit Restoration Plan. A participant will forfeit all rights in and to any benefits payable under the Benefit Restoration Plan if the Company terminates the participant’s employment as a result of a participant’s fraud, dishonesty or embezzlement where the participant has been materially, unjustly enriched by such conduct.
(6)Amount in Column (a) represents a first payment of annual payments for retirement as elected in the executive’s DIP Plan agreements. Amounts in Columns (b) through (f) represent a lump-sum payment for all remaining circumstances as elected in the executive’s DIP Plan agreements.
(7)Amounts represent payment due under the standard Group Term Life Insurance Program, which is the death benefit amount on March 31, 2024. In case of accidental death, the benefit amount would increase by $4,378,000 (includes AD&D and Business Travel Accident Insurance).
(8)Amounts represent 60% of annual base salary as of March 31, 2024, which is payable from three different sources: the Pension Plan, Social Security, and a company supplement. Payments under the long-term disability plan continue until the recipient reaches age 65.

Summary of Termination Payment and Benefits: J. Patrick O'Keefe

Benefit	Retirement	Death	Disability	Termination by Executive Other Than Retirement, Death or Disability	For Cause Termination by Company Other Than Retirement, Death or Disability	Involuntary Termination Following a Change in Control
	($)	($)	($)	($)	($)	($)
	(a)	(b)	(c)	(d)	(e)	(f)
Change of Control(1)	—	—	—	—	—	1,266,800

Acceleration of Equity Awards
Restricted Stock Units(2)	428,552	428,552	428,552	—	—	428,552
Performance Share Units(2)	310,320	310,320	310,320	—	—	310,320

Qualified Retirement Benefits
Pension Plan(3)	—	—	19,612	—	—	—
The Universal Leaf Company, Inc. 401(k) Savings Plan(4)	201,383	201,383	201,383	201,383	201,383	201,383

Non-Qualified Retirement Benefits
Benefit Restoration Plan(5)	—	—	—	—	—	—
Deferred Income Plan (DIP)(6)	—	—	—	—	—	—

Other Benefits
Health and Welfare Plans(7)	—	1,267,000	—	—	—	—
Long-Term Disability Plan(8)	—	—	233,880	—	—	—

Total	940,255	2,207,255	1,193,747	201,383	201,383	2,207,055
(1)Amount represents cash payment due pursuant to the change in control double trigger (change in control and involuntary termination) provided in the Change of Control Policy. The payments do not include any form of tax gross-up amount because the Change of Control Policy does not provide for such payments.
(2)Restricted stock units and the corresponding dividend equivalent rights automatically vest and are paid in shares of Common Stock at the time of the events specified in the table for which amounts are shown. Amounts for restricted stock units represent the value of Common Stock as of March 28, 2024. Performance share units vest on the last day of the performance period and are earned and paid out based on the degree to which our financial performance exceeds a threshold level. Participants remain entitled to previously awarded performance share units if they retire, die or become disabled during the performance period. Amounts for performance share units are based on the market value of the underlying shares of Common Stock as of March 28, 2024 and assuming a payout equating to the target level of performance.
(3)For all columns except Column (b), amounts represent an annual payment to the executive at March 31, 2024, payable for the life of the executive, assuming with respect to Columns (a), (d), (e), and (f), the executive elects the 50% joint and survivor annuity option, which is the default option under the Pension Plan. For Column (c), the annual payment assumes the executive elects the straight life annuity option. For Column (b), the amount represents an annual payment to the executive’s survivor at March 31, 2024, payable for the life of the survivor. As of March 31, 2024, Mr. O'Keefe was not vested.
(4)Amounts represent a lump sum distribution at March 28, 2024 from the 401(k) Savings Plan.
(5)Amounts represent a lump sum payment at March 31, 2024 including the balance from the terminated individual trust agreement maintained through the Benefit Restoration Plan. A participant will forfeit all rights in and to any benefits payable under the Benefit Restoration Plan if the Company terminates the participant’s employment as a result of a participant’s fraud, dishonesty or embezzlement where the participant has been materially, unjustly enriched by such conduct.
(6)Amount in Column (a) represents a first payment of annual payments for retirement as elected in the executive’s DIP Plan agreements. Amounts in Columns (b) through (f) represent a lump-sum payment for all remaining circumstances as elected in the executive’s DIP Plan agreements.
(7)Amounts represent payment due under the standard Group Term Life Insurance Program, which is the death benefit amount on March 31, 2024. In case of accidental death, the benefit amount would increase by $3,901,000 (includes AD&D and Business Travel Accident Insurance).
(8)Amounts represent 60% of annual base salary as of March 31, 2024, which is payable from three different sources: the Pension Plan, Social Security, and a company supplement. Payments under the long-term disability plan continue until the recipient reaches age 65.

CEO PAY RATIO FOR FISCAL YEAR 2024
Overview
Universal Corporation is a global business-to-business agri-products company operating in over 30 countries on five continents. Our employee population was evaluated for the fiscal year 2024 CEO pay ratio as of March 31, 2024, when we had 27,836 employees, with 95% of our employee population located outside of the United States. We included all full-time, part-time and seasonal employees who were employed by consolidated subsidiaries. These employees were located in 23 countries, many of which are in less developed countries and rural areas with lower wage geographies where the average annual salary is significantly less than the average annual salary in the U.S. Our employee population of unskilled, seasonal workers was 16,435, or approximately 59% of the Company’s total employee population.
Methodology
The methodology and the material assumptions, adjustments, and estimates that we used to identify our median employee in fiscal year 2024 were as follows:
•We selected March 31, 2024 as the determination date, which was the last day of our fiscal year 2023 year-end;
•We collected the actual base salary for full-time, part-time, and seasonal employees (other than Mr. G. Freeman) and actual pay from April 1, 2023, through March 31, 2024, for our seasonal employees;
•Full-time employees that were hired between April 1, 2023 and March 31, 2024, were annualized as permitted by SEC rules;
•Part-time employees who were hired during this same time period with a set schedule were counted using their annualized salary based on the hours hired to work. Part-time employees who have a variable schedule were counted using their actual pay;
•Foreign currency was converted to U.S. dollars using an average of the relevant currency conversion rates over the period April 1, 2023 through March 31, 2024; and
•We did not make any cost of living adjustments for any employee located outside of the U.S.
Calculation
Using the methodology described above, we estimated that for fiscal year 2024, our global median employee was an unskilled, full time worker in Brazil. We then calculated the elements of that employee’s compensation for fiscal year 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in total annual compensation of $1,711.
For the total annual compensation of the Company’s Chief Executive Officer (the “CEO”), Mr. G. Freeman, we used the amount reported in the Summary Compensation Table on page 54 of $5,275,076. Based on this information, for fiscal year 2024, the estimated ratio of the annual compensation of Mr. G. Freeman to the median annual total compensation of all employees (except Mr. G. Freeman) was 3,083 to 1.
Our Ratio in Context
We are not permitted to annualize the compensation of seasonal workers under the SEC rules. As a result, our pay ratio is inflated due to the global nature of our workforce and our significant reliance on unskilled, seasonal workers during the tobacco processing periods throughout the world. As a comparison, for fiscal year 2024 we identified the median U.S. employee in the same manner as described above. This resulted in a total annual compensation of the median U.S. employee for fiscal year 2024 of $48,422. The ratio of the CEO to the median U.S. employee’s total annual compensation was 108 to 1.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain measures of the Company’s financial performance. For further information concerning the Company’s pay-for-performance philosophy and how our Compensation Committee aligns executive compensation with the Company’s performance, refer to the section of this Proxy Statement titled “Compensation Discussion and Analysis”.
The tabular and narrative disclosures provided below are intended to be calculated in a manner consistent with the applicable SEC rules and may reflect reasonable estimates and assumptions where appropriate.
Pay Versus Performance Table
The following table provides information required under the SEC’s Item 402(v) of Regulation S-K disclosing (i) a measure of total compensation and a measure reflecting “compensation actually paid” for our principal executive officer (“PEO”) and, as an average, for our other named executive officers (“NEOs”), and (ii) select financial performance measures, in each case, for our four most recently completed fiscal years.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)	Net Income (Loss) ($ in thousands) (7)	1 Year Adjusted Diluted EPS (8)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$5,275,076	$5,950,427	$1,880,731	$2,097,067	$149.13	$209.02	$119,598	$5.08
2023	$4,832,074	$5,325,169	$1,823,628	$1,919,696	$143.55	$180.30	$124,052	$3.77
2022	$3,735,584	$4,363,778	$1,449,372	$1,574,242	$148.67	$197.73	$86,577	$3.79
2021	$5,171,861	$6,885,379	$1,732,667	$2,251,644	$142.74	$195.33	$87,410	$4.25
(1)    The dollar amounts reported in column B are the amounts of total compensation reported for Mr. G. Freeman for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the section of this Proxy Statement titled “Summary Compensation Table.”
(2)    The dollar amounts reported in column C represent the amount of “compensation actually paid” to Mr. G. Freeman for the corresponding fiscal year, as computed in accordance with Item 402(v) of Regulation S-K and as further described below. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. G. Freeman during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. G. Freeman’s total compensation to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards	Equity Award Adjustments	Reported Change in the Actuarial Present Value of Pension Benefits	Pension Benefit Adjustments	Compensation Actually Paid to PEO
		(a)	(b)	(c)	(d)
2024	$5,275,076	$(1,948,115)	$2,720,354	$(454,283)	$357,395	$5,950,427
a.The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year. Refer to the section of this Proxy Statement titled “Summary Compensation Table.”
b.The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vested in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate the fair value were updated as of each measurement date and will differ from those disclosed as of the grant date. The methodology used to develop the valuation assumptions as of each applicable measurement date is consistent with those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year-End Fair Value of Equity Awards Granted in the Year and that are Unvested	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Prior Year-End Fair Value of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Awards Adjustments
2024	$1,149,538	$422,321	$1,066,410	$82,086	$—	$—	$2,720,354
c.The reported change in the actuarial present value of defined benefit pension benefits reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table for the applicable year. Refer to the section of this Proxy Statement titled “Summary Compensation Table.”
d.The pension benefit adjustment is the value attributable to the applicable years’ service cost.
(3)    The dollar amounts reported in D represent the average of the amounts reported for the non-PEO NEOs in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: Mr. Hentschke, Mr. Kroner, Mr. Wigner, and Mr. Broome for 2021, 2022, and 2023, and Mr. Hentschke, Mr. Kroner, Mr. Wigner, and Mr. O’Keefe for 2024.
(4)    The dollar amounts reported in E represent the average amount of “compensation actually paid” to the non-PEO NEOs specified in footnote (3), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the non-PEO NEOs to determine the compensation actually paid, using the same methodology described above in footnote (2):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments	Average Compensation Actually Paid to Non-PEO NEOs
			(a)	(b)	(c)
2024	$1,880,731	$(569,587)	$795,550	$(118,672)	$109,045	$2,097,067
a.The grant date fair value of equity awards represents the total of the average amounts reported in the “Stock Awards” column for non-PEO NEOs in the Summary Compensation Table for the applicable year. Refer to the section of this Proxy Statement titled “Summary Compensation Table.”
b.The average equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the average of the following for the non-PEO NEOs: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vested in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate the fair value were updated as of each measurement date and will differ from those disclosed as of the grant date. The methodology used to develop the valuation assumptions as of each applicable measurement date is consistent with those disclosed at the time of grant. The amounts deducted or added in calculating the average equity award adjustments are as follows:

Year	Average Year-End Fair Value of Equity Awards Granted in the Year and that are Unvested	Average Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Prior Year-End Fair Value of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Average Total Equity Awards Adjustments
2024	$503,866	$101,878	$138,284	$8,439	$—	$43,083	$795,550
c.The reported change in the actuarial present value of defined benefit pension benefits reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table for the applicable year. Refer to the Summary Compensation Table.
d.The pension benefit adjustment is the value attributable to the applicable years’ service cost.
(5)    Total shareholder return (“TSR”) is the value of $100 at the end of the measurement period assuming investment in Universal’s stock as of March 31, 2020 and assuming reinvestment of dividends.

(6)    Peer group TSR, is the value of $100 at the end of the measurement period assuming investment in the peer group index as of March 31, 2020 and assuming reinvestment of dividends. The peer group used for this purpose is the following published industry index: S&P Smallcap 600 Index (the “Peer Index”).
(7)    The dollar amounts reported represent our net income, as reflected in the Company’s audited financial statements for the applicable year.
(8)    The dollar amounts reported represent our 1 Year Adjusted Diluted EPS, which we define and calculate as the diluted earnings per share of Common Stock, adjusted to exclude restructuring and impairment and certain items discussed under “Reconciliation of Certain Non-GAAP Financial Measures” in Item 7 of our Annual Report on Form 10-K for the fiscal year ended March 31, 2024. We note that 1 Year Adjusted Diluted EPS is a different financial measure than adjusted diluted earnings per share as defined for purposes of the Compensation Discussion and Analysis because the adjustments for items approved by the Compensation Committee differ for the two measures. While the Company uses several financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that the 1 Year Adjusted Diluted EPS is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the NEOs, for the most recently completed fiscal year, to the Company’s performance.
List of Most Important Financial Performance Measures to Determine 2024 Compensation Actually Paid
As described in more detail in the Compensation Discussion and Analysis section, our executive compensation program reflects a pay-for-performance philosophy and includes performance metrics that are intended to incentivize our NEOs and align our NEOs’ interests with those of our shareholders. With respect to the 2024 fiscal year, the most important financial performance measures used to link executive compensation actually paid to our performance overall are as follows:

Metrics Used in Determining NEO Pay
1 Year Adjusted Diluted EPS
3 Year Average Adjusted Diluted EPS
Adjusted Economic Profit
Analysis of the Information Presented in the Pay Versus Performance Table
As described in more detail in the section of this Proxy Statement titled “Compensation Discussion and Analysis”, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several financial performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance Table. Moreover, the Company generally seeks to incentivize creation of long-term shareholder value, and, therefore, does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance Table.
Note that, as reflected in each of the graphs below, the amount of compensation actually paid in 2021 reflects our philosophy that a significant portion of our NEO’s compensation take the form of equity awards, and our stock price increased significantly between the end of fiscal year 2020 and fiscal year 2021 resulting in a significant increase in the value of such awards at fiscal year end.

Compensation Actually Paid and Total Shareholder Return (TSR)
Please see the following graph for the relationship between compensation actually paid to our PEO and the average amount of compensation actually paid to our other NEOs and total shareholder return for Universal and the S&P SmallCap 600 Index (“Peer Index”) over the four most recently completed fiscal years. Total shareholder return is the value of $100 at the end of the measurement period assuming investment as of March 31, 2020 and in each case with dividends reinvested.

Compensation Actually Paid and Net Income
Please see the following graph for the relationship between compensation actually paid to our PEO and the average amount of compensation actually paid to our other NEOs and net income. Compensation actually paid was generally aligned with net income between 2022 and 2023. The relationship between compensation actually paid and net income between 2021 and 2022 can be explained in part by the year-over-year change in fair value between 2020 and 2021 of equity awards granted in prior years that were unvested at year end.

Compensation Actually Paid and 1 Year Adjusted Diluted EPS
Please see the following graph for the relationship between compensation actually paid to our PEO, the average amount of compensation actually paid to our other NEOs and the 1 Year Adjusted Diluted EPS over the four most recently completed fiscal years. Compensation actually paid during this period was generally aligned with 1 Year Adjusted Diluted EPS.

EQUITY COMPENSATION INFORMATION
Shares of Common Stock are authorized for issuance with respect to our compensation plans. The following table sets forth information as of March 31, 2024, with respect to compensation plans under which shares of Common Stock are authorized for issuance.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
	(#)	($)	(#)
Equity compensation plans approved by shareholders:(2)
2017 Stock Incentive Plan(3)	—	—	—
2023 Stock Incentive Plan			1,227,819
Equity compensation plans not approved by shareholders(4)	—	—	—
Total	—	—	1,227,819
(1)There are no outstanding options, warrants, and rights.
(2)The Compensation Committee will continue to administer awards previously granted under the 2007 Stock Incentive Plan and the 2017 Stock Incentive Plan.
(3)The 2017 Stock Incentive Plan was succeeded and replaced by the 2023 Stock Incentive Plan. As of March 31, 2024, a total of 111,287 shares have been reserved for issuance to fulfill previous outstanding awards under the 2017 Stock Incentive Plan.
(4)The Company does not have any equity compensation plans that have not been approved by shareholders.

DIRECTORS’ COMPENSATION FISCAL YEAR 2024
The following table presents information relating to total compensation for our non-employee directors for fiscal year 2024:

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3),(4)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value And Non-Qualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
	($)	($)	($)	($)	($)	($)	($)

Diana F. Cantor	112,500	127,634	—	—	—	—	240,134
Lennart R. Freeman	105,000	127,634	—	—	—	5,000	237,634
Thomas H. Johnson	138,000	127,634	—	—	—	2,500	268,134
Michael T. Lawton	117,000	127,634	—	—	—	5,000	249,634
Arthur J. Schick, Jr.	87,083	164,452	—	—	—	—	251,535
Robert C. Sledd	110,625	127,634	—	—	—	5,000	243,259
Thomas H. Tullidge, Jr.	104,500	127,634	—	—	—	—	232,134
Jacqueline T. Williams	104,500	127,634	—	—	—	—	232,134
(1)$5.0 million charge related to a voluntary government-sponsored value-added tax program in Brazil to settle a previously contested assessment;Mr. G. Freeman, our Chairman, President, and Chief Executive Officer, is not included in this table because he is an executive officer of the Company. Mr. G. Freeman's compensation for service as an executive officer is included in the Summary Compensation Table on page 54.
(2)Represents fees paid in cash during fiscal year 2024.
(3)These amounts represent the aggregate grant date fair value of the annual restricted stock unit award recognized in fiscal year 2024 in accordance with FASB ASC Topic 718. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by each of the non-employee directors. The assumptions used in the calculation of these award amounts are included in Notes 1 and 15 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2024, and incorporated by reference into this Proxy Statement.
(4)On August 4, 2023, each non-employee director, other than Mr. Schick, was awarded 2,600 shares of restricted stock units. Mr. Schick joined the Board in April 2023 and received 3,350 shares of restricted stock units on August 4, 2023, which represented an additional prorata amount to reflect his four months of service from April 1, 2023, when he joined the Board, through July 30. The methodology for determining the amount awarded is set forth on page 80 of this Proxy Statement. The grant date fair value of the award for each non-employee director was based on the closing price of $49.09 for our Common Stock as quoted on the NYSE on the grant date.
(5)We do not maintain any defined benefit or actuarial plans for non-employee directors. The Company formerly maintained an Outside Directors’ 1994 Non-Qualified Deferred Income Plan, as amended, which we referred to as the Directors’ DIP. The Directors’ DIP was frozen at the end of the 2017 plan year. There are no active participants.
(6)Each director is also eligible to participate in our matching gifts program in which our charitable foundation matches directors’ contributions to charities. The maximum amount that can be matched in any fiscal year of our foundation is $5,000 per director. The directors participated in the matching gifts program in the amounts set forth above. None of the directors received perquisites, personal benefits, or other compensation in excess of $10,000 for fiscal year 2024. We maintain life insurance policies which fund the Directors’ Charitable Award Program discussed in the section below entitled “Director Compensation.” We did not incur any costs with respect to the insurance policies during fiscal year 2024.

Director Compensation
Our non-employee director compensation program for fiscal year 2024 was as follows: every non-employee director receives an annual cash retainer of $80,000 and an annual equity award equating in value to $130,000. The Chairman of the Audit Committee receives an annual retainer of $22,000, the Chairs of the Compensation Committee and the Nominating and Corporate Governance Committee receive an annual retainer of $18,000, while the Chair of the Finance and Pension Investment Committee receives an annual retainer of $15,000. Non-employee directors serving on the Audit Committee receive annual cash retainers of $10,000. Non-employee directors serving on the Compensation Committee, the Executive Committee and the Nominating and Corporate Governance Committee receive annual cash retainers of $7,500. Non-employee directors serving on the Finance and Pension Investment Committee receive an annual retainer of $7,000. The Lead Independent Director receives an annual cash retainer of $25,000.
In fiscal year 2024, all the non-employee directors received annual restricted stock unit grants pursuant to the 2023 Stock Incentive Plan. The annual equity award grants equaled in value to $130,000. The Compensation Committee calculates restricted stock unit grants annually based on the daily, volume-weighted, average price of Common Stock for the period of June 1 to July 31, with the resulting share grant number rounded to the nearest 50 units. All restricted stock units are awarded with one-year cliff vesting and earn dividend equivalent rights. On August 4, 2023, each non-employee director was awarded 2,600 shares of restricted stock units except for Mr. Schick who received 3,350 shares of restricted stock, which represented an additional prorata amount to reflect his four months of service from April 1, 2023, when he joined the Board, through July 30. As of March 31, 2024, the aggregate amount of Common Stock, restricted stock, restricted stock units and dividend equivalent units held by each non-employee director was as follows: Mrs. Cantor held 22,263 shares; Mr. L. Freeman held 17,270 shares; Mr. Johnson held 27,420 shares; Mr. Lawton held 17,226 shares; Mr. Schick held 3,449 shares; Mr. Sledd held 15,116 shares; Mr. Tullidge held 14,130 shares; and Ms. Williams held 8,385 shares.
As part of our overall program of charitable giving, we previously offered the directors the opportunity to participate in a Directors’ Charitable Award Program, or the Charitable Program. The Charitable Program is funded by life insurance policies purchased by us on the directors. The directors derive no financial or tax benefits from the Charitable Program, because all insurance proceeds and charitable tax deductions accrue solely to us. We, however, will donate up to $1,000,000 in aggregate to one or more qualifying charitable organizations recommended by that director. We make donations in ten equal annual installments, with the first installment to be made at the later of the director’s retirement from the Board of Directors or age 72; the remaining nine installments are paid annually, beginning after the director’s death. The Charitable Program was re-evaluated in fiscal years 2013 and 2014, and the Compensation Committee decided to terminate the Charitable Program for all new directors that joined the Board of Directors after 2008. Two current directors are participants in this program.
Each director is also eligible to participate in our matching gifts program in which our charitable foundation matches directors’ contributions to charities. The maximum amount that can be matched in any fiscal year of our foundation is $5,000 per director.
Non-Employee Director Stock Ownership Guidelines
The Compensation Committee originally adopted share ownership guidelines during fiscal year 2008 applicable to the non-employee directors and were set at three times the annual cash retainer the directors receive as a board member. If the amount of the annual cash retainer changes in the future, the applicable share ownership requirement will automatically adjust proportionately with the change. Non-employee directors have five years to comply with the share ownership guidelines. During fiscal year 2023, the directors’ annual cash retainer was increased to $80,000 and the ownership guideline was raised to five times the annual retainer. Therefore the revised guidelines require that each of our non-employee directors own no less than $400,000 worth of Common Stock. Only shares of Common Stock beneficially owned (as defined by the SEC’s rules and regulations) by our non-employee directors, including the directors’ restricted stock and restricted stock units, are counted in determining compliance with the guidelines. All of our non-employee directors with the exception of Mr. Schick who joined the Board in April 2023, are in compliance with the stock ownership guidelines as of March 31, 2024.

CERTAIN TRANSACTIONS
Our Board of Directors adopted a written related person transaction policy that governs the review, approval, or ratification of covered related person transactions. The Audit Committee manages this policy, which was most recently amended in August 2021. The policy generally provides that we may enter into a related person transaction only if:
•the transaction meets the preapproval criteria set forth in the policy;
•the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the Audit Committee (or the Chairman of the Audit Committee, pursuant to the policy) approves or ratifies such transaction in accordance with the policy;
•the transaction is approved by the disinterested members of the Board of Directors; or
•the transaction involves compensation approved by our Compensation Committee.
In the event a related person transaction does not meet the preapproval criteria set forth in the policy and our management determines to recommend such related person transaction to the Audit Committee, such transaction must be presented to the Audit Committee for approval. After review, the Audit Committee will approve or disapprove such transaction and at each subsequently scheduled Audit Committee meeting our management will update the Audit Committee as to any material change to the proposed related person transaction. In those instances in which our General Counsel, in consultation with our Chief Executive Officer or our Chief Financial Officer, determines that it is not practicable or desirable for us to wait until the Audit Committee meeting, the Chairman of the Audit Committee possesses delegated authority to act on behalf of the Audit Committee. The Audit Committee (or the Chairman) approves only those related person transactions that are in, or are not inconsistent with, the Company’s best interests and the best interests of our shareholders, as the Audit Committee (or the Chairman) determines in good faith. For the avoidance of doubt, a transaction does not need to be approved by the Audit Committee if our General Counsel determines that the transaction does not involve a direct or indirect material interest of a related person.
For purposes of this policy, “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which the Company (or any of our subsidiaries) was, is, or will be a participant and in which any related person had, has, or will have a direct or indirect material interest.
For purposes of determining whether a transaction is a related person transaction, the Audit Committee relies upon Item 404 of Regulation S-K, promulgated under the Exchange Act but without applying the transaction value threshold of that provision.
A “related person” is defined as:
•any person who is, or at any time since the beginning of our last fiscal year was, one of our directors or executive officers or a nominee to become one of our directors;
•any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee, or more than 5% beneficial owner; and
•any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.
The policy includes a list of transactions that are deemed preapproved pursuant to the policy. These preapproved transactions mirror the list of excepted transactions from Item 404 of Regulation S-K, consisting of transactions related to certain (i) employment arrangements with executive officers, (ii) director compensation arrangements, (iii) transactions with other companies, (iv) transactions where all shareholders receive proportional benefits, (v) transactions involving competitive bids, (vi) regulated transactions, and (vii) banking-related services. In addition, the list of preapproved transactions includes transactions in which the aggregate amount involved is $120,000 or less.
There have been no related person transactions since the beginning of fiscal year 2024, nor are there any proposed related person transactions. Additionally, there are no legal proceedings to which any director, officer, or principal shareholder, or any affiliate thereof, is a party that would be material and adverse to us.

PROPOSAL TWO
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Our executive compensation program is designed to incent and reward executives to contribute to the achievement of our business objectives and to attract, retain and motivate talented executives to perform at the highest level and contribute significantly to our success. The program is intended to align the interests of the named executive officers with those of shareholders, provide an appropriate and balanced mix of short-term and long-term compensation elements, and reward the achievement of performance measures that are directly related to our financial goals and the creation of shareholder value, without encouraging unnecessary and excessive risks.
The Compensation Committee believes that the amounts of fiscal year 2024 actual total compensation for the named executive officers are consistent with these objectives and the competitive market. Based on its review, which included the executive compensation program review performed by PwC during fiscal year 2024, the Compensation Committee believes total compensation for each of the named executive officers is reasonable and not excessive. The compensation of the named executive officers is described in the “Compensation Discussion and Analysis,” the compensation tables and the accompanying narrative on pages 34 to 70 of this Proxy Statement. The “Compensation Discussion and Analysis” and the accompanying tables and narrative provide a comprehensive review of our executive compensation program and its elements, objectives and rationale. Shareholders are urged to read that disclosure before voting on this proposal.
For the reasons stated above and pursuant to Section 14A of the Securities Exchange Act, the Board of Directors is requesting approval of the following non-binding resolution:
“RESOLVED, that our shareholders approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement for the 2024 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the fiscal year 2024 Summary Compensation Table, the other related tables and the accompanying narrative to these compensation tables on pages 34 to 70 of this Proxy Statement.”
The shareholder vote on this proposal will be non-binding on us and the Board of Directors and will not be construed as overruling a decision by us or the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions that shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as they deem appropriate. We anticipate that the next non-binding vote on the compensation of our named executive officers will occur at the 2025 Annual Meeting of Shareholders.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

AUDIT INFORMATION
Fees of Independent Registered Public Accounting Firm
Ernst & Young LLP served as our independent registered public accounting firm for the fiscal years ended March 31, 2024 and 2023. The aggregate amounts of fees billed to us by Ernst & Young LLP for those years were as follows:

	Fiscal Year 2024	Fiscal Year 2023
	($)	($)

Audit Fees
Includes fees associated with the integrated audits of our financial statements and internal controls over financial reporting, review of our Annual Report on Form 10-K, reviews of our interim financial statements and Quarterly Reports on Form 10-Q, statutory audits of foreign subsidiaries, and other attestation services related to regulatory filings. For 2023, these services included additional procedures over Sarbanes-Oxley adoption at Shank’s.	3,003,281	2,847,107
Audit-Related Fees
Includes fees for services that are reasonably related to the review of our financial statements that are not reported under the category “Audit Fees.” These services include various technical accounting consultations, including procedures performed to certify financial information in certain governmental filings outside the United States.	61,240	52,098
Tax Fees
Includes fees for corporate tax compliance, tax advice, and tax planning.	166,020	114,825
All Other Fees
Includes fees for assistance in completing certain governmental filings in countries outside the United States. For 2024, amounts include fees paid for an engagement to review sustainability reporting in the European Union. For 2023, amounts include fees paid for a study of internal controls and risk management best practices. The Audit Committee has concluded that the services covered under this category are compatible with maintaining Ernst & Young LLP’s independence with respect to Universal Corporation.	27,678	46,570
Pre-approval Policies and Procedures
We have written guidelines regarding the engagement of our independent registered public accounting firm and all other independent auditors to perform services for us. All audit and non-audit services provided by an independent auditing firm (including its member accounting and law firms outside the United States) to us or any of our wholly-owned or majority-owned affiliates must be pre-approved by the Audit Committee. All audit and non-audit services listed above were pre-approved by the Audit Committee pursuant to the terms of our pre-approval policies and procedures.
A detailed report of all audit and non-audit services planned for the fiscal year is presented to the Audit Committee for its consideration, discussion, and approval. In addition, the Audit Committee pre-approves a spending account to pay the fees for unplanned audit and non-audit services that do not exceed specified dollar thresholds and are consistent in nature and scope with the planned services. The Chairman of the Audit Committee has pre-approval authority with respect to further additional services that exceed the dollar thresholds or are not consistent in nature or scope with the planned services. All services paid through the spending account or pre-approved by the Chairman must be presented to the full Audit Committee at its next scheduled meeting.

Audit Committee Report
In accordance with the Audit Committee Charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the integrity of the accounting, auditing and financial reporting practices of Universal Corporation. Each member of the Audit Committee is “independent” as required by the applicable listing standards of the NYSE and the rules of the SEC. During the fiscal year ended March 31, 2024, the Audit Committee met six times, and the Audit Committee reviewed and discussed the financial information contained in Universal Corporation’s Annual Report on Form 10-K, interim financial information contained in the Company’s Quarterly Reports on Form 10-Q, and discussed press releases announcing earnings with the Chief Financial Officer and the independent registered public accounting firm prior to public release.
The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or Universal Corporation’s independent registered public accounting firm. Management is responsible for Universal Corporation’s internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. The independent registered public accounting firm is responsible for performing an independent audit of Universal Corporation’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.
In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Accounting Oversight Board and the SEC. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding its communication with the Audit Committee concerning independence and discussed with the independent registered public accounting firm its independence from Universal Corporation and management. Moreover, the Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to Universal Corporation is compatible with maintaining the independent registered public accounting firm’s independence.
In reliance on the reviews and discussions referred to above, the representation of management that the audited financial statements were prepared in accordance with generally accepted accounting principles, and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Universal Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness, or presentation of the information contained in the audited financial statements.

AUDIT COMMITTEE

Michael T. Lawton, Chairman
Lennart R. Freeman
Arthur J. Schick, Jr.
Thomas H. Tullidge, Jr.
Jacqueline T. Williams
Richmond, Virginia
May 28, 2024
The Audit Committee Report does not constitute solicitation material and shall not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending March 31, 2025. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with an opportunity to make a statement and to be available to respond to appropriate questions.
Ernst & Young LLP’s principal function is to audit the consolidated financial statements and internal control over financial reporting of the Company and its subsidiaries and, in connection with that audit, to review certain related filings with the SEC and to conduct limited reviews of the financial statements included in our quarterly reports.
Appointment of our independent registered public accounting firm is not required to be submitted to a vote of the shareholders of the Company for ratification by our Bylaws or otherwise. However, the Board of Directors is submitting the appointment of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders do not ratify the appointment, the Audit Committee will consider whether to retain the firm. In such event, the Audit Committee may retain Ernst & Young LLP, notwithstanding the fact that the shareholders did not ratify the appointment or may select another nationally recognized accounting firm without resubmitting the matter to shareholders. Even if the appointment is ratified, the Audit Committee reserves the right, in its discretion, to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit Committee is solely responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS AND AUDIT COMMITTEE RECOMMEND THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2025.

PROPOSALS FOR 2025 ANNUAL MEETING
Under the regulations of the Exchange Act, and subject to any applicable amendment to our Bylaws, any shareholder desiring to make a proposal to be acted upon at the 2025 Annual Meeting must cause such proposal to be delivered, in proper form, to our Secretary at the address provided on page 6 of this Proxy Statement no later than March 3, 2025 in order for the proposal to be considered for inclusion in our Proxy Statement for that meeting. We anticipate holding the 2025 Annual Meeting on August 5, 2025.
Our Bylaws prescribe the procedure a shareholder must follow to nominate directors, and to bring other business, before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for director or to bring other business before a meeting, notice must be received by our Secretary at the address provided on page 6 of this Proxy Statement not less than 120 days and not more than 150 days prior to the anniversary of the date of the prior year's Annual Meeting. For the 2025 Annual Meeting, we must receive such notice no later than April 8, 2025, and no earlier than March 9, 2025. Notice of a nomination for director must describe various matters regarding the nominee and the shareholder giving the notice. Notice of other business to be brought before the Annual Meeting must include a description of the proposed business, the reasons therefor, and other specified matters. Any shareholder may obtain a copy of our Bylaws, without charge, upon written request to our Secretary at the address provided on page 6 of this Proxy Statement. The Bylaws can also be obtained, free of charge, by visiting the “Investors-Governance” section of our website at https://investor.universalcorp.com/governance/governance-documents/. Our Bylaws are subject to change, so it is important that shareholders ensure that they have the most current version of both documents. We endeavor to update those materials on our website as soon after they are amended as is reasonably practical.
CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS
Electronic Access to Proxy Materials and Annual Reports
This Proxy Statement and our fiscal year 2024 Annual Report are available under the “Investors-Financial Information” section of our website at https://investor.universalcorp.com/financials/sec-filings/default.aspx. Paper copies of these documents may be requested by contacting Investor Relations at the address or phone number provided on page 6 of this Proxy Statement.
“Householding” of Proxy Materials and Annual Reports for Record Owners
The SEC rules permit us to deliver a single Proxy Statement and Annual Report to any household at which two or more shareholders of record reside at the same address, unless we have received contrary instructions from one or more of the shareholders. Each shareholder will continue to receive a separate proxy card. This procedure, known as “householding,” reduces the volume of duplicate information you receive and helps to reduce our expenses. We will deliver promptly upon written or oral request a separate Proxy Statement and Annual Report to a shareholder at a shared address that only received a single set of such materials for this year. If a shareholder whose household only received a single set of materials would prefer to receive his or her own copy of the Proxy Statement and Annual Report in the future, he or she may so request by contacting our Secretary at the address or phone number provided on page 6 of this Proxy Statement. If shareholders sharing an address receive multiple copies of the Proxy Statement and Annual Report, he or she may request delivery of only a single copy of such materials in the future by contacting our Secretary at the address or phone number provided on page 6 of this Proxy Statement.

OTHER MATTERS
The Board of Directors is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. However, if any other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.
OUR 2024 ANNUAL REPORT TO SHAREHOLDERS, WHICH INCLUDES A COPY OF OUR FISCAL YEAR 2024 ANNUAL REPORT (EXCLUDING EXHIBITS), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. ADDITIONAL PRINTED COPIES OF THE FISCAL YEAR 2024 ANNUAL REPORT CAN BE OBTAINED WITHOUT CHARGE BY CONTACTING THE SECRETARY AT THE ADDRESS OR PHONE NUMBER PROVIDED ON PAGE 6 OF THIS PROXY STATEMENT OR BY VISITING OUR WEBSITE AT HTTPS://INVESTOR.UNIVERSALCORP.COM/RESOURCES/INVESTOR-CONTACTS/. AN ELECTRONIC VERSION OF OUR FISCAL YEAR 2024 ANNUAL REPORT TO SHAREHOLDERS CAN BE OBTAINED WITHOUT CHARGE BY VISITING OUR WEBSITE AT HTTPS://INVESTOR.UNIVERSALCORP.COM/FINANCIALS/SEC-FILINGS/DEFAULT.ASPX.
By Order of the Board of Directors
Catherine H. Claiborne, Secretary

[FORM OF PROXY]

UNIVERSAL CORPORATION C/O BROADRIDGE PO BOX 1342 EDGEWOOD, NY 11717
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 08/05/2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 08/05/2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

	CONTROL#	0
NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K	SHARES	123,456,789,012.1234 123,456,789,012.1234 123,456,789,012.1234 123,456,789,012.1234 123,456,789,012.1234 123,456,789,012.1234 123,456,789,012.1234 123,456,789,012.1234
	PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following nominees:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors:	☐	☐	☐
Nominees

01 Diana F. Cantor (3-year term)	02 Robert C. Sledd (3-year Term)	03 Thomas H. Tullidge, Jr. (3-year Term)

The Board of Directors recommends you vote FOR proposal 2.	For	Against	Abstain

2. Approve a non-binding advisory resolution approving the compensation of the named executive officers.	☐	☐	☐
The Board of Directors recommends you vote FOR proposal 3.
3. Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2025.	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.		Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com

UNIVERSAL CORPORATION Annual Meeting of Shareholders August 6, 2024 11:00 AM Eastern Time This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Johan C. Kroner and Catherine H. Claiborne, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of UNIVERSAL CORPORATION that the shareholder(s) is/are entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders to be held at 11:00 AM, ET on August 6, 2024, at Universal Corporation, 9201 Forest Hill Avenue, Stony Point II Building, Richmond, Virginia 23235, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all director nominees in Proposal 1 and FOR Proposals 2 and 3, and in the best judgment of the named proxies after consultation with the Board of Directors or, if no recommendation is given, in their own discretion for other matters that may properly be presented for action at the Annual Meeting of Shareholders.

Continued and to be signed on reverse side